~~_________________________________________________________________________________________________________________________________________________________~~
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
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Realogy Holdings Corp.
(Name of Registrant as Specified In Its Charter)
___________________________
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~~_________________________________________________________________________________________________________________________________________________________~~

NOTICE OF 2020 ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 6, 2020
Who may attend the meeting
Only stockholders, persons holding proxies from stockholders, invited representatives of the financial community and other guests of Realogy* may attend the Annual Meeting. See Frequently Asked Questions—How do I attend the Annual Meeting on page 8.
We intend to hold the Annual Meeting in person. However, we are sensitive to concerns related to public health and travel that our stockholders may have and are monitoring the protocols that federal, state, and local governments may recommend or require in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). In the event we determine it is necessary or appropriate to take additional steps regarding how we conduct the Annual Meeting, we will announce this decision in advance, and details will be posted on our website and filed with the SEC.
Your vote is important.
Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting.
You can vote by Internet, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or in person at the Annual Meeting.

Time:	9:00 a.m., Eastern Daylight Time
Place:	Realogy Holdings Corp.
175 Park Avenue
Madison, New Jersey 07940

Record Date
Owners of Realogy Holdings Corp. common stock as of March 10, 2020 are entitled to notice of, and to vote at, the 2020 Annual Meeting of Stockholders (and any adjournments or postponements of the meeting) (the "Annual Meeting").

Purposes of the meeting
1.	to elect ten Directors for a term expiring at the 2021 Annual Meeting of Stockholders
2.	to vote on an advisory resolution to approve executive compensation
3.	to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2020
4.	to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting
The matters specified for voting above are more fully described in the attached proxy statement.		By order of the Board of Directors,
Important Notice Regarding Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders: Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended December 31, 2019 are available at on the Investors section of our website at www.realogy.com
Marilyn J. Wasser Corporate Secretary March 17, 2020

* References in this proxy statement to "we," "us," "our," "the Company," "Realogy" and "Realogy Holdings" refer to Realogy Holdings Corp. and our consolidated subsidiaries, including but not limited to Realogy Group LLC. References in this proxy statement to "Realogy Group" mean Realogy Group LLC.

Website addresses given in this proxy statement are provided as inactive textual references. The contents of these websites are not incorporated by reference herein or otherwise a part of this proxy statement.

i

FORWARD LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “intends”, "believes", "expects", "forecasted", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The Company wishes to caution each participant to consider carefully the specific factors discussed with each forward-looking statement in this proxy statement and other factors contained in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019, under the captions “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as such factors in some cases have affected, and in the future (together with other factors) could affect, the ability of the Company to implement its business strategy and may cause actual results to differ materially from those contemplated by the statements expressed herein. The Company assumes no obligation to update the information or the forward-looking statements contained herein, whether as a result of new information or otherwise.

NON-GAAP FINANCIAL MEASURES
This proxy statement includes certain supplemental measures of the Company’s performance that are not Generally Accepted Accounting Principles (“GAAP”) measures, including Operating EBITDA, Free Cash Flow, Operating EBITDA including discontinued operations, Free Cash Flow including discontinued operations and Adjusted Net Income as well as Plan Operating EBITDA and Cumulative Free Cash Flow. Definitions of these non-GAAP terms and reconciliations to their most comparable GAAP terms are included as Annex A and Annex B to this proxy statement.

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PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting.

2019 INVESTOR OUTREACH PROGRAM
In 2018, our Board began a proactive investor outreach program and, based on investor feedback, we made changes to both our corporate governance and 2019 executive compensation program.
At our 2019 Annual Meeting of Stockholders, our say-on-pay proposal received support from 96% of the votes cast, which we believe indicates support of the changes made to the 2019 executive compensation program as well as overall support for our continuing pay-for-performance alignment.
We believe that regular communication with our stockholders is critical to our Board's ability to ensure thoughtful and informed consideration of evolving corporate governance and executive compensation best practices. In 2019, our Board reinforced its commitment to seeking out and integrating our stockholders’ perspectives into our deliberations by commencing the 2019 Investor Outreach Program.
In the spring and winter of 2019, the Board reached out to stockholders representing about 90% of our outstanding shares and held in person meetings or calls with holders of approximately 50% of our outstanding shares (based on estimated holdings at the time of the outreach). In several instances we met with a stockholder at both the spring and winter sessions.
Michael Williams, Independent Chairman of the Board, met with all stockholders who accepted our invitation and Duncan Niederauer, Chair of the Compensation Committee, joined him on multiple occasions.
Key topics discussed during these sessions include strategy, capital allocation, leadership, executive compensation and corporate governance. Feedback from our stockholders was reviewed and discussed with the full Board.
Based on these discussions in 2019, we learned that our stockholders:

▪	Support our CEO and approve of his articulation of Company strategy, including our focus on strengthening the Company's core brokerage business and reducing overall leverage

▪	Believe our executive compensation program is working as designed, with realized/realizable pay tracking Company performance

▪	Appreciate the changes we made to our 2019 executive compensation program based on feedback received during the Board's 2018 Investor Outreach Program

▪	View favorably recent improvements to our corporate governance program, including:

▪
the strengthening of stockholder rights through our voluntary adoption of proxy access and the elimination of supermajority stockholder approval requirements for stockholder changes to our Certificate of Incorporation and Bylaws

▪
the creation of our Technology & Data Committee to assist our Board in its oversight of our technology strategy and the 2019 appointment of Bryson Koehler, an experienced technology executive, to the Board

The vast majority of our investors expressed interest in continuing dialogue with the Board on Board-related topics, including corporate governance, capital allocation, executive compensation, risk oversight and strategic direction.
You can learn more about changes made to our executive compensation program on page 37 (under the heading "Compensation Discussion and Analysis—Investor Outreach and our Say on Pay Vote").

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PROPOSALS TO BE PRESENTED AT THE 2020 ANNUAL MEETING

Proposal 1	The Board recommends a vote FOR all director nominees
Election of Ten Director Nominees
Our Nominating and Corporate Governance Committee and our Board have determined that each director nominee possesses the skills and experience to oversee Realogy's business strategy and that the mix of backgrounds and qualifications represented by our Directors strengthen our Board's effectiveness.

Go to page 23 for additional information on Proposal 1

Proposal 2	The Board recommends a vote FOR this proposal
Advisory Vote on Executive Compensation Program
Our executive compensation program is designed by our independent Compensation Committee to align executive compensation with the interests of our stockholders by linking a majority of the target direct compensation opportunity of our senior leadership team to short- and long-term strategic and business goals as measured by our performance against absolute and relative metrics and each executive's contribution to our strategic initiatives.

Go to our Compensation Discussion and Analysis on page 33 and Proposal 2 on page 75 for additional information on our executive compensation program

Proposal 3	The Board recommends a vote FOR this proposal
Ratification of the Appointment of the Independent Registered Public Accounting Firm
As a matter of good corporate governance, the Board is asking stockholders to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020.

Go to page 77 for additional information on Proposal 3
BOARD COMPOSITION & GOVERNANCE HIGHLIGHTS
Strong corporate governance is an integral part of our core values and practices.
To promote the long-term interests of shareholders, we consistently seek ways we can strengthen our Board and our corporate governance practices, including:

Independent Chairman of the Board

AVERAGE TENURE ~4.8 YEARS

RANGING FROM 10+ YEARS TO ~1 YEAR

MEMBERS
3
4
3
1 TO 2
3 TO 5
6+
YEARS

90% Independent Directors

Annual Election of Directors

Majority Voting for Directors

Board Investor Outreach Program

Strong Stock Ownership Guidelines

Annual Say-on-Pay Vote

Proxy Access Bylaws

Annual Two-Day Meeting Focused Exclusively on Strategy

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Our Board is comprised of highly-qualified individuals who are committed to our Company.

Name and Age	Director Since	Current or Key Business Experience*	Independent	Committee Membership*
				AC	CC	NGC	TDC
Fiona P. Dias, 54	2013	Principal Digital Partner, Ryan Retail Consulting (since 2015)	●		●		●
Matthew J. Espe, 61	2016	Former President and CEO, Armstrong World Industries, Inc. (2010-2015)	●		●	●
V. Ann Hailey, 69	2008	Former CFO, L Brands, Inc. (formerly, Limited Brands, Inc.) (1997-2006)	●	C		●
Bryson R. Koehler, 44	2019	Chief Technology Officer, Equifax Inc. (since 2018)	●				●
Duncan L. Niederauer, 60	2016	Former CEO, NYSE Euronext (2007-2013)	●		C		●
Ryan M. Schneider, 50	2017	President and CEO, Realogy Holdings Corp. (since 2018)
Enrique Silva, 54	2018	Former CEO and President, Checkers Drive-In Restaurants, Inc. (2007-February 2020)	●	●
Sherry M. Smith, 58	2014	Former CFO, SuperValu, Inc. (2010-2013)	●	●		●
Christopher S. Terrill, 52	2016	Former CEO of ANGI Homeservices (2017-2018)	●				C
Michael J. Williams, 62 (Independent Chairman)	2012	Former President and CEO, Fannie Mae (2009-2012)	●	●	●	C

*	See full biographies for each director nominee beginning on page 27.
**	C = Chair	AC = Audit Committee	CC = Compensation Committee	NGC = Nominating and Corporate Governance Committee	TDC = Technology and Data Committee

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EXECUTIVE COMPENSATION HIGHLIGHTS
Emphasis on At-Risk & Performance-Based Compensation

90% of 2019 CEO Target Direct Compensation* is "At-Risk" and 60% is tied to Performance Metrics
At-Risk	Compensation Element	Why We Pay It	CEO Target Direct Compensation (%)	Performance-Based
	Equity (Long-Term Incentive)		Total: 75%
●	Performance-Based PSUs	Long-term value creation	45%	●
●	Time-Based Options & RSUs	Align with stockholder interests	30%
	Cash (Short-Term Incentive)		Total: 25%
●	Annual Cash Incentive	Drive short-term performance	15%	●
	Base Salary	Attract and retain talent	10%
________
* Target direct compensation includes base salary, annual cash incentive at target and the value assigned by the Compensation Committee to long-term incentive (equity) awards including, performance share units (PSUs) at target, options, and restricted stock units (RSUs).

Performance Metrics Align with Business Strategy

Annual Cash Incentive Metric	Three-Year Performance Share Unit (PSU) Metrics
Plan Operating EBITDA	Relative Total Stockholder Return	Cumulative Free Cash Flow
The success of Realogy’s business strategy is directly linked to our Operating EBITDA growth, which measures bottom-line growth and serves as our key metric for evaluating overall performance of our operating business

Focuses on Realogy stockholder returns relative to an index selected by the Compensation Committee—with outperformance against the index resulting in payouts above target and underperformance resulting in no payout, or payouts below target
Free cash flow is leveraged to advance key Realogy strategic imperatives

Pay Aligned with Performance -- Performance Metrics Working as Designed

Achievement against Performance Goals for Compensation Periods ended December 31, 2019
Plan Operating EBITDA (Annual Cash Incentive - 2019)	Cumulative Free Cash Flow (PSUs - 2017 to 2019 Cycle)	Relative Total Stockholder Return (PSUs - 2017 to 2019 Cycle)
Achievement: $589 Million	Achievement: Below threshold	Achievement: Below threshold
Target Goal: $627 Million	Target Goal: $1.631 Billion	Target Goal: Equal to Index
Funding Achievement: 70%	Payout Achievement: 0%	Payout Achievement: 0%
See page 41 for full summary	See page 49 for full summary	See page 48 for full summary

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When Stockholders Experience Gains or Losses, Compensation Follows the Same Trajectory

CEO Tracking to Realize 33% of Target Direct Compensation (2018-2019)*

20
15
10
5
0
In Millions
67% Decrease
in Realizable Value
CEO Target Direct Compensation (2018-2019)
Realizable Value at 12.31.2019

Since taking over as CEO in 2018, Ryan Schneider has realized significant declines in the value compared to his target direct compensation, which is set at $10 million per year.
PSUs have lost 87% of value
All options are underwater
Below target payouts under annual cash incentive program
RSU value has declined commensurate with market
Measured at the end of 2019, the "realizable value" of our CEO's target direct compensation declined 67% (as compared to a 64% decline in our stock price over the same period).
* Realizable value is equal to earned base salary & annual cash incentive plus realizable equity value (which is our 2019 closing stock price multiplied by the sum of (i) RSU awards; (ii) forecasted PSU payouts, based on estimated performance, and (iii) accrued dividend equivalent units, plus (iv) any in-the-money value attributable to options at the end of 2019).

NO payouts received by participating NEOs under 2017-2019 PSU Awards NO or Below Target payouts forecasted for PSU cycles ending in 2020 & 2021

The table below summarizes historical and forecasted payouts under PSU awards as of December 31, 2019 - including no payouts under Relative Total Stockholder Return awards and no or below target payout under Cumulative Free Cash Flow awards.

PSU Award Cycle and Metric	Years in Performance Share Unit Performance Period
	2015	2016	2017	2018	2019	2020	2021
2015-2017 PSU Award	Completed in 2017
RTSR	No Payout
CFCF	Below Target Payout (97%)
2016-2018 PSU Award		Completed in 2018
RTSR		No Payout
CFCF		Below Target Payout (55%)
2017-2019 PSU Award			Completed in 2019
RTSR			No Payout
CFCF			No Payout
2018-2020 PSU Award*				67% Completed
RTSR				Tracking Below Threshold
CFCF				Tracking Below Threshold
2019-2021 PSU Award*					33% Completed
RTSR					Tracking Below Threshold
CFCF					Tracking Below Target
* Actual results to be determined based upon results under the applicable metric at the conclusion of the applicable 3-year cycle.

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FREQUENTLY ASKED QUESTIONS
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We provide access to our proxy materials over the Internet. On or about March 17, 2020, we will begin mailing to our stockholders a "Notice of Internet Availability of Proxy Materials" (the "Notice") telling them how to access and review the information contained in the proxy materials and how to vote their proxies over the Internet. You will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice. In addition, by following the instructions included in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Your election to receive proxy materials in printed form by mail or by e-mail will remain in effect until you terminate it.
How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to view our proxy materials on the Internet. You can view the proxy materials for the Annual Meeting on the Internet at www.edocumentview.com/rlgy. Our proxy materials are also available on the Investors section of our website at www.realogy.com.
When and where will the Annual Meeting be held?
The Annual Meeting will be held on May 6, 2020 at 9:00 a.m., Eastern Daylight Time, at the Company's headquarters, 175 Park Avenue, Madison, New Jersey 07940.
What am I being asked to vote on at the Annual Meeting?
You are being asked to vote on the following:

▪	the election of ten Directors for a one-year term;

▪	the advisory approval of our executive compensation program;

▪	the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2020; and

▪	to transact any other business that may be properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.
Who may vote and how many votes does a stockholder have?
All holders of record of our common stock as of the close of business on March 10, 2020 (the record date) are entitled to vote at the Annual Meeting. Each stockholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date, 115,251,598 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.
How many votes must be present to hold the Annual Meeting?
The holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting (also known as a quorum) must be present, in person or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that a quorum has been achieved.
A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

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How do I vote?
Even if you plan to attend the Annual Meeting, you are encouraged to vote by proxy.
If you are a stockholder of record, also known as a registered stockholder, you may vote by proxy in one of the following ways:

▪	by telephone by calling the toll-free number 800-652-VOTE (8683) (have your Notice or proxy card in hand when you call);

▪	by Internet at www.investorvote.com/rlgy (have your Notice or proxy card in hand when you access the website);

▪	if you have requested and received a printed copy of the annual meeting materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or

▪	in person at the Annual Meeting (please see below under "How do I attend the Annual Meeting?").
If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote in person at the Annual Meeting, provided that you contact your broker or other nominee who holds your shares in advance of the meeting in order to obtain a broker's proxy and bring it with you to the Annual Meeting. A broker's proxy is not the form of proxy enclosed with this proxy statement.
When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card, vote by Internet or by telephone, but do not specify how you want your shares to be voted, they will be voted as the Board recommends.
Our proxy tabulator, Computershare Trust Company, N.A., must receive any proxy that will not be delivered in person at the Annual Meeting by 11:59 p.m., Eastern Daylight Time on Tuesday, May 5, 2020.
How does the Board recommend that I vote?
The Board recommends the following votes:

▪	FOR the election of each of the Director nominees;

▪	FOR the advisory vote to approve our executive compensation program; and

▪	FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2020.
How many votes are required to approve each proposal?
Election of Directors (Proposal 1): The election of Directors at the Annual Meeting requires the affirmative vote of a majority of the votes cast with respect to a Director nominee to elect that nominee. This means that the number of votes cast "for" each Director nominee must exceed the number of votes cast "against" that nominee. Any abstentions or broker non-votes are not counted as votes cast "for" or "against" that nominee's election and will have no effect on the election of Directors. (A plurality voting standard would apply in the event of a contested Director election.)
For information on our Board's Director Resignation Policy, see Proposal 1: Election of Directors - Stockholder Voting for Election of Directors on page 26.
Advisory Vote on Executive Compensation (Proposal 2): As this agenda item is a non-binding, advisory vote, there is no "required vote" that would constitute approval. We value the opinions expressed by our stockholders in these advisory votes, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of these votes when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Ratification of Independent Auditor (Proposal 3): This proposal requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal for approval. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting.
If your shares are registered in the name of a bank, broker or other nominee and you do not give your broker or other nominee specific voting instructions for your shares, under rules of The New York Stock Exchange, or the NYSE, your record holder has

7

discretion to vote your shares on proposals relating to what are deemed to be routine matters, which include the ratification of our independent auditor, and does not have discretion to vote on proposals relating to what are deemed to be non-routine matters, which include the other matters to be presented for vote at the Annual Meeting. Your broker will not be permitted to vote on your behalf on these non-routine matters unless you provide specific instructions by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.
How do I attend the Annual Meeting?
If you have requested and received a printed copy of the proxy materials, you should bring the enclosed Admission Ticket to gain admission to the Annual Meeting. If you received a Notice or voting instructions and will not be requesting a printed copy of the proxy materials, please bring the Notice or voting instructions with you as your Admission Ticket. You must bring with you photo identification such as a valid driver's license or passport for purposes of personal identification.
If your shares are held in the name of a broker, trust, bank or other nominee, you will also need to bring a proxy, letter or recent account statement from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares as of the record date for the Annual Meeting.
We intend to hold the Annual Meeting in person. However, we are sensitive to concerns related to public health and travel that our stockholders may have and are monitoring the protocols that federal, state, and local governments may recommend or require in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). In the event we determine it is necessary or appropriate to take additional steps regarding how we conduct the Annual Meeting, we will announce this decision in advance, and details will be posted on our website and filed with the SEC.

Can I change or revoke my vote?
You may change or revoke your proxy at any time prior to the voting at the Annual Meeting by submitting a later dated proxy, by entering new instructions by Internet or telephone, by giving timely written notice of such change or revocation to the Corporate Secretary or by attending the Annual Meeting and voting in person and requesting that your prior proxy not be used.
How are proxies solicited?
Morrow Sodali LLC has been retained to advise and assist in soliciting proxies at a cost of $8,000 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, phone or electronic means. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our stock.
What is "householding"?
We have adopted a procedure approved by the Securities and Exchange Commission, or SEC, called householding. Under this procedure, stockholders of record who have the same address and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice (or, if applicable, the proxy statement and annual report) for each holder having that address. This procedure will reduce our printing costs and postage fees.
If, in the future, you do not wish to participate in householding and prefer to receive your Notice (or, if applicable, the proxy statement and annual report) in a separate envelope, please contact Computershare, 462 S. 4th Street, Suite 1600, Louisville, KY, 40202.
Beneficial stockholders may request information about householding from their banks, brokers or other holders of record.

8

GOVERNANCE OF THE COMPANY

Board Investor Outreach Programs
Our Board considers the feedback received from our stockholders via its investor outreach program to be a critical component of its executive compensation, corporate governance and strategic oversight functions.
Our Board prioritized investor outreach in 2018 so that the Board could hear directly from our investors. We reached out to holders of more than 95% of our outstanding shares, meeting with approximately 74%.
Based on the feedback our Board received from investors, the Compensation Committee implemented changes to the 2019 and 2020 executive compensation program and the Board made meaningful changes to its corporate governance structure, including the adoption of proxy access and the elimination of supermajority stockholder approval requirements for stockholder changes to our Certificate of Incorporation and Bylaws.
Given the success of the program, the Board held meetings again in 2019, during both the spring and winter seasons.
In 2019, the Board reached out to stockholders representing about 90% of our outstanding shares and held in person meetings or calls with holders of approximately 50% of our outstanding shares (based on estimated holdings at the time of the outreach). In several instances we met with a stockholder at both the spring and winter sessions.
Mr. Williams, Independent Chairman of the Board, met personally with all of the stockholders who accepted our 2019 invitation and he was accompanied by Duncan Niederauer, Chair of our Compensation Committee, at several of these meetings.
Key topics discussed during these sessions include strategy, capital allocation, leadership, executive compensation and corporate governance. Feedback from our stockholders was reviewed and discussed with the full Board.
For additional information on our 2019 Investor Outreach Program, go to page 1 (Proxy Summary - 2019 Investor Outreach Program).
For a discussion of the changes the Compensation Committee incorporated into our executive compensation program as a result of what we heard from our investors, go to page 37 (Compensation Discussion and Analysis - Investor Outreach and our Say on Pay Vote).

Our Independent Board Chairman met with holders of ~50% of our stock in 2019.

Availability of Corporate Governance Documents
Please visit our website at www.realogy.com under the Governance page for the Board's Corporate Governance Guidelines, Director Independence Criteria, the Code of Ethics for Employees, the Code of Business Conduct and Ethics for Directors, the Board-approved charters for the Audit, Compensation and Nominating and Corporate Governance Committees and related information. These guidelines and charters may be obtained by writing to our Corporate Secretary at Realogy Holdings Corp., 175 Park Avenue, Madison, New Jersey 07940.

Communications with the Board and Directors
Stockholders and other parties interested in communicating directly with the Board, an individual Independent Director or the Independent Directors as a group may do so by writing our Corporate Secretary at Realogy Holdings Corp., 175 Park Avenue, Madison, New Jersey 07940. The Corporate Secretary will forward the correspondence only to the intended recipients. However, prior to forwarding any correspondence, the Corporate Secretary will review it and, in her discretion, not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.

9

Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that, along with the charters of the Board Committees, Director Independence Criteria, Code of Ethics for Employees and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. The governance rules for companies listed on the NYSE and those contained in SEC rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically. The Corporate Governance Guidelines are available on the Governance page of our website at www.realogy.com.

Code of Business Conduct and Ethics
Our Board has adopted a code of ethics (the "Code of Conduct") which applies to all officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct is available on the Governance page of Realogy's website at www.realogy.com. The purpose of the Code of Conduct is:

▪	to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

▪	to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company;

▪	to protect Company information and assets; and

▪	to promote compliance with all applicable laws, rules and regulations that apply to the Company and its officers.
The Board has adopted a Code of Business Conduct and Ethics for Directors with ethics guidelines specifically applicable to Directors. The Code of Business Conduct and Ethics for Directors is available on the Governance page of Realogy's website at www.realogy.com.

Ethisphere® Institute, the leading international business ethics think-tank, has recognized us as one of the World's Most Ethical Companies in each of the past nine years.

Copies of the Code of Conduct and the Code of Business Conduct and Ethics for Directors may also be obtained free of charge by writing to our Corporate

Secretary. We will disclose on our website any amendment to or waiver from a provision of our Code of Conduct that applies to our CEO, CFO or Chief Accounting Officer.

Strategic Planning
Our Board spends a substantial amount of time working with management to refine Realogy's mid- and long-term strategy as well as significant attention on our near-term objectives, such as efforts focused on market position, growth, debt reduction and improving operating effectiveness.
The Board receives updates on our strategy at each regular Board meeting and holds an annual two-day meeting focused exclusively on strategy. These strategic meetings focus on core aspects of our business as well as our competitive position in light of emerging and existing competitive trends.
In 2019, the Company continued to build on its strategic initiatives for organic growth and improved operational efficiencies. With Board oversight, in 2019, the Company:

▪
launched multiple new products and services, including consumer-facing products such as RealSure, our capital-light consumer-enhanced iBuying program, as well as tools designed to increase the productivity of our independent sales agents, such as Listing Concierge, our full service solution for the design, creation and distribution of automated customized property listings;

▪	increased the number of independent sales agents affiliated with Realogy Brokerage Group by approximately 4%;

▪
introduced or announced new lead generation programs for our independent sales agents, including a new real estate benefits program for AARP members and the Realogy Military Rewards Program, our first company-branded program for U.S. military personnel, veterans and their families;

▪	recruited Charlotte Simonelli, our Chief Financial Officer since March 2019, who has spearheaded efforts to drive greater operating efficiencies and lower costs;

▪	discontinued our stock repurchase and dividend programs in order to prioritize deleveraging our balance sheet and reinvestment in our business; and

▪	entered into an agreement to sell our non-core relocation business to simplify and streamline Realogy's business, with the majority of the

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proceeds expected to be used to reduce the Company's debt leverage.

Oversight of Risk Management
The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board focuses on the key risks facing us and our risk management strategy and seeks to ensure that risks—inherent and undertaken by us—are consistent with a level of risk that is appropriate for our Company and the achievement of our business objectives and strategies.
Realogy's enterprise risk management (“ERM”) program recognizes the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission, as well as the 2017 update issued by the same, but our Company has fashioned a process that integrates our specific goals and objectives.
A Risk Management Committee, chaired by our General Counsel and comprised of key members of management, meets regularly and plays a core role in the identification, monitoring, mitigation and management of the risks the Company faces. Our head of Internal Audit reports directly to the Audit Committee and participates in our ERM program, which is facilitated by our Vice President, ERM.
On a regular basis, management presents to the Board, or the applicable Board committees, a comprehensive review of the Company’s ERM processes, including risk assessment and risk management as well as updates on key risks that have been identified and assessed during the year and the strategies management has developed for managing them.
During 2019, these topics included the Company's potential exposure to risks related to:

▪	competition,

▪	earnings growth,

▪	capital structure,

▪	cybersecurity and data privacy,

▪	third-party relationships, and

▪	other macroeconomic factors and operational matters.
Throughout the year, at other meetings of the Board and, as applicable, Board committees, senior management presents updates on specific Company risks and trends, including emerging and existing competitive trends. In the course of reviewing the Company’s strategic initiatives throughout the year, and in one in-depth two-day meeting devoted solely to strategy, the Board considers whether the strategies are appropriately aligned to mitigate the risks identified in the ERM process as well as to act upon opportunities intended to keep the Company well-positioned for the future.
The Board and the applicable Board committees regularly review information regarding, and risks associated with, our finances, credit, liquidity, operations, legal and regulatory obligations, talent development, information technology (including cybersecurity and privacy risks) and business strategy, including measures management has taken and will take to mitigate risks.
The Audit Committee is charged with reviewing our processes with respect to risk assessment and risk management, including overseeing management of financial accounting and reporting and compliance risks, and steps undertaken by management to mitigate these risks to an acceptable level. The Audit Committee also shares oversight responsibility with the full Board for our information security and technology risks, including cybersecurity.
The Compensation Committee is responsible for overseeing the management of risks relating to talent and executive compensation.
The Nominating and Corporate Governance Committee oversees the management of risks associated with the independence of the Board, the reputation of the Company and potential conflicts of interest. In addition, the Nominating and Corporate Governance Committee revised its charter in early 2020 to monitor the Company's corporate social responsibility efforts, including with respect to environmental, sustainability, and related social and governance matters.
While each committee is responsible for evaluating certain risks and overseeing the management of risks, the entire Board is regularly informed about our risks through committee reports and management presentations.
As part of its oversight of the Company's executive compensation program, the Compensation Committee annually considers the impact of the Company's executive compensation program, and the incentives created by the compensation awards that it administers, on the Company's risk profile as well as risks related to succession planning and talent management.
In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to

11

determine whether they present a material risk to the Company.
To assist the Compensation Committee in its assessments of the Company's compensation risk profile, Internal Audit assessed the reasonableness of the criteria and assumptions that are used by the Company to identify the risks associated with the Company's material incentive-based compensation programs. Our Chief Human Resources Officer evaluated the results. Multiple factors were considered as part of Internal Audit's assessment, including incentive compensation criteria and payment limits, compensation mix, number of participants and risk mitigation factors. The results of the validation procedures were presented by Internal Audit to both management and the Compensation Committee. The Compensation Committee considered the results in making its determinations regarding the Company's executive compensation program and its compensation policies and procedures.
Based on these reviews and procedures, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.
While the Board and the committees oversee our risk management, our CEO and other members of senior management (including the Risk Management Committee) are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant committee regarding risk management. We believe this division of responsibility is the most effective approach for addressing our risk management.

Succession Planning
The Board is responsible for the development, implementation and periodic review of a succession plan for our Chief Executive Officer and each member of the senior leadership team, which we call the Executive Committee. The Executive Committee includes the Chief Financial Officer, the Chief Executive Officer of each of the four business units, the Chief Technology Officer, the Chief Human Resources Officer and the General Counsel. The Board works with the Compensation Committee (and, as appropriate, the Nominating and Corporate Governance Committee) with respect to the Company's programs and plans in the areas of talent development and succession planning. The November 2019 meeting of the Board was focused on these areas.

The Board has an emergency succession plan in the event of an unexpected disability or inability of our Chief Executive Officer to perform his duties.

Director Independence Criteria
NYSE listing standards and our Corporate Governance Guidelines require the Board to affirmatively determine annually whether each Director satisfies the criteria for independence and has no material relationship with Realogy Holdings other than as a Director. The Board adopted the Director Independence Criteria set out below for its evaluation of the materiality of Director relationships with us. The Director Independence Criteria are available on the Governance page of our website at www.realogy.com.
A Director who satisfies all of the following criteria shall be presumed to be independent under our Director Independence Criteria:

▪	No relationships that would disqualify independence under NYSE listing standards;

▪	No personal services contract in the last three years with Realogy Holdings or any of its executive officers; and

▪
No control position with a non-profit organization that has received more than the greater of (i) 2% of the consolidated gross revenues of such organization during any single fiscal year or (ii) $1,000,000, either directly or indirectly from Realogy Holdings within the last three years.

Determination of Director Independence
During the Board's annual review of the independence of the Directors, the Board considered whether there are any relationships between each Director (or any member of his or her immediate family) and us and our subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between Directors (or any member of their immediate family or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and us. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.
As a result of this review, the Board affirmatively determined that, under NYSE listing standards and our Director Independence Criteria:

▪	All of the members of our Board are Independent Directors, other than our CEO; and

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▪	All members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Technology and Data Committee are Independent Directors.
The Board also determined that none of the Independent Directors had or has any material relationship with us other than as a Director.
In making these determinations, the Board took into consideration the transaction described under the heading Related Person Transactions on page 32, including that several of our Independent Directors and/or their immediate family members, either before they joined the Board or during their tenure as Directors, utilized the brokerage services of our company-owned brokerages and/or our franchisees in the purchase or sale of residential real estate and/or the Company's title and settlement services in the ordinary course and on similar terms to those offered to unrelated third parties in similar transactions.

Board Leadership Structure
Michael J. Williams became our Independent Chairman on December 31, 2017. Mr. Williams previously served as the Board's Lead Independent Director (from late 2013) and has been a Director since 2012.
The Board has no fixed policy on the separation of the CEO and Chairman roles and our Bylaws allow for these roles to be either combined or separated. This flexibility allows our Board to choose a different Board leadership structure if and when it believes it is in the best interests of the Company based on current circumstances. In making this determination, the Board considers a number of factors, including the position and direction of the Company, the specific needs of our business, and the constitution of the Board and management team.
The Board currently believes that the separation of the CEO and Chairman roles is the most appropriate leadership structure for the Company at this time, as it allows Mr. Schneider to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing Mr. Williams to focus on leading the Board, providing its advice and counsel to Mr. Schneider, and facilitating the Board’s independent oversight of management.
The Board will continue to regularly review its leadership structure and exercise its discretion in recommending an appropriate and effective framework on a case-by-case basis, taking into consideration the needs of the Board and the Company at such time.
In his capacity as Independent Chairman of the Board, Mr. Williams:

▪	presides at all meetings of the Board and stockholders;

▪	acts as an adviser to Mr. Schneider on strategic aspects of the CEO role with regular consultations on major developments and decisions germane to the Board's oversight responsibilities;

▪	serves as a liaison between the CEO and the other members of the Board, including providing feedback to the CEO from the other members of the Board after each meeting of the Board;

▪	coordinates with Directors between meetings and encourages and facilitates active participation of all Directors;

▪	sets Board meeting schedules and agendas in consultation with the CEO and corporate secretary;

▪	reviews Board materials, including drafts of key presentations and consultations with members of senior management;

▪	has the authority to call meetings of the Independent Directors or of the entire Board; and

▪	monitors and coordinates with management on corporate governance issues and developments.

Committees of the Board
The following describes our standing Board Committees and related matters. The Charter for each committee is available on the Governance page on our website at www.realogy.com.
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management regarding:

▪	systems of internal control over financial reporting and disclosure controls and procedures;

▪	the integrity of the financial statements;

▪	the qualifications, engagement, compensation, independence and performance of the independent auditors and the internal audit function;

▪	compliance with legal and regulatory requirements and the Company's ethics program;

▪	review of material related party transactions; and

13

▪	compliance with, adequacy of, and any requests for written waivers sought with respect to any executive officer or Director under, the code of ethics.
The Audit Committee is charged with reviewing our policies with respect to risk assessment and risk management, including overseeing management of financial accounting and reporting and compliance risks, and steps undertaken by management to control these risks. The Audit Committee also shares oversight responsibility with the full Board for our information security and technology risks, including cybersecurity, as well as legal risks.
The Board has direct oversight of operational and strategic risks while the Compensation Committee addresses compensation, talent management and succession planning related risks. For a more detailed discussion of the oversight of risk management, see "—Oversight of Risk Management."
All members of the Audit Committee are Independent Directors under the Board's Director Independence Criteria and applicable SEC and NYSE listing standards. The Board in its business judgment has determined that all members of the Audit Committee are financially literate, knowledgeable and qualified to review financial statements in accordance with applicable listing standards. The Board has also determined that V. Ann Hailey, Michael J. Williams and Sherry M. Smith are audit committee financial experts within the meaning of applicable SEC rules.
Compensation Committee
The purpose of the Compensation Committee is to:

▪	oversee management compensation policies and practices, including, without limitation, reviewing and approving, or recommending to the Board:

▪	the compensation of our CEO and other executive officers;

▪	management incentive policies and programs;

▪	equity compensation programs; and

▪	stock ownership and clawback policies;

▪	review and make recommendations to the Nominating and Corporate Governance Committee with respect to the compensation of and reimbursement and stock ownership policies for Directors;

▪	provide oversight concerning selection of officers and severance plans and policies;

▪	review and discuss with management the Company's compensation discussion and analysis that is included in this proxy statement; and

▪
no less frequently than annually review the talent development and succession plans for the Company's executive officers (other than the CEO) and key individuals within the Company's senior leadership group (officers who report to the CEO's direct reports) and make recommendations to the Board as appropriate regarding possible successors for these positions.

For additional information regarding the Compensation Committee's processes and procedures, see below under Executive Compensation—Compensation Discussion and Analysis—Role of Committee, Advisors and Executives in Setting Executive Compensation.
All of the members of the Compensation Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards. Each member of the Compensation Committee is a “non-employee” Director as defined in the Securities Exchange Act of 1934, as amended.
Nominating and Corporate Governance Committee
The principal duties and responsibilities of our Nominating and Corporate Governance Committee include the following:

▪	implementation and review of criteria for membership on our Board and its committees;

▪	identification and recommendation of proposed nominees for election to our Board and membership on its committees;

▪	monitor corporate social responsibility matters;

▪	oversee governance matters, including the development and recommendation to the Board of a set of corporate governance principles applicable to the Company;

▪	review, and recommendation to our Board, of compensation, reimbursement and stock ownership policies for Directors; and

▪	overseeing the evaluation of the Board.
All of the members of the Nominating and Corporate Governance Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards.
Technology and Data Committee
The principal duties and responsibilities of our Technology and Data Committee are to assist the Board in fulfilling its oversight responsibilities with

14

respect to the role of technology and data in executing the business strategy of the Company including, but not limited to:

▪	technology and data strategy and performance;

▪	major investments in technology and data projects (including, technology infrastructure and the development of products and services); and

▪	technology trends.

All of the members of the Technology and Data Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards.

Committee Membership
The following chart provides the membership of our standing committees in 2019:

Director(1)	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Technology and Data Committee
Fiona P. Dias	—	M	—	M
Matthew J. Espe	—	M	M	—
V. Ann Hailey	C	—	M	—
Bryson R. Koehler	—	—	—	M
Duncan L. Niederauer	—	C	—	M
Enrique Silva	M	—	—	—
Sherry M. Smith	M	—	M	—
Chris Terrill	—	—	—	C
Michael J. Williams	M	M	C	—
Meetings held during 2019	11	5	5	4
_______________
M = Member    C = Chair
(1) Each member of each Committee is an Independent Director.
During 2019, the Board held 12 meetings. Each Director nominated for election attended at least 75% of the aggregate total number of meetings of the Board and the committees of the Board on which the Director served.
Directors fulfill their responsibilities not only by attending Board and committee meetings and review of meeting materials, but also through communication with the Independent Chairman and the CEO and other members of management relative to matters of mutual interest and concern to Realogy Holdings.
In addition, individual Directors arrange periodic visits to the Company's offices where they meet with members of management to gain a deeper understanding of Company operations. Directors have also attended conferences and other strategic events.

Executive Sessions of Independent Directors
The Independent Directors meet regularly without any members of management present. During 2019, Michael Williams, the Independent Chairman of the Board chaired these sessions.
Committees of the Board also regularly hold executive sessions without management present. These sessions are led by the Committee Chairs.

Director Attendance at Annual Meeting of Stockholders
As provided in the Board's Corporate Governance Guidelines, Directors are expected to attend our annual meeting of stockholders absent exceptional cause. All of our Directors attended the 2019 Annual Meeting of Stockholders, with Messrs. Koehler and Silva attending via phone.

15

Compensation of Independent Directors
Independent Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders.
The Board has established guidelines with respect to the compensation of our Directors. These guidelines designate a portion of the compensation of our Directors to be paid in restricted stock unit awards.
The Compensation Committee undertakes an annual review of the competitiveness of the compensation paid to the Company's Directors and receives advice from its independent compensation consultant on market comparables. See Compensation Discussion & Analysis—Role of Committee, Advisors and Executives in Setting Executive Compensation on page 56. The Compensation Committee recommends changes, if any, to the Nominating and Corporate Governance Committee, which in turn makes recommendations to the Board.

In May 2019, the Compensation Committee's independent compensation consultant presented its review of the competitiveness of the compensation paid to independent Directors, advising that such compensation was slightly below median of the peer group. The Compensation Committee determined to recommend that no changes be made Director compensation in 2019. No increases to the annual director retainer and standing committee retainers have been approved since May 2016.
The Board is subject to stock ownership guidelines for Directors as discussed under Governance of the Company—Independent Director Stock Ownership Guidelines on page 19 pursuant to which the Independent Directors must retain a meaningful portion of their equity compensation.
The following table sets forth the compensation for services payable to our Directors as of December 31, 2019:

Compensation(1)
Annual Director Retainer(2)	$215,000
Value of Annual Director Retainer Paid in Cash	75,000
Value of Annual Director Retainer paid in Restricted Stock Units	140,000
Annual Independent Chairman of the Board Retainer(3)	400,000
Value of Annual Independent Chairman of the Board Retainer Paid in Cash	150,000
Value of Annual Independent Chairman of the Board Retainer paid in Restricted Stock Units	250,000
Audit Committee Chair Retainer	20,000
Audit Committee Member Retainer	15,000
Compensation Committee Chair Retainer	15,000
Compensation Committee Member Retainer	10,000
Nominating and Corporate Governance Committee Chair Retainer	10,000
Nominating and Corporate Governance Committee Member Retainer	7,500
Technology and Data Committee Chair Retainer	10,000
Technology and Data Committee Member Retainer	7,500
_______________

(1)
Members of the Board who are also officers or employees of Realogy Holdings or its subsidiaries (i.e., our CEO) do not receive compensation for serving as Directors. A Chair of a committee receives a Chair fee as well as a fee as a member of that committee.

(2)
The annual Director retainer is paid as follows: $75,000 in cash, payable in quarterly installments, and $140,000 in the form of restricted stock units (rounded up to the nearest share). In the case of a new Director appointed in between annual meetings of stockholders, the award is pro-rated for the period between the date of grant and the first anniversary of the immediately preceding annual meeting of stockholders. The restricted stock units vest one year following the date of grant.

16

(3)
The Independent Chairman of the Board receives an annual fee comprised of $150,000 in cash, payable in quarterly installments, and $250,000 in the form of restricted stock units, vesting on the first anniversary of the grant date. The Independent Chairman of the Board is not entitled to receive the Annual Director Retainer described in footnote (2).

Cash fees are paid in advance on a quarterly basis on the first day of a quarter and the equity portion of the Annual Retainer and Annual Independent Chairman Retainer is granted immediately following the annual meeting of stockholders (or in the case of Directors joining the Board between annual meetings, on or about the date they are appointed to the Board). Directors may elect to receive fully vested shares of common stock in lieu of cash fees.
A Director may also defer cash fees and eligible equity awards, including restricted stock units, under the Realogy Director Deferred Compensation Plan. Cash fees deferred will be in the form of deferred stock units settleable in shares of our common stock. The number of deferred stock units issuable in connection with a deferral of cash fees is calculated by dividing the amount of the deferred cash fees by the fair market of our common stock on the date of grant.

Deferred stock units are eligible to accrue dividend equivalent units, the value of which are factored into the grant date fair value. Generally, a Director's deferral will be paid on a fixed date elected by the Director, or, if earlier, on the first anniversary following a Director's separation from service for elections made prior to December 11, 2014 or on the last business day of the quarter following a Director's separation of service for elections made on or after December 11, 2014. A Director may elect to receive deferred payments in a single lump-sum payment or payments over time.
A Director who serves on our Board does not receive any additional compensation for service on the Board of Directors of our subsidiaries.
We reimburse Independent Directors for all travel and other expenses incurred in connection with attending Board and Committee meetings and for continuing director education programs they attend.
The following sets forth information concerning the compensation of our Independent Directors in 2019:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Fiona P. Dias	92,500	140,002	232,502
Matthew J. Espe	92,500	140,002	232,502
V. Ann Hailey	117,500	140,002	257,502
Bryson Koehler	82,500	186,671	269,171
Duncan L. Niederauer	107,500	140,002	247,502
Enrique Silva	90,000	140,002	230,002
Sherry M. Smith	97,500	140,002	237,502
Chris Terrill	92,500	140,002	232,502
Michael J. Williams	192,500	250,008	442,508
_______________

(1)	For Mr. Espe includes fees earned in cash but paid in deferred stock units.

(2)
The amounts reported in the "Stock Awards" column include, for each director, the grant date fair value of restricted stock unit awards granted to each Director in 2019, representing the equity portion of the Director's retainer.

Restricted stock units accrue dividend equivalent units, the value of which are factored into the grant date fair value. Dividend equivalent units vest on the same terms as the underlying restricted stock units.
The grant date fair value of equity awards granted in 2019 are computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value are described in Note 14, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

17

(3)	As of December 31, 2019, each of the Independent Directors held the following outstanding equity awards:

Name	Aggregate RSU Awards (#)	Option Awards (#)
Fiona P. Dias	11,026	—
Matthew J. Espe	11,026	—
V. Ann Hailey	11,026	15,364
Bryson Koehler	13,862	—
Duncan L. Niederauer	11,026	—
Enrique Silva	11,026	—
Sherry M. Smith	11,026	—
Chris Terrill	11,026	—
Michael J. Williams	19,689	9,573

18

Independent Director Stock Ownership Guidelines
During the Board's 2018 Investor Outreach Program, certain stockholders stressed the importance of stock ownership by management and Board members. In order to further strengthen the linkage with stockholders, the Board increased the stock ownership guidelines applicable to each Independent Director, effective November 2018.
As amended, each Independent Director is required to beneficially own an amount of our stock equal to the greater of:

▪	$500,000; or

▪	at least five times the cash portion of the annual Director retainer (i.e., $750,000 for our Independent Chairman of the Board or $375,000 for our other Independent Directors).
In addition, the Board eliminated vested stock options as counting toward the stock ownership requirement. Shares of Realogy common stock, deferred stock units, and unvested restricted stock units count as stock ownership.

None of our current Directors has ever sold a share of Realogy stock

Directors have five years after joining the Board to achieve compliance with the guideline levels. If the guideline levels are not achieved by this compliance deadline, 100% of net shares received from the exercise of stock options or the vesting of any full value award must be retained until compliance is achieved.
Ms. Hailey and Mr. Niederauer met the increased ownership guidelines based on the trailing 20-day trading average stock price as of December 31, 2019. All other Independent Directors are either within the five-year compliance period or are required to hold net shares received as described in the prior paragraph.
The following table describes each Independent Director's progress toward achievement of the stock ownership guidelines.

Name	Shares of Common Stock (#)	RSU Awards (#)(1)	Deferred Stock Units (#)(1)	Total Ownership Value ($)(2)
Fiona P. Dias	—	11,026	25,056	$367,676
Matthew J. Espe	8,023	11,026	14,890	345,838
V. Ann Hailey(3)	35,619	11,026	13,530	613,183
Bryson Koehler	2,836	11,026	—	141,254
Duncan L. Niederauer	40,947	11,026	—	529,605
Sherry M. Smith	4,738	11,026	16,497	328,740
Enrique Silva(4)	21,589	11,026	—	332,347
Chris Terrill	18,830	11,026	—	304,233
Michael J. Williams	52,002	19,689	—	730,531
______________

(1)
Includes accrued dividend equivalent units. If a Director elected to defer his or her 2019 RSU award upon vesting in May 2020, such award is reported as deferred in the footnotes to the "Ownership of our Common Stock" table on the next page.

(2)	Calculated based on average closing sale price for the 20 trading days immediately prior to the December 31, 2019 measurement date, in accordance with the stock ownership guidelines.
(3)    Includes 14,000 shares purchased by Ms. Hailey on March 6, 2020.
(4)    Includes 11,570 shares purchased by Mr. Silva on March 5, 2020.

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Ownership of Our Common Stock
The following table sets forth information regarding the beneficial ownership of our common stock as of March 10, 2020 by (i) each person known to beneficially own more than 5% of our common stock, (ii) each of our named executive officers, (iii) each member of the Board and (iv) all of our executive officers and members of the Board as a group. At March 10, 2020, there were 115,251,598 shares of common stock outstanding.
The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest.
Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
See prior page for a description of the Stock Ownership Guidelines applicable to our independent Directors, which shows achievement against guideline levels and includes deferred stock units held by our Directors (which are not reflected in the table below).

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock
BlackRock, Inc.(1)	18,712,330	16.4%
The Vanguard Group(2)	18,331,651	15.9%
Southeastern Asset Management, Inc.(3)	16,576,933	14.4%
EdgePoint Investment Group Inc.(4)	14,696,104	12.9%
Tremblant Capital Group (5)	10,624,733	9.2%
Okumus Fund Management Ltd.(6)	8,192,106	7.1%
Dimensional Fund Advisors LP (7)	6,619,770	5.7%
Ryan M. Schneider (8)	545,257	*
Charlotte C. Simonelli (9)	58,462	*
John W. Peyton (10)	106,848	*
Marilyn Wasser (11)	318,396	*
Katrina Helmkamp (12)	43,681	*
Timothy B. Gustavson (13)	18,709	*
Fiona P. Dias (14)	—	*
Matthew J. Espe (15)	13,537	*
V. Ann Hailey (16)	50,983	*
Bryson R. Koehler (17)	13,862	*
Duncan L. Niederauer (18)	51,973	*

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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock
Enrique Silva (19)	32,615	*
Sherry M. Smith (20)	15,764	*
Chris Terrill (21)	29,856	*
Michael J. Williams (22)	81,264	*
Directors and executive officers as a group (19 persons) (23)	1,803,969	1.6%
_______________

*	Less than one percent.

(1)
The information in the table is based solely upon Amendment No. 2 to Schedule 13G filed by such person with the SEC on February 4, 2020. The principal address for Blackrock, Inc. is 55 East 52nd Street New York, NY 10055. Blackrock, Inc. reported sole voting power over 18,364,505 shares of common stock and sole dispositive power over all 18,712,330 shares of common stock.

(2)
The information in the table is based solely upon Amendment No. 7 to Schedule 13G filed by such person with the SEC on February 11, 2020. The principal address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard reported sole voting power over 110,987 shares of common stock, sole dispositive power over 18,217,621 shares of common stock, shared voting power over 18,933 shares of common stock and shared dispositive power over 114,030 shares of common stock.

(3)
The information in the table is based solely upon Amendment No. 2 to Schedule 13G jointly filed by such person, Longleaf Partners Small-Cap Fund and O. Mason Hawkins, individually with the SEC on February 14, 2020. The principal address for all such filers is 6410 Poplar Ave., Suite 900, Memphis, TN 38119. Southeastern Asset Management, Inc. reported shared voting power over 16,422,313 shares of common stock, no voting power over 154,620 shares of common stock, sole dispositive power over 154,620 shares of common stock and shared dispositive power over 16,422,313 shares of common stock and Longleaf Partners Small-Cap Fund reported shared voting and dispositive power over 16,422,313 shares of common stock. Mr. Hawkins disclaims direct or indirect control over the shares.

(4)
The information in the table is based solely upon a Schedule 13F filed by EdgePoint Investment Group Inc. ("EdgePoint") with the SEC on February 11, 2020. We believe that the principal address for EdgePoint is 150 Bloor Street W, Suite 500, Toronto, Ontario M5S 2X9, Canada. EdgePoint Investment Group reported sole investment discretion and sole voting authority over all 14,696,104 shares of common stock.

(5)
The information in the table is based solely upon a Schedule 13G filed by such person with the SEC on February 14, 2020. The principal address for Tremblant Capital Group is 767 Fifth Avenue, New York, New York 10153. Tremblant Capital Group reported sole voting and dispositive power over all 10,624,733 shares of common stock.

(6)
The information in the table is based solely upon Amendment No 2 to Schedule 13G jointly filed by such person, Okumus Opportunistic Value Fund, Ltd. and Ahmet H. Okumus with the SEC on February 14, 2020. The principal address for Okumus Fund Management Ltd. and Ahmet H. Okumus is 767 Third Avenue, 35th Floor, New York, NY 10017 and the principal address for Okumus Opportunistic Value Fund, Ltd. is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola VG 1110, British Virgin Islands. The reporting persons reported shared voting and dispositive power over all 8,192,106 shares of common stock.

(7)
The information in the table is based solely upon Amendment No. 1 to Schedule 13G filed by such person with the SEC on February 12, 2020. The principal address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road Austin, Texas 78746. Dimensional Fund Advisors LP reported sole voting power over 6,527,939 shares of common stock and sole dispositive power over all 6,619,770 shares of common stock.

(8)
Includes 344,335 shares of common stock underlying options. Does not include 561,099 shares of common stock underlying options, 433,345 shares of common stock subject to restricted stock unit awards and shares issuable under performance share unit awards that do not become exercisable or issuable within 60 days of March 10, 2020.

(9)
Includes 19,642 shares of common stock underlying options and 38,820 shares subject to a restricted stock unit award. Does not include 58,929 shares of common stock underlying options, 139,502 shares of common stock subject to restricted stock unit awards or shares issuable under performance share unit awards that do not become exercisable or issuable within 60 days of March 10, 2020.

(10)
Includes 78,401 shares of common stock underlying options. Does not include 109,543 shares of common stock underlying options, 126,577 shares of common stock subject to restricted stock unit awards or shares issuable under performance share unit awards that do not become exercisable or issuable within 60 days of March 10, 2020.

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(11)
Includes 218,936 shares of common stock underlying options. Does not include 82,741 shares of common stock underlying options, 82,013 shares of common stock subject to restricted stock unit awards, 11,743 shares issuable under deferred stock units or shares issuable under performance share unit awards that do not become exercisable, issuable or settleable within 60 days of March 10, 2020.

(12)
Includes 14,450 shares of common stock underlying options. Does not include 43,353 shares of common stock underlying options, 68,427 shares of common stock subject to restricted stock unit awards and shares issuable under performance share unit awards that do not become exercisable or issuable within 60 days of March 10, 2020.

(13)
Includes 8,225 shares of common stock underlying options. Does not include 10,455 shares of common stock subject to restricted stock unit awards or shares issuable under performance share unit awards that do not become issuable within 60 days of March 10, 2020.

(14)	Does not include 36,082 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2020.

(15)
Includes 5,513 shares subject to vesting under a restricted stock unit award. Does not include 20,403 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2020.

(16)	Includes 15,364 shares of common stock underlying options. Does not include 24,556 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2020.

(17)	Includes 11,026 shares subject to vesting under a restricted stock unit award.

(18)	Includes 11,026 shares subject to vesting under a restricted stock unit award.

(19)	Includes 11,026 shares subject to vesting under a restricted stock unit award.

(20)
Includes 11,026 shares subject to vesting under a restricted stock unit award. Does not include 16,497 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2020.

(21)	Includes 11,026 shares subject to vesting under a restricted stock unit award.

(22)	Includes 9,573 shares of common stock underlying options and 19,689 shares subject to vesting under a restricted stock unit award.

(23)
Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount includes 276,131 shares of common stock underlying options. Does not include with respect to such other executive officers 194,707 shares of common stock issuable upon exercise of options, 212,366 shares subject to restricted stock unit awards, or shares issuable under performance share unit awards that do not become exercisable or issuable within 60 days of March 10, 2020.

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PROPOSAL 1: ELECTION OF DIRECTORS

Process for Nominating Directors
The Nominating and Corporate Governance Committee of our Board, which we refer to in this "Election of Directors" section as the "Committee," is responsible for identifying, recruiting, evaluating and recommending to the Board nominees for election at the Annual Meeting.
Identification and Evaluation Process. The process for identifying and evaluating nominees to the Board is initiated by Committee and Board discussions concerning the skills and competencies of the current membership of the Board. While the Board does not have any mandatory policies with respect to rotation of Committee assignments or chairs, its process for identifying and evaluating nominees does take into account the periodic rotations of committee chairs and committee members. Its process also seeks to address both short-term and longer-term needs of the Board.
Once the need for a new Director has been determined, the Board begins a process to identify a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board, management, stockholders or others and, if the Committee deems appropriate, a third-party search or board advisory firm.
To help the Committee determine whether Director nominees qualify to serve on our Board and would contribute to the Board's current and future needs, candidates undergo a series of interviews with, and evaluations by, the CEO, the Chair of the Committee and generally one or more other members of the Committee. In addition, candidates complete questionnaires regarding their backgrounds, qualifications, skills and potential conflicts of interest. Candidates are evaluated by the Committee by reviewing the candidates' biographical information and qualifications and checking the candidates' references.
Using the input from the interviews and other information it has obtained, the Committee evaluates whether the prospective candidate is qualified to serve as a Director and whether the Committee should recommend to the Board that the Board nominate the prospective candidate for election by the stockholders or to fill a vacancy on the Board.

Stockholder Nominations and Bylaw Procedures. The Committee will consider written recommendations from stockholders for nominees for Director. Recommendations for Director candidates should be submitted to the Committee, c/o the Corporate Secretary, and include at least the following: name of the stockholder and evidence of such person's ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director and the candidate's consent to be named as a Director if selected by the Committee and nominated by the Board.
Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will use a substantially similar evaluation process as described herein for candidates recommended by stockholders as it follows for candidates identified by Directors or management to evaluate nominees for Director recommended by stockholders.
Stockholders also have the right under our Bylaws to directly nominate director candidates.
Qualifying stockholders may also use the proxy access provisions of our Bylaws to nominate director candidates. See Stockholder Proposals and Nomination of Directors for additional information.
General Qualifications. The Board believes all Directors should possess certain personal characteristics, including personal and professional integrity, substantial professional achievement, sound business judgment and vision, to serve on our Board. We believe these characteristics are necessary to establish a competent, ethical and well-functioning Board that best represents the interests of our business, stockholders, employees, business partners and consumers. Under our Corporate Governance Guidelines (the "Guidelines"), when evaluating the suitability of individuals for nomination, the Committee seeks individuals from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise relevant to Realogy. The Committee takes into account many factors, including but not limited to: the individual's general understanding of the varied disciplines relevant to the success of a mid-cap publicly traded company in today's business

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environment; understanding of the real estate market and/or an understanding of other relevant business models (e.g., franchising and businesses that have a focus on branding); professional expertise and educational background; experience as a director of a publicly-traded company; and other factors described below. The Committee also considers an individual's ability to devote sufficient time and effort to fulfill his or her Realogy responsibilities, taking into account the individual's other commitments. In addition, the Committee considers whether an individual meets various independence requirements, including whether his or her service on boards and committees of other organizations is consistent with our conflicts of interest policy, and when searching for a candidate to serve on the Audit Committee, financial expertise.
When determining whether to recommend a Director for re-election, the Committee also considers the Director's attendance at Board and committee meetings and participation in, and contributions to, Board and committee activities. In addition, under the Guidelines, the Committee generally will not recommend, and the Board will not approve, the nomination for re-election of an Independent Director who has reached the age of 75, unless the Committee, on an annual basis, waives or continues to waive, the mandatory age limitation. An employee Director must offer his or her resignation from the Board upon ceasing to be a Realogy officer though the Committee has the discretion as to whether or not it should accept the resignation.
Diversity. The Guidelines provide that the Committee will consider factors that promote diversity of views and experience when evaluating the suitability of individuals for nomination. While we have no formal written policy regarding what specific factors would create a diversity of views and experience, the Committee recognizes diversity's benefit to the Board and Realogy, as varying viewpoints contribute to a more informed and effective decision-making process.
As shown in the table on the next page, our current Directors have varied experiences, backgrounds and personal characteristics, which ensure that the Board will have diverse viewpoints, enabling it to effectively represent our business, stockholders, employees, business partners and consumers:

▪	five Directors (including our CEO) are current or former chief executive officers or presidents of mid- or large-cap publicly traded companies;

▪	two Directors are former chief financial or chief accounting officers of publicly traded companies;

▪	seven Directors have technology and/or digital marketing experience;

▪	three Directors have significant industry or franchise knowledge;

▪	three Directors are women;

▪	one Director is Hispanic;

▪	one Director is Asian; and

▪	the age range for the Directors is 44 to 69.
Annual Board and Committee Evaluations. The Committee conducts annual evaluations of the Board, the Board's committees and individual Directors that assess the experience, skills, qualifications, diversity and contributions of each individual and of the group as a whole.
The results are reported to and discussed with the Chairman of the Board and the Chair of each Board committee, who in turn present and discuss the results with the full Board or applicable committee. The evaluations assess the effectiveness of the Board and its committees and identify areas in which the applicable governing body could enhance its performance. In addition, the Chairman of the Board holds a telephonic meeting with each Director on a quarterly basis at which Directors are able to further share their views on matters related to the Board and the Company.
Individual Skills and Experience. When evaluating potential Director nominees, the Committee considers each individual's professional expertise and educational background in addition to the general qualifications. The Committee evaluates each individual in the context of the Board as a whole. The Committee works with the Board to determine the appropriate mix of backgrounds and experiences that would establish and maintain a Board that is strong in its collective knowledge, allowing the Board to fulfill its responsibilities, represent our stockholders' interests and best perpetuate our long-term success.
The Committee regularly communicates with the Board to identify characteristics, professional experience and areas of expertise that will help meet specific Board needs, including:

▪
operating experience as current or former executives, which gives Directors specific insight into, and expertise that fosters active participation in, the development and implementation of our operating plan and business strategy;

▪	leadership experience, as Directors who have served in important leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

▪	accounting, financial and/or capital markets expertise, which enables Directors to analyze our

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financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes;

▪	technology and/or digital marketing experience, which provides Directors with a platform to consider strategic marketing initiatives and innovation opportunities;

▪	industry or franchising knowledge, which assists in understanding and reviewing our business strategy; and

▪
public company board and corporate governance experience at mid-cap or large publicly traded companies, which provides Directors with a solid understanding of their extensive and complex oversight responsibilities—including risk management and strategic planning—and furthers our goals of greater transparency, accountability for management and the Board and protection of stockholders' interests.

The following table highlights each current Director's specific skills, knowledge and experiences. A particular Director may possess other skills, knowledge or experience even though they are not indicated below.

Director Nominees	Director Since	Industry/ Franchise	Operating	Leadership	Accounting and Financial	Technology and Digital Marketing	Public Company Board/Corporate Governance
Fiona P. Dias	2013		x	x		x	x
Matthew J. Espe	2016		x	x			x
V. Ann Hailey	2008		x	x	x	x	x
Bryson R. Koehler	2019			x		x
Duncan L. Niederauer	2016		x	x	x	x	x
Ryan M. Schneider	2017		x	x	x	x	x
Enrique Silva	2018	x	x	x	x
Sherry M. Smith	2014			x	x		x
Chris Terrill	2016	x	x	x		x	x
Michael J. Williams	2012	x	x	x	x	x	x
The Board believes that all of the Directors are highly qualified. As the table shows, the Directors have leadership and professional experience, knowledge and skills that qualify them for service on our Board. As a group they represent diverse views, experiences and backgrounds. With the exception of Mr. Schneider, our CEO, all of our Directors satisfy all of our independence requirements.
All Directors possess the personal characteristics that are essential for the proper and effective functioning of the Board.
Each Director biography below contains additional information regarding his or her professional experience, qualifications and skills.

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Board of Directors
At the date of this proxy statement, the Board consists of ten members, nine of whom are Independent Directors under NYSE listing standards and our corporate governance documents.
In February 2020, the Committee recommended, and the Board nominated, Fiona P. Dias, Matthew J. Espe, Bryson R. Koehler, V. Ann Hailey, Duncan L. Niederauer, Ryan M. Schneider, Enrique Silva, Sherry M. Smith, Chris Terrill and Michael J. Williams for election at the Annual Meeting. The nominees, all of whom are current Directors, are standing for election as Directors to hold office for a one-year term expiring in 2021 or until his or her successor has been duly elected and qualified. Each nominee has consented to his or her nomination for election to the Board.
The information below regarding the age of each Director nominee is as of March 10, 2020, and includes each Director's professional experience, educational background and qualifications. The information also sets forth the public company directorships each Director currently holds or has held during the past five years.
If a Director nominee should become unavailable to serve as a Director, an event that we do not anticipate occurring, the persons named as proxies intend to vote the shares for the person whom the Board may designate to replace that nominee. In lieu of naming a substitute, the Board may reduce the number of Directors on our Board.

Stockholder Voting for Election of Directors
Pursuant to the Bylaws, Directors are each elected by a majority of the votes cast with respect to that nominee in uncontested elections. This means that the number of votes cast "for" each Director nominee must exceed the number of votes cast "against" that nominee. Any abstentions or broker non-votes are not counted as votes cast "for" or "against" that nominee's election and will have no effect on the election of Directors.
Under the Board's Director Resignation Policy, each incumbent Director who fails to receive the required vote for election or re-election in an uncontested election is required to submit a contingent, irrevocable resignation that the Board may accept. The Committee is required to make a recommendation to the Board as to the action to be taken with respect to the tendered resignation. In making this recommendation, the Committee will consider all factors deemed relevant by its members.
The Board is required to act on the resignation within 90 days following the date of the stockholders' meeting at which the election of the Directors occurred. In considering the Committee's recommendation, the Board will consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives the Board believes to be relevant. We will promptly publicly disclose the Board's decision and process in a report filed with the SEC. Any Director who tenders his or her resignation under this process will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other committee and Board activities, deliberations and decisions during this committee and Board process.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:
Nominees for Election to the Board
Fiona P. Dias         Director since June 2013
Committees:

▪	Compensation (since Aug. 2013)

▪	Technology & Data (since Aug. 2018)
Additional Public Directorships (current):

▪	Qurate Retail, Inc.
Business Experience and Biographical Information: Ms. Dias, age 54, is currently Principal Digital Partner at Ryan Retail Consulting, a global consulting firm, and has held that position since January 2015. Previously, she was Chief Strategy Officer of ShopRunner, an online shopping service, from August 2011 to October 2014. Before that, she was Executive Vice President, Strategy & Marketing, of GSI Commerce, Inc., a provider of digital commerce solutions, from February 2007 to June 2011. Prior to 2007, Ms. Dias was Executive Vice President and Chief Marketing Officer of Circuit City Stores, Inc., a specialty retailer of consumer electronics, and also held senior marketing positions with PepsiCo, Inc., Pennzoil-Quaker State Company and The Procter & Gamble Company. Ms. Dias was formerly a member of the Board of Directors of Advance Auto Parts, Inc. from September 2009 to May 2019.
Skills and Qualifications: Ms. Dias possesses extensive experience in marketing and managing consumer and retail brands. Her experience with developing, implementing and assessing marketing plans and initiatives allows the Board to benefit from her marketing expertise. In addition, Ms. Dias' e-commerce and digital marketing experience with a broad spectrum of brands aligns well with the Board's review and assessment of the Company's multi-brand strategies. Her position as a Director of other public companies also enables her to share with the Board her experience with governance and compensation issues facing public companies.

Matthew J. Espe     Director since Aug. 2016
Committees:

▪	Compensation (since Dec. 2017)

▪	Nominating & Corporate Governance (since Aug. 2018)
Additional Public Directorships (current):

▪	WESCO International, Inc.

▪	Foundation Building Materials, Inc.
Business Experience and Biographical Information: Mr. Espe, age 61, served as the Chief Executive Officer of Radial, an omnichannel commerce technology and operations provider, from February 2017 until its acquisition by bpost in November 2017. Prior thereto, he served as the President and Chief Executive Officer of Armstrong World Industries, Inc., a publicly traded global producer of flooring products and ceiling systems, from July 2010 until March 2015 when Armstrong split into two companies. Before joining Armstrong, he was Chairman and Chief Executive Officer of Ricoh Americas. Prior to that role, Mr. Espe was Chairman of the board of directors and Chief Executive Officer of IKON Office Solutions, Inc. from 2002 to 2008. Mr. Espe began his career at General Electric Company. He was with GE for more than 20 years, where he served in various leadership roles in Europe, Asia and the United States, last as President and Chief Executive Officer of GE Lighting. Mr. Espe was formerly a member of the Boards of Directors of Veritiv Corporation from 2016 to 2017, NCI Building Systems, Inc. from 2015 to 2017, Armstrong World Industries from 2010 to 2015, Unisys Corporation from 2004 to 2014, and Con-Way Inc. from June 2015 until its acquisition in November 2015.
Skills and Qualifications: Mr. Espe brings to the Board significant leadership experience, including serving as a CEO of two publicly traded companies. His skills include strategic vision, operational efficiency and driving change throughout an organization. His homebuilding experience also provides the Board with another perspective on the residential real estate industry. Mr. Espe also has extensive corporate governance experience including his service on boards of publicly traded companies.

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V. Ann Hailey     Director since Feb. 2008
Committees:

▪	Audit Chair (since Feb. 2008)

▪	Nominating & Corporate Governance (since Oct. 2012)
Additional Public Directorships (current):

▪	W.W. Grainger, Inc.

▪	TD Ameritrade Holding Corporation.
Business Experience and Biographical Information: Ms. Hailey, age 69, spent ten years with L Brands, Inc. (formerly Limited Brands, Inc.), where she served as Executive Vice President and Chief Financial Officer from 1997 to 2006, as Executive Vice President of Corporate Development from 2006 to 2007 and as a board member from 2001 to 2006. Previously, Ms. Hailey spent 13 years at PepsiCo, Inc. in various leadership positions, including Vice President, Headquarters Finance, Pepsi-Cola Company and Vice President, Finance and Chief Financial Officer of the Pepsi-Cola Fountain Beverage and USA Divisions, as well as holding positions in the marketing and human resources functions. In addition, Ms. Hailey held leadership roles at Pillsbury Company and RJR Nabisco Foods, Inc. as well as gaining experience in on-line businesses as the President, Chief Executive Officer and Chief Financial Officer of Famous Yard Sale, Inc., an online marketplace, from July 2012 to March 2014 and as Chief Financial Officer of Gilt Groupe, Inc. from 2009 to 2010. She served as a member of the Board of Directors of Avon Products, Inc. from 2008 to March 2016 and Federal Reserve Bank of Cleveland from 2004 to 2009, where she served as Audit Committee Chair from 2006 through 2009.
Skills and Qualifications: Ms. Hailey has spent her career in consumer businesses and brings key financial and operations experience to the Company. In particular, Ms. Hailey possesses broad expertise in finance, strategic planning, branding and marketing, retail goods and sales and distribution on a global scale. Ms. Hailey's positions as chief financial officer, her current and prior service on the audit committees of other public companies and as Audit Chair of the Cleveland Federal Reserve and her accounting and financial knowledge, also impart expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets. Through her most recent experiences at Gilt Groupe Inc. and Famous Yard Sale, Ms. Hailey added experience in Internet site development and selling as well as new venture management and funding.

Bryson R. Koehler     Director since Jan. 2019
Committees:

▪	Technology & Data (since Jan. 2019)
Additional Public Directorships (current):

▪	None
Business Experience and Biographical Information: Mr. Koehler, age 44, has served as Chief Technology Officer at Equifax Inc. since June 2018, where he is responsible for leading Equifax’s global information technology strategy and development. From November 2016 to June 2018, Mr. Koehler was Chief Technology Officer for the IBM Watson and Cloud Platform, the division that encompasses the cognitive and AI computing capabilities of Watson machine learning. From July 2012 to November 2016, he served as Chief Technology and Information Officer at The Weather Channel Companies (TWCC), which was acquired in 2016 by IBM. Before joining TWCC, Mr. Koehler served as Senior Vice President of Global Revenue and Guest Technology at the Intercontinental Hotels Group from January 2002 to December 2011.
Skills and Qualifications: Mr. Koehler brings to the Board his exceptional experience in cloud computing, data analytics, Artificial Intelligence (AI), technology architecture development and specialized applications. Mr. Koehler’s proficiency in driving technology and data change at large publicly traded companies and his expertise in overseeing the strategic vision, development, technical operations, financial planning, and execution of technology initiatives, paired with his experience leading global product development and technology teams, led the Board to consider him well-qualified to serve as a director of the Company.

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Duncan L. Niederauer      Director since Jan. 2016
Committees:

▪	Compensation Chair (since May 2016)

▪	Technology & Data (since Aug. 2018)
Additional Public Directorships (current):

▪	First Republic Bank
Business Experience and Biographical Information: Mr. Niederauer, age 60, a founder and managing member of Transcend Wealth Collective, a financial advisory firm, and a co-founder of Communitas Capital Partners, a venture capital firm. He previously served as chief executive officer of NYSE Euronext (the “NYSE”) from December 2007 until the NYSE’s merger with Intercontinental Exchange in November 2013, and thereafter continued to serve as chief executive officer of the NYSE until his retirement in August 2014. Prior to joining the NYSE, Mr. Niederauer worked at Goldman Sachs for 22 years, where he was a partner and co-Head of the Equities Division Execution Services and Head of Electronic Trading and e-Commerce Strategy. Mr. Niederauer was formerly a member of the Board of Directors of GEOX S.p.A. (Milan Stock Exchange) from 2014 to 2019.
Skills and Qualifications: Mr. Niederauer is well qualified to serve as a member of the Board based on his experience at Goldman Sachs as well as his role as CEO of the NYSE. In addition to his leadership skills, Mr. Niederauer has a keen understanding of the capital markets and the impact that technology may have on a business, both as an enabler and a disrupter.

Ryan M. Schneider     Director since Oct. 2017
Committees:

▪	None
Additional Public Directorships (current):

▪	Anthem, Inc.
Business Experience and Biographical Information: Mr. Schneider, age 50, has served as our Chief Executive Officer and President since December 31, 2017 and as a director since October 20, 2017. From October 23, 2017 until his appointment as our CEO and President, Mr. Schneider served as the Company’s President and Chief Operating Officer. Prior to joining the Company, Mr. Schneider served as President, Card of Capital One Financial Corporation (“Capital One”), a financial holding company, from December 2007 to November 2016 where he was responsible for all of Capital One’s consumer and small business credit card lines of business in the United States, the United Kingdom and Canada. Mr. Schneider held a variety of other positions within Capital One from December 2001 to December 2007, including Executive Vice President and President, Auto Finance and Executive Vice President, U.S. Card. From November 2016 until April 2017, he served as Senior Advisor to Capital One. Under the terms of his employment agreement, Mr. Schneider serves as a member of the Board of Realogy.
Skills and Qualifications: Mr. Schneider’s current responsibilities and leadership as Chief Executive Officer of the Company, coupled with his executive management and leadership expertise, his wealth of experience in leveraging Big Data, rigorous analytics and new technology, as well as his extensive knowledge of the complex strategic, operational and regulatory issues faced by global public companies make him well qualified to serve on the Board. In addition, Mr. Schneider's service on the board of another public company allows him to offer broader perspectives on corporate governance topics to the Board.

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Enrique Silva         Director since Aug. 2018
Committees:

▪	Audit (since Aug. 2018)
Additional Public Directorships (current):

▪	None
Business Experience and Biographical Information: Mr. Silva, age 54, served as the Chief Executive Officer and President of Checkers Drive-In Restaurants, Inc. from February 2007 to February 2020. For 13 years prior thereto, Mr. Silva served in various leadership positions at Burger King Corporation, including Senior Vice President, Franchise Operations East Zone and Canada, Senior Vice President, U.S. Company Operations, President, Latin America Region, and Vice President and General Counsel, Latin America.
Skills and Qualifications: Mr. Silva brings to the Board extensive executive leadership experience in franchise operations and business strategy. His deep knowledge of operational, financial and legal matters, including with respect to risk management, also led the Board to consider him well-qualified to serve as a director of the Company.

Sherry M. Smith     Director since Dec. 2014
Committees:

▪	Audit (since Dec. 2014)

▪	Nominating & Corporate Governance (since Aug. 2018)
Additional Public Directorships (current):

▪	Deere & Company

▪	Piper Sandler Companies

▪	Tuesday Morning Corporation
Business Experience and Biographical Information: Ms. Smith, age 58, served as Chief Financial Officer and Executive Vice President of SuperValu Inc., a grocery retailer and food distributor, from December 2010 until August 2013. She previously served as Senior Vice President of Finance from 2006 until 2010, and before that as Senior Vice President of Finance and Treasurer from 2002 until 2005, and in various other capacities with SuperValu from 1987 to 2001, including accounting, audit, controller, compensation, mergers and acquisitions, strategic planning and treasury.
Skills and Qualifications: Ms. Smith is well qualified to serve as a member of the Board based on her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of Supervalu Inc., the breadth of her experiences in auditing, finance, accounting, compensation and strategic planning, and her subject matter knowledge in the areas of finance and accounting.

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Christopher S. Terrill     Director since July 2016
Committees:

▪	Technology & Data Chair (since Aug. 2018)
Additional Public Directorships (current):

▪	None
Business Experience and Biographical Information: Mr. Terrill, age 52, served as the Chief Executive Officer and a director of ANGI Homeservices, an international digital marketplace for home services that helps connect consumers with home professionals in the United States and other countries under various brands, including HomeAdvisor® and Angie's List, among others, from September 2017 to November 8, 2018. Prior to assuming that role in September 2017, Mr. Terrill served as Chief Executive Officer of HomeAdvisor.com, a wholly owned subsidiary of IAC, from May 2011. Prior thereto, he held senior marketing positions at Nutrisystem.com, the leader in the direct-to-consumer diet space, serving as its Chief Marketing Officer and Executive Vice President of eCommerce from June 2009 to May 2011 and Senior Vice President of e-commerce from January 2007 to June 2009. For one year prior to joining Nutrisystem.com, he served as Vice President of Product and Marketing for Blockbuster.com, the online division of Blockbuster Inc. Additionally, he spent six years with Match.com where he held several senior marketing roles, his last being Vice President of New Brands & Verticals, where he developed and launched new online brands, including Chemistry.com.
Skills and Qualifications: Mr. Terrill brings to the Board relevant experience in the areas of executive leadership, strategic planning and marketing and managing consumer behavior, including direct to consumer brands in the real estate services industry. Mr. Terrill is a seasoned Internet veteran who has specialized in consumer online subscription and marketplace business models.

Michael J. Williams Director since Nov. 2012
Committees:

▪	Audit (since Nov. 2012)

▪	Compensation (since Jan. 2013)

▪	Nominating & Corporate Governance Chair (since August 2013; member since November 2012)
Additional Public Directorships (current):

▪	None
Business Experience and Biographical Information: Mr. Williams, age 62, has served as our Independent Chairman of the Board since December 31, 2017 having previously served as our Lead Independent Director (or Presiding Director) since November 2013.
Mr. Williams served as a senior advisor to Sterling Partners, a private equity firm, and as non-executive chairman of Prospect Mortgage, one of its portfolio companies, from November 2012 to November 2014. He acted as the Chairman and Chief Executive Officer of Prospect Mortgage, from December 2014 until the sale of that company in February 2017. He was President and Chief Executive Officer of Fannie Mae, and a member of its Board of Directors and executive committee, from April 2009 to June 2012. He previously served as Fannie Mae's Executive Vice President and Chief Operating Officer from November 2005 to April 2009. Mr. Williams also served as Fannie Mae's Executive Vice President for Regulatory Agreements and Restatement from February 2005 to November 2005, as President, Fannie Mae eBusiness from July 2000 to February 2005 and as Senior Vice President, e-commerce from July 1999 to July 2000. Prior to this, Mr. Williams served in various roles in the Single-Family and Corporate Information Systems divisions of Fannie Mae. Mr. Williams joined Fannie Mae in 1991.
Skills and Qualifications: Mr. Williams' extensive experience in business, finance, accounting, mortgage lending, real estate and the regulation of financial institutions, which he gained during his tenure at Fannie Mae, make him well qualified to serve on the Board.

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RELATED PERSON TRANSACTIONS
The Audit Committee has adopted a written policy on the review, approval, or ratification of transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest. In general, related persons are directors, executive officers, stockholders beneficially owning 5% or more of our outstanding common stock, and immediate family members of any of the foregoing.
Under the policy, transactions with related persons are reviewed in advance by the Chief Compliance Officer, General Counsel and Chief Financial Officer of the Company, or in certain circumstances, as soon as possible thereafter. If it is determined by such officers that the transaction is a related person transaction and the amount involved exceeds $120,000, the transaction will be submitted for review to the Audit Committee or, under certain circumstances, to the Audit Committee Chair. The Audit Committee (or the Chair) may approve or ratify only those transactions that are in, or not inconsistent with, the best interest of the Company and its stockholders. The Chair will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals or ratifications granted. No Director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.
Under the policy, certain related person transactions are pre-approved, including:

▪	the ordinary course utilization of Company services by a related person;

▪	transactions subject to a competitive bidding process and other transactions of a nature that would not require disclosure under SEC rules; and

▪
transactions involving an entity in which any related person is employed, provided that such related person is not employed as an executive officer (or its equivalent) of the entity and the transaction does not involve payments to or from such entity that exceed the greater of $750,000 or 1% of the entity's annual gross revenues.

Without any requirement to do so, our Directors and executive officers and their immediate family members from time to time have, and in the future may, utilize the services offered by the Company in the ordinary course and on similar terms to those offered to unrelated third parties in similar transactions, including but not limited to engaging our company-owned brokerages (or those of our franchisees) and/or the Company's title and settlement services in the purchase or sale of real estate. These types of transactions have been pre-approved by the Audit Committee. While we do not generally consider ordinary course transactions between related persons and our franchisees to require approval under our policy, we request that our Directors and executive officers inform us whenever they engage in a transaction with any entity connected with the Company as part of our corporate governance controls.
Approved Related Person Transactions. During 2019, the Audit Committee approved the following related person transactions pursuant to the policy:
The Company's vendor relationship with Equifax Inc. pursuant to which the Company licenses certain tools and obtains access to credit reports at an annual cost of approximately $40,000 per year. This relationship was in place prior to the appointment of Bryson Koehler (an executive of Equifax) to our Board and is not related to the services Mr. Koehler provides the Board or Equifax. A holder of more than 5% of our outstanding common stock participated in the Company's offering of 9.375% Senior Unsecured Notes due 2027 in March 2019 on the same terms applicable to other participants in the note offering.

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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis, or the CD&A, focuses on the compensation of our named executive officers for 2019 as set forth below. We refer to this group as our "named executive officers" or "NEOs."
Our Named Executive Officers

* Mr. Gustavson is included as a named executive officer for 2019 as he served as our Interim Chief Financial Officer and Treasurer until March 25, 2019, in addition to his then and current role as our Chief Accounting Officer, Controller and Senior Vice President.

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Executive Summary
2019 Financial Results
We are the leading and most integrated provider of residential real estate services in the United States.
In 2019, our combined homesale transaction volume (transaction sides multiplied by average sale price) for the year declined 1% compared with 2018.
Revenues were $5.60 billion, down approximately 3% year-over year. Net loss of $188 million for 2019, compared to net income of $137 million for 2018, was driven in part by a non-cash goodwill impairment charge of $237 million related to Realogy Brokerage Group in the third quarter of 2019. Adjusted Net Income* was $117 million, a decrease of 37% compared to 2018.
In 2019, the Company generated Operating EBITDA, including discontinued operations* of $590 million and Free Cash Flow including discontinued operations* of $226 million, a substantial majority of which was driven by Realogy Brokerage and Franchise Group, on a combined basis.
The year-over-year declines of 10% in Operating EBITDA including discontinued operations and 30% in Free Cash Flow including discontinued operations in 2019 compared to 2018 were largely driven by lower revenue, in particular at Realogy Brokerage and Franchise Group.
While we continue to hold a market-leading position, our 2019 financial results were negatively impacted by our geographic concentration as well as competitive pressures that intensified in late 2018 and continued through much of last year. This included the ongoing infusion of unprecedented levels of foreign capital in a private-company competitor, with such capital deployed principally to recruit top producing agents and grow market share -- regardless of profitability.
However, in late third quarter 2019, we began to see signs of a return to a more rational competitive environment as well as an investor focus on profitability over growth, although industry competition continues to be formidable.
* See Annex A for a full definition and a reconciliation of the non-GAAP measures referenced in this section to the most directly comparable GAAP measures.

2019 Strategic Execution
In 2019, our leadership team pursued strategies to address the challenging market dynamics by seeking to expand our base of affiliated independent sales agents and franchisees, providing them with compelling data and technology products and services, generating high quality leads, and enhancing the consumer experience to move affiliated agents closer to the customer.
The number of independent sales agents affiliated with Realogy Brokerage Group grew approximately 4% in 2019. We continued throughout the year to deliver technology-driven products designed to support the goals of affiliated independent sales agents in the U.S., including:

▪	RealSure (launched in ten cities in Oct. 2019)
A consumer program created to improve the home selling and buying experience through two core products, RealSure Sell and RealSure Mortgage. The programs, created in partnership with Home Partners of America, represent the evolution of our iBuying offerings.

▪
RealVitalize (launched Sept. 2019 and available in 27 states) A consumer program that enables home sellers to make their property ready for sale by providing resources to fund staging and home improvements with no up-front cost via a consumer program from Coldwell Banker’s company owned operations and HomeAdvisor®.

▪	Listing Concierge (national roll-out in 2019)
A comprehensive marketing program for agents affiliated with Coldwell Banker company owned brokerages to create custom marketing with the support of specialists, resulting in high quality materials.

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▪
Realogy Military Rewards (launched in Sept. 2019) Realogy's first company-branded affinity program designed for U.S. military personnel, veterans and their families seeks to provide access to benefits similar to those offered under the Company's former affinity program with USAA, which was discontinued in the third quarter of 2019.

▪
Social Ad Engine (national roll-out in 2019) A marketing product launched in partnership with Facebook that helps affiliated agents create an effective Facebook and Instagram ad in under three minutes.

Strategic Alignment with Compensation
Our Compensation Committee, which we refer to in this CD&A as the "Committee," ties a significant portion of the executive compensation opportunity to performance against the metrics the Committee believes are most directly linked to the successful execution of our strategy, including Operating EBITDA, Free Cash Flow and the generation of stockholder returns that meet or exceed the market.

No and Below Target payouts realized under our 2019 performance plans

Given our 2019 operating results, the Committee believes that our pay-for-performance executive compensation program worked as designed with no or below target payouts for the performance period ended in 2019.

Plan Operating EBITDA (Annual Cash Incentive)	Cumulative Free Cash Flow (3-year Performance Share Units)	Relative Total Stockholder Return (3-year Performance Share Units)
Measures bottom-line growth and is materially consistent with Operating EBITDA, Realogy’s key metric for evaluating overall performance of our operating business	Measures Realogy's generation of cash to advance key strategic imperatives	Measures returns to our stockholders relative to an index selected by the Committee
Plan Funding in 2019: 70%	Metric Payout in 2019: 0%	Metric Payout in 2019: 0%
Target Goal: $627 Million	Target Goal: $1.631 Billion	Target Goal: Equal to Index
Achievement: $589 Million	Achievement: $1.211 Billion	Achievement: Below threshold
See page 41	See page 49	See page 48

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47% Decline in Realizable Value from 2019 Target Direct Compensation*

 * Target direct compensation includes base salary, target value of annual cash incentive award, and the value assigned by the Committee to the target value of 2019 long-term incentive (LTI) awards (but does not include the value of sign-on equity awards or cash bonuses for specific projects). Realizable value is equal to earned base salary, earned annual cash incentive plus realizable 2019 LTI equity value (which is our 2019 closing stock price multiplied by the sum of (i) RSU awards; (ii) forecasted PSU payouts, based on estimated performance, & (iii) accrued dividend equivalent units, plus (iv) any in-the-money value attributable to options at the end of 2019).

No Payouts projected under Three-Year PSU Cycle ending in 2020 Below Target Payout projected under Three-Year PSU Cycle ending in 2021

100% Decline to 72% Decline in PSU Actual & Forecasted Value*

 * Decline in value as compared to target direct compensation value for PSU cycles that include fiscal 2019.
Realizable value of PSU Cycles that have not yet completed reflects forecasted PSU payouts, based on estimated performance as the end of 2019, multiplied by on our closing stock price on December 31, 2019.

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INVESTOR OUTREACH AND OUR SAY ON PAY VOTE
In 2018, our Board began a proactive investor outreach program, meeting with holders of approximately 74% of our outstanding shares at meetings held before our 2018 Annual Meeting and in the fall and winter. Our Board received important insight into investor preferences with respect to executive compensation during these sessions.
Our Compensation Committee integrated this investor feedback into its design of our executive compensation program and made the following changes in 2019:

Based the Relative Total Stockholder Return (RTSR) metric on Realogy's relative total stockholder return as compared to the S&P MidCap 400 index (rather than the historically employed SPDR S&P Homebuilders ETF (XHB) index). RTSR is a metric used in our performance share unit (PSU) awards.
This change addressed stockholder comments that RTSR should be measured against a broader index than the XHB index (which is weighted to homebuilders).

Eliminated earnings generated from acquisitions - including contingent earnouts - as an adjustment to the calculation of the Cumulative Free Cash Flow (CFCF) metric if the purchase price is in excess of $25 million and such acquisition was not incorporated into the CFCF target goal. CFCF is a metric used in our PSU awards.
This change addressed stockholder comments that benefits recognized as a result of acquisitions during the performance period should not be included in the calculation of CFCF if earnings from these acquisitions were not included in the original CFCF target goal.

Increased minimum stock ownership requirements for the CEO from 5x to 6x base salary and for independent Directors from $375K to $500K (or, if greater, 5x the cash portion of the annual Director retainer).
This increase addressed stockholder comments that our executives and Directors should hold a meaningful stake in Realogy stock.

At our 2019 Annual Meeting of Stockholders, our say-on-pay proposal received support from 96% of the votes cast, which we believe indicates support of the changes made to the 2019 executive compensation program as well as overall support for our pay-for-performance program.
Given the success of the 2018 investor outreach program in affording the Board and its committees with essential insight into the views of our investors, our Board again reached out to stockholders in the spring and winter of 2019, holding meetings with holders of approximately 50% of our outstanding shares (based on estimated holdings at the time of the outreach). Michael Williams, Independent Chairman of the Board, met with all of our stockholders who accepted our invitation in 2019 and Duncan Niederauer, Chair of the Compensation Committee, joined him on multiple occasions. The feedback from these important sessions with our investors was reviewed and discussed with the full Board.
During the 2019 Investor Outreach Program meetings, our stockholders generally agreed that realizable compensation aligned with company performance, given the emphasis of our compensation program on performance-based compensation (with 90% of 2019 CEO target direct compensation “at-risk” and more than half of 2019 CEO target direct compensation subject to performance metrics).

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Executive Compensation Program
We design our compensation programs to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals that will create sustainable growth in stockholder value. To do this, a significant percentage of the compensation opportunity for our senior leadership team, which we call our Executive Committee, is "at-risk" and includes both annual and long-term incentive awards tied to performance goals intended to reflect growth in our business and in our share price in the short- and long-term, with the remaining portion of target direct compensation paid in fixed base salary.
In 2019, we continued to place most of the target direct compensation opportunity of our executives “at risk,” with incentive programs tied to financial performance measures and our stock price performance. We use metrics that target stockholder priorities—EBITDA growth, Free Cash Flow generation and relative total stockholder return.
The net result of our strong incentive plan structure was an average 47% decline in realizable value as of December 31, 2019 for our NEOs' as compared to the 2019 target direct compensation established by the Committee.

As shown in the graphic below, our CEO's 2019 target direct compensation was:
●    90% at-risk (Annual + Long-Term Incentive)
●    75% tied to share price (Long-Term Incentive)
●    60% tied to objective performance metrics (Annual Incentive + PSUs)

The graphic above is based on value assigned by the Committee to 2019 long-term incentive (equity) awards, rather than the grant date fair value of such awards.
In 2019, target direct compensation for our NEOs (other than our CEO and Mr. Gustavson) was on average comprised 25% base salary, 25% annual incentive (cash), and 50% long-term incentive (equity) - with half of the equity granted in the form of performance share units and half granted in the form of time-vested restricted stock units and options. Mr. Gustavson was an interim member of the Executive Committee while he served as our Interim Chief Financial Officer.

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Elements of 2019 Target Direct Compensation
The following table describes each element of 2019 target direct compensation and describes why the Committee has incorporated that element into Realogy’s executive compensation program.

	What Is It?	Why Do We Pay It?
Base Salary (see page 41)	Annual cash salary	To attract and retain top-tier talent by providing market-competitive fixed pay reflective of the executive’s position, experience, scope of responsibility and contribution to our performance
Annual Incentive (Cash) (see page 41)	Annual performance-based cash incentive plan that is funded by results under a Plan Operating EBITDA metric, with payouts determined by each executive's "Relative Individual Performance"

To drive short-term financial performance, specifically by measuring results under our primary operating metric and the strength of each executive's individual performance (taking into consideration achievement of key strategic and operational objectives, execution of key initiatives and other factors)

Long-Term Incentive (Equity) (see page 45)	Performance share units, or PSUs, are earned based on the achievement of the following pre-established metrics over rolling 3-year cycles: - Cumulative Free Cash Flow - Relative Total Stockholder Return

PSUs constitute the largest part of the long-term incentive award in 2019 and are designed to incentivize long-term value creation through stock and critical operating performance objectives over rolling 3-year periods

Time-based option and restricted stock unit awards serve a retention objective and further align executive interests with those of our stockholders, as the value of the grants increase or decrease with our stock price

Options vesting over 4-year period
Restricted Stock Units vesting over 3-year period
Strong Commitment to Compensation Best Practices:

Majority of Executive Committee compensation is performance-based	Multiple performance metrics
At least 50% of equity is tied to performance-based goals over a three-year performance period	Annual cash incentive program funding is based entirely on achievement of a financial objective
Clawback Policy provides for the claw back of both cash and equity compensation	RTSR PSUs capped at target when the absolute total stockholder returns are negative
No option repricing without stockholder approval	No "golden parachute" excise tax gross-up arrangements
Responsive to investor feedback	Prohibition against hedging & pledging
Strong stock ownership requirements	Annual risk assessment of compensation program
Double trigger change in control provisions	Independent compensation consultant
Strict restrictive covenant agreements	No significant executive-only perquisites

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Compensation Philosophy
Our compensation philosophy has the following key objectives:

▪	The attraction, motivation and retention of high-performing executives;

▪	A pay-for-performance focus that ties a meaningful portion of pay to business performance, both short- and long-term;

▪	Alignment of compensation with stockholder interests in both short-term performance and long-term value creation;

▪	Reinforcement of ethical behavior and practices;

▪	Discouragement of excessive risk; and

▪	Flexibility to respond to the necessities of a cyclical industry.
With regard to pay levels, our philosophy is that:

▪
Target direct compensation should be set at the outset of the compensation period by taking into account compensation paid to similarly-situated executives of comparable proficiency, with flexibility to vary individual executive compensation to specific factors such as tenure, experience, proficiency in role, criticality to the organization and other business needs; and

▪	All actual payments on incentive components should be linked to Company operating, financial, and stock performance during the performance period.
In setting compensation, the Committee reviews a detailed and comprehensive analysis of peer group information and general industry survey data designed to educate the Committee on current compensation ranges by executive position together with plan design and component weighting information.
However, although the firms in our peer group employ executives with a skill set comparable to those of Realogy, they generally operate in businesses with very different business cycles from residential real estate.
Accordingly, peer group and survey data are used as a reference point in making compensation decisions, but the Committee does not target a particular competitive level or utilize peer data in a formulaic manner. For additional information on our peer group, see Our Peer Group below in this CD&A.

As discussed in more detail below, individual pay levels vary based on individual experience, scope of responsibilities, past performance and expectations with respect to future performance and future leadership potential.

Components of Executive Compensation
Each named executive officer has a “target direct compensation” opportunity comprised in 2019 of both fixed (base salary) and “at-risk” (short- and long- term incentives) compensation.
The Committee considers a wide variety of factors when reviewing each element of executive compensation, including those set forth below:

How the Committee sets elements of Total Direct Compensation
Review Process	• Annual (but changes may be less frequent and are not guaranteed); or • Upon a promotion or material change in responsibilities
Factors

•
Individual performance assessment, including input from our CEO*

•
Extent of role’s impact on financial and strategic goals

•
Internal pay equity

•
Relative positioning to the peer group and other market comparables

•
Period since last increase

•
Retention concerns

•
Expected future contribution

* CEO does not participate in discussions or decisions regarding his own compensation
A significant portion of “at-risk” compensation is tied to pre-established objective performance metrics, including an annual cash incentive opportunity and performance share units granted as part of each NEO’s long-term incentive opportunity.
The Company's short- and long-term performance-based incentive programs have not paid out or have paid out below target over the past several years and this trend is expected to continue in the performance share unit award cycles that were outstanding at the end of 2019.

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While this result is consistent with the loss in value realized by our stockholders, the Committee also takes into account that significant decreases in realizable value for our NEOs could damage Company performance if our pay program does not offer sufficient incentive and retention value to our key executive talent.

In exceptional circumstances, the Committee may offer special incentive or retention awards if such action is determined by the Committee to be necessary to achievement of its incentive and retention goals.
In addition, the Company offers its NEOs severance protection and limited perquisites.

2019 Base Salary
In February 2019, the Committee approved base salaries for 2019 as set forth in the following table.
In approving a 3% increase to base salary for Messrs. Peyton (effective March 9, 2019) and Gustavson (effective January 26, 2019), the Committee considered the continued expansion of their roles during 2018, the Company's expectations with respect to their contributions in 2019 as well as their positioning relative to the peer group.

2019 Annual Base Salaries
Name	Previous Year of Last Increase	2018 Annual Base Salary ($)	2019 Annual Base Salary ($)	Increase (%)
Ryan Schneider	n/a	1,000,000	1,000,000	—%
Charlotte Simonelli	n/a	n/a	650,000	n/a
John Peyton	2018	680,000	700,000	3%
Marilyn Wasser	2017	500,000	500,000	—%
Katrina Helmkamp	n/a	650,000	650,000	—%
Timothy Gustavson	2017	291,595	300,343	3%

2019 Annual Incentive (Cash)
Summary. All of our NEOs participate in an annual cash incentive program that is entirely funded based on achievement against a Plan Operating EBITDA target (earnings before interest, taxes, depreciation and amortization) and certain other adjustments provided under the terms of the program, including foreign exchange impact, pension expense that differs from the 2019 Budget and other items, determined at the discretion of the Committee, including extraordinary corporate transactions (including, in 2019, an adjustment to add back the contribution from discontinued operations, which was made as a result of our entry into an agreement to sell our relocation business in November 2019).
The Committee selected Plan Operating EBITDA as the financial performance metric applicable to our NEOs due to its direct link to the success of Realogy’s business strategy—as this metric is materially aligned and consistent with Operating EBITDA, our key metric for evaluating overall performance of our operating business.

For all NEOs, other than Mr. Gustavson, the annual cash incentive program is called the Executive Incentive Plan, or EIP. In 2019, Mr. Gustavson participated in the Realogy Performance Plan, or RPP, our annual cash incentive plan for employees who are not members of the Executive Committee. The EIP and RPP are very similar, although target award opportunities are lower for RPP participants.
The total amount available for payouts under the EIP and RPP is limited by the funding provided by Plan Operating EBITDA results.
Each NEO’s entire potential award under the EIP and RPP is subject to decrease or increase based on his or her Relative Individual Performance.
The Relative Individual Performance metric was integrated into the EIP for the first time in 2018 to allow the Committee to divide the EIP funding pool among the members of the Executive Committee based upon each executive’s relative individual contribution during the applicable year.

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The following pages include additional details regarding the EIP and RPP, including how 2019 awards were determined, how the plans were funded, and actual payouts earned by our NEOs.

Key Facts: Annual Incentive (Cash)
Historical Payouts (2014-2019)	44% to 100% of Target
Award Determined by	Plan Operating EBITDA and Relative Individual Contribution
Funding Mechanism	Achievement against Plan Operating EBITDA target

2019 EIP Funding Calculation
Aggregate Participant Target Awards ($)	x	Plan Operating EBITDA Results (%)	=	Funded EIP Award Pool ($)

Individual 2019 EIP Awards Calculation
Funded EIP Award Pool ($)	x	Relative Individual Performance (%)	=	Individual EIP Award ($)

2019 Annual Incentive Results Plan Operating EBITDA (in millions)

$800
$700
$600
$500
In Millions
Maximum (200%) $753 Million
Target (100%) $627 Million
Actual 2019 EIP Achievement (70%) $589 Million
Threshold (25%) $530 Million

2019 Target Annual Incentive. The Committee approved the following target opportunities (expressed as a percentage of salary) to the NEOs: (i) for the CEO, 150% target award opportunity (given his overall greater accountability for the performance of the Company), (ii) for the other NEOs, except for Mr. Gustavson, 100% target award opportunity and (iii) for Mr. Gustavson, 40% target award opportunity. The Committee believes these targets were consistent with market practice for each NEO position at the time the 2019 annual incentive program was established in February 2019.
NEOs could earn between a threshold payout of 25% and a maximum payout of 200% of their target award, with payouts determined by linear interpolation when achievement falls between performance levels.
Funding Pool. The potential funding pool for the EIP was determined by aggregating the target opportunity of each of the CEO and the other members of the Executive Committee.
The 2019 EIP was funded by multiplying this aggregate target opportunity by the actual level of performance achieved (expressed as a percentage) against the Plan Operating EBITDA target. The aggregate value of awards under the EIP could not exceed this funding pool.
As a result, any increase to the amount earned by one EIP participant due his or her Relative Individual Performance must result in a corresponding decrease to the amount earned by one or more other EIP participants.
The EIP and RPP also include a prohibition against any participant's award exceeding the maximum payout cap of 200% of target under the EIP and RPP.
The potential funding pool for the RPP was determined by aggregating the target opportunity of each RPP participant, with actual funding determined in the same manner as the EIP.
Rigor in Setting the Plan Operating EBITDA Target. The target Plan Operating EBITDA goal was set by the Committee at a level equal to the budget approved by the Board for 2019, or the 2019 Budget.
The budgeting process undertaken by management and overseen by the Board is rigorous and set at a level that requires a reasonable degree of stretch performance and operational excellence to achieve.
To reinforce overall company growth, funding of the 2019 EIP was based solely on Plan Operating EBITDA for the consolidated Company.

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The 2019 Plan Operating EBITDA target was lower than actual Operating EBITDA reported by us for 2018. The Committee believed the 2019 EIP target was rigorous due to a variety of factors. When setting the 2019 EIP target, the Committee considered that:

▪	The 2019 Budget followed industry forecasts of overall low volume growth, with negative growth in the first half of the year and positive growth in the second half of the year; and

▪	The 2019 Budget included targeted objectives for gains from recruiting and retention efforts in our company owned brokerage operations as well as benefits from cost saving initiatives; but

▪
Offsetting these gains were expected expenses for growth investments in the business, including technology and lead generation program spend as well as other strategic initiatives focused on the retention and recruitment of independent sales agents in a highly competitive environment; and

▪	The 2019 Budget also reflected moderating, but continued pressure on the share of gross commission income paid by our company owned brokerages.

Balancing these factors, the Committee believed that the target set for the EIP was in fact rigorous, notwithstanding it being lower than the actual 2018 EIP achievement.
Historical EIP and RPP payouts based on performance against the Plan Operating EBITDA target set by the Committee, as shown in the following table, further demonstrate the level of rigor required to achieve payout under the plans.

Historical payouts under the EIP
2019	70.0%*
2018	44.0%*
2017	82.0%
2016	69.6%
2015	100.0%
2014	63.0%
________

*	Reflects EIP funding, before application of Relative Individual Performance
Target and Actual 2019 Plan Operating EBITDA funding under the EIP & RPP
The table below sets forth the:

▪	Pre-established Plan Operating EBITDA performance levels at threshold, target and maximum payout; and
▪Actual Plan Operating EBITDA performance achieved in fiscal 2019.

2019 Plan Operating EBITDA* Funding under the EIP & RPP
Performance Level	Payout as % of Target	Plan Operating EBITDA (in millions)
Threshold	25%	$530
Target	100%	$627
Maximum	200%	$753
Actual	70%	$589
_______________

*	See Annex B for a definition of Plan Operating EBITDA and the calculation of actual results under the terms of the EIP and RPP.

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Relative Individual Performance Calculation.
The Committee, in collaboration with the full Board, establishes individual performance goals for our CEO at the beginning of the fiscal year based on our annual financial and strategic plan.
Likewise, each member of the Executive Committee works with our CEO at the outset of the year to establish quantitative and qualitative goals designed to drive our corporate strategy and results.
Following the conclusion of the year, our CEO provides an in-depth review of his performance to the Board. After consultation with the Board, the Committee assesses the CEO's Relative Individual Performance, taking into account the following factors:

▪	Achievement of key strategic and operational objectives;

▪	Execution of key initiatives;

▪	Execution of key talent management initiatives; and

▪	Other factors identified as appropriate.
The CEO also presents the Committee with his assessment of the Relative Individual Performance of each member of the Executive Committee taking into consideration each executive's pre-established goals and the factors listed above.
The Committee reviews and discusses each of the other NEO's Relative Individual Performance, taking into account the CEO's recommendations.
When determining each NEO's Relative Individual Performance, the Committee does not assign a specific weighting to any of the individual goals or factors, but considers progress and results against the objectives in the aggregate.

In determining to rank each NEO's Relative Individual Performance as meeting "target" (other than Mr. Gustavson), the Committee considered, among other things, the following factors for:

▪
Mr. Schneider, his critical contributions to the development of Realogy's vision, in particular his strong leadership role in driving substantial change at the Company, including strategy, product, value proposition, talent and culture, as well as changes in the Company's capital allocation;

▪
Ms. Simonelli, her leadership on the planned sale of our global employee relocation business, her work on improved management of expenditures and her progress on our goal to reduce corporate indebtedness, overseeing the repurchase of $93 million of our 4.875% Senior Notes through open market purchases at an aggregate purchase price of $83 million;

▪
Mr. Peyton, the relative strength of the performance of the franchise business in 2019 as well as his increased responsibilities for certain company owned brokerages and his contributions to the implementation of strategic initiatives related to the franchise business;

▪
Ms. Wasser, her significant contributions to risk management and strategic support of critical corporate and commercial matters as well as her strong leadership with respect to legal, compliance and regulatory matters, including proactive measures on new and growing risks;

▪
Ms. Helmkamp, her active role in the Company's planned sale of our global employee relocation business and her significant contributions to the development of new lead generation programs and strategic collaborations, including Realogy Military Rewards and the first-ever real estate benefits program designed for AARP members; and

▪
Mr. Gustavson (who achieved a higher individual performance rating under the RPP), the solid execution of his oversight responsibilities for the accounting, treasury, tax and accounts payable functions as well as his assumption of an expanded role in November 2018 to include the position of Interim CFO and Treasurer through March 2019.

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2019 Payouts Earned under the EIP & RPP.
The following table sets forth each NEO's target award, payout achieved based on Plan Operating EBITDA and Relative Individual Performance and the change from his or her 2018 award:

Name	Target Award ($)(1)	Combined 2019 financial and individual performance (%)	2019 Payout ($)	Change from 2018 payout (%)(2)
Ryan Schneider	1,500,000	70%	1,050,000	59%
Charlotte Simonelli	475,000	70%	332,500	n/a
John Peyton	695,385	70%	486,769	54%
Marilyn Wasser	500,000	70%	350,000	59%
Katrina Helmkamp	650,000	70%	455,000	n/m
Timothy Gustavson	119,734	77%	92,195	56%
_______________

(1)	Target awards are based on base salary earned in 2019.

(2)	Ms. Helmkamp commenced employment with the Company in July 2018 and, accordingly, received a prorated award in 2018.

2020 Executive Incentive Plan
In February 2020, the Committee determined that the structure of the 2020 Executive Incentive Plan and 2020 Realogy Performance Plan would be consistent with the design of the 2019 EIP and RPP.

Long-Term Incentive (Equity)
Long-term incentives, or LTI, consists of equity awards granted under the Realogy 2019 Long-Term Incentive Plan.

2019 Long-Term Incentive Awards by Grant Type and Weighting
	Performance-Based Awards Performance Share Units		Time-Based Awards
	RTSR†	CFCF	RSUs	Options
CEO	30%	30%	20%	20%
Other NEOs (except T. Gustavson)	20%	30%	30%	20%
T. Gustavson	20%	30%	50%	—%
_______________
† The weighting above is based on the valuation approach used by the Committee to determine the appropriate allocation among the components of target direct compensation, rather than the grant date fair value of the awards.
Summary
In 2019, the Committee allocated 60% of our CEO's long-term incentive compensation value to performance share units, or PSUs. The PSUs are tied to Company achievement against pre-established metrics over the three-year period ending December 31, 2021. Half of each other NEO's 2019 long-term incentive award was awarded in the form of PSUs.
The performance metrics used in the PSU program are Relative Total Stockholder Return, or RTSR, and

Cumulative Free Cash Flow, or CFCF, each of which is explained under the heading Performance Share Units in this CD&A.
The remaining 2019 LTI award was comprised of time-based awards granted in the form of options (except with respect to Mr. Gustavson who is not a member of the Executive Committee) and restricted stock units.

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In setting the mix of equity, the Committee weighed its preference for performance-based awards against the retention benefits provided by time-based equity awards. The Committee noted the meaningful vesting periods applicable to time-based awards, including ratable four year vesting for option awards and three year vesting for restricted stock unit awards. In addition, the Committee considered the “at-risk” nature of options, which will only have value if our stock price increases above the exercise price of the option and such value is maintained through the applicable vesting and exercise date.
When the 2019 LTI awards were granted, all outstanding option awards made to our NEOs were “underwater,” did not have any “in the money” value, and were tracking to have no realizable value without an increase in stock price. In addition, outstanding performance-based equity awards were tracking to have below target realizable value.
The Committee considered the following factors when determining each NEO’s 2019 LTI grant:

▪	the need to provide sufficient long-term incentives;

▪	the need to satisfy retention objectives;

▪	a competitive pay analysis prepared by the Committee’s independent compensation consultant;

▪	the executive’s expertise, experience and criticality to Realogy; and

▪	individual performance reviews conducted by the Committee with input from our CEO in the case of his direct reports and, in the case of our CEO, with input from the Board.

All option awards held by NEOs were underwater as of December 31, 2019

The Committee believes that Mr. Schneider’s 2019 LTI award is appropriate given that:

▪	the majority of his LTI award is tied to the achievement of objective performance goals over a three-year performance cycle;

▪	his broad scope of responsibilities and the critical role he plays in setting and executing the Company’s business strategy;

▪	his equity awards are subject to both the Company's Clawback Policy as well as his continued compliance with the restrictive covenants in his employment agreement; and

▪	his awards vest over a minimum period of three years (four years for options) and will be forfeited if he is terminated for cause or voluntarily leaves his position.
The Committee weighs PSU awards more heavily for Mr. Schneider than other NEOs, with 60% of his 2019 LTI target value to tied to the RTSR or CFCF metric (as opposed to 50% weight for our other NEOs). Equal target compensation value was assigned to each of these PSU metrics for the 2019-2021 performance period for our CEO in order to provide further incentive to him to drive the creation of stockholder value through both stock performance and the Company’s generation of Free Cash Flow.
The Committee increased the target value of the LTI awards granted to each of Messrs. Peyton and Gustavson to reflect the substantial increase in each of their responsibilities in 2018. The Committee also considered the retentive benefits of equity awards in making these adjustments to LTI award values, particularly in light of the low realizable and retentive value of prior grants.
The Committee kept the LTI awards flat, year-over-year, for each of Mr. Schneider and Ms. Wasser, determining that the LTI opportunities appropriately recognized for: Mr. Schneider, his role in the oversight of our entire operations and Ms. Wasser, the variety of complex legal, risk and governance matters she oversees.
The 2019 LTI awards for Ms. Simonelli and Ms. Helmkamp were negotiated in connection with their hire and, as is the case with all of our executive equity awards, are subject to our Clawback Policy. Future LTI awards to these executives will be made in the discretion of the Committee.

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The following table shows the 2019 LTI awards granted to our NEOs as well as the aggregate LTI target direct compensation value assigned by the Committee and aggregate grant date fair market value of those awards.

2019 Long-Term Incentive Grants
	Shares Underlying Performance-Based PSU Awards (#)(1)		Shares Underlying Time-Based Awards (#)		LTI Target Direct Compensation Value ($)(2)	Grant Date Fair Market Value ($)(2)
Name	RTSR(2)	CFCF	RSUs	Options
Ryan Schneider	165,441	165,441	110,294	433,526	$7,500,000	$6,558,634
Charlotte Simonelli(3)	18,659	27,989	27,989	78,571	1,100,000	984,469
John Peyton	26,470	39,705	39,705	104,046	1,800,000	1,649,353
Marilyn Wasser	19,117	28,676	28,676	75,144	1,300,000	1,191,201
Katrina Helmkamp	14,705	22,058	22,058	57,803	1,000,000	916,293
Timothy Gustavson	4,926	7,389	12,316	—	335,000	306,953
_______________

(1)	Shares underlying performance-based PSU awards and grant date fair market value are presented at target.

(2)
The number of PSUs granted under the RTSR metric was determined by dividing the value of the award approved by the Committee by our closing stock price on the date of grant ($13.60), while the grant date fair market value of $7.91 per RTSR PSU was determined, in accordance with FASB ASC Topic 718, by a Monte Carlo simulation performed by an independent third-party.

(3)
In addition to her 2019 annual grants, Ms. Simonelli also received an inducement award on March 25, 2019 in connection with her commencement of employment with us, which had a grant date fair market value of $1,000,000 and was granted in the form of restricted stock units that vest in equal tranches over three years on each anniversary of the grant date. As noted under the heading Inducement Award to Ms. Simonelli on page 53 of this CD&A, the award is subject to our Clawback Policy.

The realizable value of time-based equity awards granted to NEOs in 2019 decreased ~52% and PSU awards for the 2019-2021 cycle were tracking to pay out below threshold or below target at the end of 2019

Performance Share Units
This section discusses the structure of our Performance Share Unit, or PSU, awards.
Since 2014, PSUs have comprised the largest part of the LTI award.
In 2019, the Committee allocated the following amounts of LTI target value to PSU awards:

▪	60% of the CEO's LTI award; and

▪	50% of other NEOs' LTI award.
The number of units that may be earned under each PSU award is a multiple of the target award, with such multiple based upon the achievement of the applicable performance metric over the three-year performance period.
For example, the PSU awards granted in 2019 measure performance from January 1, 2019 to December 31, 2021. Likewise, the PSU awards that were earned for the three-year period ending December 31, 2019 were granted in 2017. Payouts are determined by linear interpolation when achievement falls between performance levels.
All of our currently outstanding PSU awards are based on two metrics -- relative total stockholder return, or RTSR, and cumulative Free Cash Flow, or CFCF.
PSUs are denominated in stock units, so the award value tracks Realogy stock price over the three-year performance period.
Earned PSUs are distributed in actual shares of our common stock during the first quarter of the year after the end of the three-year cycle. Amounts earned are based upon the Committee's determination of results and are forfeitable if the Company does not meet pre-established threshold targets for CFCF and RTSR.

The Committee has never exercised positive discretion to increase CFCF or RTSR PSU payouts

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Relative Total Stockholder Return
Summary. The Relative Total Stockholder Return metric was initially adopted by the Committee as a PSU metric in 2015 at the recommendation of investors.
The RTSR metric focuses on Realogy stockholder returns relative to an index selected by the Committee—with outperformance against the index resulting in payouts above target and underperformance resulting in no payout, or payouts below target.

2019 and 2020 RTSR PSU awards are tied to performance against the S&P MidCap 400 following investor suggestions during the 2018 Investor Outreach Program

Prior to 2019, RTSR awards were tied to the SPDR S&P Homebuilders ETF (XHB) index, or XHB index. During the Board’s 2018 Investor Outreach Program, several investors suggested that the Committee evaluate the use of different indexes for future RSTR awards.
Accordingly, the Committee reviewed several alternative indexes in designing the 2019 RTSR awards. In adopting the S&P MidCap 400 as the RTSR benchmark, the Committee considered:

▪	that the S&P MidCap 400 index is a broad-based index more easily tracked and understood by investors;

▪	that performance against the S&P MidCap 400 index emphasizes outperforming the market, rather than a specific industry;

▪	the addition of Realogy to the S&P MidCap 400 index in September 2018 (which was effective until May 2019, when Realogy was added to the S&P SmallCap 600);

▪	that from 2016 to 2018, the S&P MidCap 400 index correlated more closely to our stock performance than other indexes considered; and

▪	suggestions from our investors.

The Committee believes the RTSR metric aligns long-term executive compensation with the interests of our stockholders and is working as designed, with:

▪	No payouts earned under any cycle completed to date

Historical achievement RTSR PSU Cycles
2017 to 2019	0%
2016 to 2018	0%
2015 to 2017	0%

▪	Below threshold payout forecasted under the 2018-2020 cycle and 2019-2021 cycle as of the end of 2019

Forecasted achievement* RTSR PSU Cycles Outstanding at 12.31.19
2018 to 2020	0%
2019 to 2021	0%
* Actual results will be determined at the conclusion of the applicable three-year cycle

RTSR PSU—Design Features
Metric Description	Total stockholder return relative to a hypothetical investment in the applicable benchmark index (See “RTSR Benchmarking” below)
Target Direct Compensation Weighting	In 2019, PSU awards tied to RTSR were: - 50% of CEO PSU award - 40% of other NEO PSU awards
Opportunity (% of Target Shares Vested)	Threshold = 40% Target = 100% Maximum = 175%

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Mechanics of RTSR PSU Awards Granted in 2019. Consistent with prior RTSR PSU awards for the 2016-2018 cycle and the 2017-2019 cycle, payouts under the RTSR PSU award granted for the three-year performance period of January 1, 2019 to December 31, 2021 will be determined by measuring the difference at the end of the performance period between the:

▪	total stockholder return realized through an investment in Realogy stock, and

▪	total stockholder return realized through an investment in the applicable index.
Both calculations include dividends paid during the performance period.

2019-2021 RTSR PSU Payout Formula
Realogy TSR (%)	minus	S&P MidCap 400 Index TSR (%)	=	RTSR (%)
The Committee protects against excessive awards by limiting payouts as follows:

▪	if Realogy total stockholder returns are negative, the payout may not exceed 100%, regardless of our relative performance against the comparator index, and

▪	the value of the shares of Realogy common stock to be issued in payment of the RTSR PSU award may not exceed 300% of the award's grant date fair market value.
The Committee may exercise negative, but not positive, discretion is determining the performance level achieved under this metric.
Benchmark Index. Target payouts for the 2019 RTSR PSUs will be earned for performance equal to the S&P MidCap 400 index. For every +/- 1% change in RTSR, the payout as a percentage of the target award will increase/decrease by 2%. Maximum payouts will be made at 175% of target if Realogy's TSR exceeds the S&P MidCap 400 index TSR by 37.5 percentage points, assuming Realogy's TSR is positive. Payouts will be made at threshold (40% of target) if Realogy's TSR trails the S&P MidCap 400 index by 30 percentage points.
In deciding to utilize an RTSR metric, the Committee recognized that a significant majority of our competitors are privately-held. In the absence of an index of publicly-traded companies engaged in a similar business to Realogy, the Committee will regularly evaluate the trading correlation between the S&P MidCap 400 index and our common stock and may determine to use another index or a custom peer group with respect to future grants, if any, tied to RTSR. The Committee also recognizes that there is an inherent challenge with an RTSR metric when certain of the Company's most significant competitors do not rely on public equity.
Cumulative Free Cash Flow
Summary. The Committee first used CFCF as a PSU metric in 2015. Target performance is set in-line with the Company’s strategic plan for the corresponding three-year period covering the award.
The Committee has continued its use of the CFCF metric in the LTI because it believes the metric:

▪	reflects the manner in which our stockholders measure Realogy’s operating performance

▪	aligns with our strategic objectives, including:

▪	making strategic investments in our business; and

▪	de-levering the balance sheet

▪	is working as designed, with

▪	No or below target payouts earned under the first three completed PSU cycles

Historical achievement CFCF PSU Cycles
2017 to 2019	0%
2016 to 2018	55%
2015 to 2017	97%

▪	No or below target payout forecasted under the 2018-2020 cycle and 2019-2021 cycle as of the end of 2019

Forecasted achievement* CFCF PSU Cycles Outstanding at 12.31.19
2018 to 2020	0%
2019 to 2021	Below target
* Actual results will be determined at the conclusion of the applicable three-year cycle

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CFCF PSU—Design Features
Metric Description	Cumulative Free Cash Flow generated by Realogy over a three-year period, as adjusted for items pre-established by the Committee
Target Direct Compensation Weighting	In 2019, PSU awards tied to CFCF were: - 50% of CEO PSU award - 60% of other NEO PSU awards
Opportunity (% of Target Shares Vested)	Target = 100% Threshold = 50% Maximum = 200%
Mechanics of CFCF PSU Awards Granted in 2019. At the time of grant, the Committee pre-established the CFCF target and permitted enumerated adjustments for determining CFCF results for the three-year period that include increases or decreases that differ from the cash amounts assumed in the forecast underlying the target. Neither the CFCF target goal or actual achievement against the target goal take into account capital expenditures during the performance period.

2019 and 2020 CFCF PSU awards incorporate feedback received during the 2018 Investor Outreach Program

During the 2018 Investor Outreach Program, certain investors asked the Committee to consider excluding benefits to CFCF that were recognized as a result of acquisitions during the performance period, if the earnings from these acquisitions had not been incorporated into the CFCF target goal.
The Committee incorporated this investor feedback into the calculation of CFCF in the 2019 and 2020 CFCF PSU awards, which exclude any earnings generated from acquisitions occurring during the three-year performance period with a purchase price in excess of $25 million, including contingent earnouts, if such acquisition was not incorporated into the CFCF target goal.
Other specific adjustments for the 2019 CFCF metric relate to the use of cash that differs from management’s budget and used for:

▪	our relocation securitization program funding;

▪	former parent legacy payments;

▪	taxes;

▪	pension payments;

▪	business optimization & restructuring expenses;

▪	extinguishment of debt; and

▪	litigation and regulatory compliance, net of insurance reimbursement.
We do not disclose actual CFCF targets prior to the close of the related financial period for competitive reasons, but the 2019-2021 target is aligned with the Company's 2019-2021 strategic plan. A threshold payout of 50% of the target award will be earned if 79% of target CFCF for the 2019-2021 period is achieved and a maximum payout of (200%) of target award will be earned if 124% of target CFCF is achieved.
The Committee has never exercised discretion to adjust the CFCF awards, but does have authority to exercise negative or positive discretion to adjust the payout earned under this metric for the 2019 award, including to take into account extraordinary corporate transactions or developments.

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Achievement Against Performance Metrics and Payouts under the 2017-2019 PSU Award Cycle
On February 24, 2020, the Committee made the following determinations with respect to the PSU awards granted in 2017 that measured performance over a three-year performance period ended December 31, 2019:
No payout was earned under the RTSR metric.

Relative Total Stockholder Return Results 0% Payout Earned (2017-2019 Cycle)
Realogy TSR	XHB TSR	Actual Relative TSR	Payout
-57%	35%	-92%	0%

RTSR Performance Range (2017-2019 Cycle)

▪	Target if RTSR is equal to XHB Index

▪	Maximum if RTSR better than +37.5%

▪	Threshold: RTSR is better than -30%
No payout was earned under the CFCF metric.
The table to the right sets forth the:

▪	Pre-established CFCF performance levels over the three-year period of January 1, 2017 to December 31, 2019 at threshold, target and maximum payout; and

▪	Actual CFCF performance achieved during the 2017-2019 period.
See Annex B for a definition of Cumulative Free Cash Flow and the calculation of actual results under the terms of the award agreement.

Cumulative Free Cash Flow† Results 0% Payout Earned (2017-2019 Cycle)
Performance Level	Payout as % of Target	CFCF (in millions)
Threshold	50%	$1,335
Target	100%	1,631
Maximum	200%	1,857
Actual	0%	1,211
The table below shows the aggregate shares earned by NEOs under the 2017-2019 PSU cycle, along with the payout value of those shares based on the results discussed above:

Aggregate Payouts Earned under the 2017-2019 PSU Award Cycle
Name	Target Award ($)	Aggregate Shares Earned (#)	2019 Payout Value ($)	Target Value Realized (%)
John Peyton	$600,000	0	$—	0%
Marilyn Wasser	650,000	0	$—	0%
Timothy Gustavson	120,000	0	$—	0%

Outstanding PSU Cycles
No or Below Target Payouts are forecasted under the three-year PSU cycles for the 2018-2020 and 2019-2021 performance periods as of the end of 2019.
Actual results will be determined based upon results under the applicable metric at the conclusion of the applicable three-year cycle.

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2020-2022 Performance Share Unit Awards
In February 2020, the Committee determined that the structure of the 2020-2022 cycle of the PSU awards will be generally consistent with the design of the 2019-2021 cycle:

▪
RTSR will be measured against the S&P MidCap 400 index. A maximum payout of 175% of target will be earned if Realogy's TSR exceeds the S&P MidCap 400 index TSR by 37.5 percentage points (assuming Realogy's TSR is positive) and a threshold payout of 40% of target will be earned if Realogy's TSR trails the S&P MidCap 400 index by 30 percentage points.

▪
CFCF will have a maximum payout of 200% of target earned if 130% of target CFCF is achieved and a threshold payout of 50% of target will be earned if 70% of target CFCF for the performance period is achieved. In determining to broaden the performance scale for the 2020-2022 CFCF PSU award, the Committee considered that no payouts were earned under the 2017-2019 CFCF PSU award and that the 2018-2020 CFCF PSU award was also forecasted to result in no payout as of the end of 2019. Additionally, the Committee considered that increased volatility in real estate brokerage economics added further uncertainties with respect to three-year cumulative Free Cash Flow forecasting.

See 2020 Long-Term Incentive Awards on page 53 for target PSU awards granted to NEOs under the 2020 long-term incentive.
Time-Based Awards
Our NEOs, like our stockholders, have experienced significant declines in the value of time-based equity awards granted since 2017. This decrease in value is reflective of the competitive, market and performance challenges the Company has faced in recent years. The Committee recognizes that these declines in realizable value may disadvantage the Company going forward as prior equity awards offer limited incentive or retentive value to the key executive talent that is critical to the execution of our long-term strategy and future growth potential.

All NEO option awards were underwater at 2019 year end

Options. Options have a maximum term of ten years and vest over four years, with 25% vesting on each anniversary date of the grant date. The exercise price is equal to the closing sale price of our common stock on the date of grant.
A stock option only has value if our stock price increases above the exercise price of the stock option and such value is maintained through the applicable vesting and exercise date.
The time vesting feature of the option awards is also intended to serve as a meaningful executive retention device.

Restricted Stock Units. Restrictions on restricted stock units, or RSUs, lapse over three years, with 33.33% lapsing on each anniversary of the grant date.
When setting LTI awards, our Committee considers the important role of RSUs in:

▪	encouraging executive retention; and

▪	aligning the interests of our NEOs with the interests of our stockholders, as the value of these time-based awards will increase or decrease with the value of our stock.

Dividend Equivalent Units. Prior to the discontinuation of our quarterly cash dividend in the fourth quarter of 2019, PSUs and RSUs were credited with dividend equivalent rights related to any cash dividend paid by Realogy. Options did not carry dividend equivalent rights.
Any additional units that were credited as dividend equivalents are subject to the same vesting requirements, settlement provisions, and other terms and conditions as the original award to which they relate. No dividend equivalents will be paid unless and until the underlying award is vested or settled.

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Inducement Award to Ms. Simonelli
As an inducement to her hiring in March 2019, the Committee granted Ms. Simonelli an RSU award in the amount of $1 million.
The RSU award, including any proceeds, gains or other economic benefit in respect of the award, are subject to the terms and conditions of our Clawback Policy, which allows the Board to recoup incentive compensation in the event of a material restatement or adjustment of our financial statements, misconduct, or breach of Ms. Simonelli's restrictive covenants with us, including those related to non-competition and non-solicitation.
The RSUs vest in equal installments over three years on each grant date anniversary.

2020 Long-Term Incentive Awards
The table below sets forth the LTI grants made to our NEOs by the Committee, effective February 27, 2020.
The Committee determined to grant all time-based awards under the 2020 LTI the form of RSUs (which continue to be subject to ratable vesting over a three-year period). The Committee took several factors into account when implementing this change, including that the change would result in the use of fewer shares under the Company's 2018 Long-Term Incentive Plan; that following the change, a significant portion of executive compensation would remain at-risk and subject to performance metrics; and the important role of RSUs in supporting executive retention. The shift away from the use of options in the LTI was discussed with stockholders during the winter session of our 2019 Investor Outreach Program.

2020 Long-Term Incentive Grants
	Shares Underlying Performance-Based PSU Awards(1)		Shares Underlying Time-Based Awards	LTI Target Direct Compensation Value ($)(2)(3)(4)	Grant Date Fair Value ($)(2)
Name	RTSR (#)(2)	CFCF (#)	RSUs (#)
Ryan Schneider	231,958	231,958	309,278	7,500,000	$7,258,756
Charlotte Simonelli	24,742	37,113	61,855	1,200,000	$1,174,266
John Peyton	37,113	55,670	92,783	1,800,000	$1,761,399
Marilyn Wasser	22,680	34,020	56,701	1,100,000	$1,076,409
Katrina Helmkamp	16,494	24,742	41,237	800,000	$782,838
______________

(1)	Shares underlying performance-based PSU awards, LTI target direct compensation, and grant date fair market value are presented at target.

(2)
The number of target PSUs granted under the RTSR metric was determined by dividing the value of the award approved by the Committee by our closing stock price on the date of grant ($9.70), while the grant date fair market value of $8.66 per RTSR PSU was determined, in accordance with FASB ASC Topic 718, by a Monte Carlo simulation performed by an independent third-party.

(3)
The Committee made no changes to the structure or value of Mr. Schneider’s 2020 target direct compensation, other than the elimination of time-vested options from his 2020 LTI. The Committee decreased the 2020 LTI target value for each of Ms. Wasser and Ms. Helmkamp by $200,000 and shifted $100,000 in value each to 2020 base salary (with a corresponding increase in annual cash incentive opportunity) – such that their 2020 target direct compensation values remain unchanged from 2019. With respect to Ms. Simonelli and Mr. Peyton, after taking into account their historical performance, the Company’s expectations with respect to their future performance, and competitive market factors, the Committee increased base salary for each such executive by $100,000 (with a corresponding increase in annual cash incentive opportunity), which taken with their 2020 LTI reflected in the table above, resulted in an increase in their 2020 target direct compensation as compared to 2019.

(4)
As Mr. Gustavson is not a member of the Executive Committee, the Committee determined to set his 2020 LTI target direct compensation goal at $325,000. His 2020 LTI award is comprised of 8,376 cash-settled RSUs (which vest over a three-year period), a time-vested cash award of $162,500 (which vests over a three-year period), and a cash-settled performance award tied to CFCF goals in the amount of $81,250 (which will vest based on achievement against the target goal at the end of the three-year performance cycle).

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Stock Ownership Requirements
Adopted in 2013 by the Committee, Realogy’s Stock Ownership Guidelines encourage stock ownership among the Executive Committee members to further the objective of aligning our executives’ interests with those of our stockholders.

Based upon feedback during our Investor Outreach Program, the Committee increased the CEO’s minimum stock ownership requirement to 6x annual base salary

Under Realogy’s stock ownership guidelines, members of the Executive Committee are required to own shares of our common stock equal to a specified multiple of their annual base salary.

Stock Ownership Guidelines
CEO	6x salary
Other EC Members	3x salary
In 2018, the Committee eliminated the use of vested options toward the ownership requirement. Under the revised Stock Ownership Guidelines, Realogy common stock, deferred stock units and unvested RSUs count toward achieving the ownership requirement. Options and unearned PSUs are not counted.
Compliance must be achieved within five years of becoming an Executive Committee member. Executive Committee members must retain one-half of the net shares upon exercise of an option (after giving effect to the exercise price and applicable taxes upon exercise) and one-half of the net full-value shares that vest until the Executive Committee member has met his or her minimum ownership level. In the event that an Executive Committee member has not met the ownership requirement at the end of the five-year period, such executive must retain 100% of the net shares until compliance is achieved.
Messrs. Schneider and Peyton, Ms. Simonelli and Ms. Helmkamp each have five years from commencement of employment with us to meet the ownership requirement. As an interim member of the Executive Committee, Mr. Gustavson is not subject to the ownership requirement. Although Ms. Wasser has never sold any Company stock during her tenure with the Company, due to declines in the stock price, Ms. Wasser's stock ownership was at 2.9x base salary as of December 31, 2019. She must retain 100% of net shares until compliance is achieved.

Timing & Valuation of Equity Grants
The Committee's practice generally is to grant LTI awards to the NEOs at the regularly scheduled Committee meeting in February of each year with awards granted and priced on the third business day following the release of full year earnings results and the filing of our Annual Report on Form 10-K. The Committee retains the ability to determine that another grant date may be appropriate in certain circumstances.
During the year, the Committee also may approve equity awards, typically for executives hired or promoted and in connection with acquisitions. The Committee also has delegated to the CEO certain limited authority to make grants to non-Section 16 officers and the Committee is apprised of any such grants on a quarterly basis.
In connection with valuing the grants of equity awards, it is our policy generally to use, as the grant or strike price for any equity award, the closing price of our common stock on the effective date of the grant. For RSUs and for PSUs that are based upon achievement of Company-specific metrics, the Committee typically approves a dollar value, which is then divided by the closing sale price of our common stock on the date of grant. For valuing options, the Company utilizes a Black-Scholes valuation methodology.
For determining the grant date fair value of PSUs that have an RTSR metric, the Committee utilizes a Monte Carlo simulation performed by an independent third-party valuation firm to determine fair value - however, commencing in 2019, the number of target PSUs granted under the RTSR award is determined by dividing the value assigned to the award by the closing price of our common stock on the date of grant, rather than the Monte Carlo grant date fair value.

Limited Other Benefits and Perquisites
Our compensation program does not include material other benefits or perquisites.
All employees, including NEOs, may participate in our 401(k) plan. The plan currently provides a matching contribution of 50% of amounts contributed by the officer, subject to a maximum of 6% of eligible compensation.
In December 2017, the Committee froze participation in our Executive Deferred Compensation Plan, which previously allowed NEOs to defer cash and/or equity

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under that plan. None of our NEOs participate in a now-closed, defined benefit pension plan (future accruals of benefits were frozen on October 31, 1999).
Qualifying employees who are required to relocate in connection with their commencement of employment with us are entitled to relocation benefits through Cartus, including limited tax gross-up assistance.
Mr. Schneider received such relocation benefits in 2019 in connection with the sale of his former residence as a result of his move to New Jersey to join Realogy. We do not expect that Mr. Schneider will receive any further relocation benefits from the Company.

Employee Recognition Bonuses
To recognize noteworthy employee contributions to special projects that highlight examples of employee excellence, the Company may award recognition bonuses from time-to-time. Mr. Gustavson was awarded two such bonuses in 2019 to recognize his exceptional leadership contributions in the role of Interim Chief Financial Officer from November 2018 to March 2019 ($100,000) and his contributions to the planned sale of our relocation business ($10,000).

2020 Executive Retention Award
On February 24, 2020, the Committee awarded Mr. Peyton a special cash retention award of $1.0 million, which will vest and be payable over three years in equal annual installments on the anniversary of the grant date. In making the award, the Committee considered that, since commencing employment with the Company, Mr. Peyton has assumed evolving levels of responsibility for the Company’s business, has consistently demonstrated exemplary leadership and has provided critical assistance in the implementation of the Company’s strategic objectives. The Committee also considered the competitive landscape for executive talent, in particular with respect to this executive, and the potential business disruption likely to be caused by unplanned attrition.
Any unvested portion of the award will be forfeited in the event that Mr. Peyton is terminated for cause or if he terminates employment with the Company without good reason.

The award will remain subject to repayment if Mr. Peyton is found to be in breach of his restrictive covenant agreements with the Company (per the terms of such agreements), including those related to non-competition and non-solicitation.

Hedging and Pledging Prohibited
Our Procedures and Guidelines Governing Securities Trades by Company Personnel prohibits all Directors, executive officers and employees from engaging in hedging transactions or pledging the Company’s securities, including but not limited to our common stock, and no waiver from that prohibition may be granted by the Company.

Clawback Policy

Clawback Policy Overview
Who does the Clawback Policy apply to?	Current and former Section 16 officers
What compensation can be clawed back?	Cash incentive or equity-based compensation
What situations give rise to claw back?
The Committee has discretion to claw back compensation in the event of:

- A material restatement or adjustment to the financial statements that would have had the effect of reducing incentive compensation received in past three years

- Misconduct, including knowing legal/regulatory breaches, fraud, knowing misrepresentations and corruption resulting in material financial or reputational harm

In addition, each of our NEOs is subject to one or more restrictive covenant agreements with Realogy (which include non-compete and non-solicitation provisions) pursuant to which the Company can clawback severance payments or stop the payment of equity awards if the restrictive covenant agreement is breached.

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Severance Protection
Severance Protection in 2019. As described in more detail under “—Potential Payments upon Termination or Change in Control,” each of our NEOs is entitled to severance pay and benefits upon a “qualifying termination”—meaning, a termination without “cause” by the Company or a termination for “good reason” by the executive.
For each of our NEOs, other than Mr. Gustavson, severance pay is equal to a multiple of the sum of annual base salary and target annual incentive, along with the continuation of welfare benefits. The severance multiple for our CEO is 200% and for each other NEO, other than Mr. Gustavson, is 100% (although, in the case of a qualifying termination of employment within twenty-four months following or in connection with a change in control of the Company, their multiple is 200%). Mr. Gustavson’s severance pay is equal to 100% of his base salary, either before or after a change in the control.
The higher multiples of base salary and target bonus payable to Mr. Schneider are based upon his overall greater responsibilities for our performance.
No NEO is entitled to any tax reimbursement protection for “golden parachute excise taxes.”
The Committee believes the severance and benefits payable to our NEOs under the foregoing circumstances aid in the attraction and retention of these executives as a competitive practice and are balanced by the inclusion of restrictive covenants (such as non-compete provisions) to protect our value following a termination of an executive’s employment without cause or by the executive for good reason. In addition, we believe the provision of these benefits will keep the executives focused on the operation and management of the business.
Transition to Severance and Change in Control Plans (commencing in 2019). In late 2018, with the assistance of its independent compensation consultant, the Committee determined to move away from individual severance agreements with executives and to instead transition members of the Executive Committee (other than the CEO) into severance and change in control plans.
In making this determination, the Committee considered the ease of uniform administration offered by a plan, as opposed to individual agreements, including that the Committee could amend the severance and change in control provisions applicable to participating executives at the same time and in the same manner.

Accordingly, on October 31, 2018, the Committee adopted an Executive Severance Plan and an Executive Change in Control Plan. All executives with executive severance agreements with the Company are expected to join the plans as their individual agreements expire. Eligible participants may also elect to join these plans early by agreeing to terminate their individual severance agreements.
The severance benefits offered under the Executive Severance Plan and an Executive Change in Control Plan are materially consistent with those offered pursuant to individual executive severance agreements. For a more detailed discussion of these plans see Agreements with Named Executive Officers.

Tax Considerations
Following the passage of the Tax Cuts and Jobs Act (the “Tax Act”) on December 22, 2017, the Committee rescinded its prior policy related to the now unavailable exemption for performance-based compensation under Section 162(m) of the Code, except to the extent that remuneration subject to Section 162(m) of the Code pursuant to a contract, award, plan or other compensatory agreement or arrangement may be eligible for transition relief under the Tax Act. However, the Committee remains committed to continuing to link executive compensation with Company performance through performance-based and at-risk compensation vehicles in 2019 and future years.

Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Committee annually considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. See “Governance of the Company—Oversight of Risk Management” for additional information on the Committee’s process.

Role of Committee, Advisors and Executives in Setting Executive Compensation
All of the members of the Committee are Independent Directors.
The Committee has the power and authority to oversee our compensation policies and programs and makes all compensation-related decisions for our

56

NEOs. While the Committee may take into account recommendations from its independent compensation consultant as well as the CEO (other than with respect to his own compensation), the Committee has final approval over all compensation decisions for all of our executive officers.

Key Facts: Independent Compensation Consultant
Committee’s Independent Compensation Consultant	Meridian Compensation Partners, LLC, or Meridian
Annual Independence Assessment	Meridian’s independence was assessed and confirmed by the Committee in 2019
Key Services Provided to the Committee in 2019
Meridian provides the Committee with analyses and advice exclusively on Executive & Director compensation matters, including in 2019:

- Competitive market
   pay analyses utilizing
   peer group and survey
   data

- Short- and long-term
   incentive program
   design for 2019 and
   2020

- Peer group review and
   confirmation

Services Provided in 2019 to Management or Not Related to Executive Compensation	None
The Committee’s independent compensation consultant reviews compensation materials presented by management to the Committee, participates in one or more pre-meeting calls with the Committee Chair and attends all regularly scheduled meetings of the Committee.
The CEO annually reviews the performance of, and makes recommendations regarding, each of our NEOs (other than himself). The CEO’s performance is annually reviewed by the Committee with input from the Board. The conclusions reached and recommendations based upon these reviews, including with respect to salary adjustment and annual and long-term incentive compensation targets and actual payout amounts, are presented to the Committee, which has the discretion to modify any recommended adjustments or awards to our executives. The Company’s Chief Human Resources Officer participates in the data analysis process.

Our Peer Group
As the majority of the Company’s closest peers are privately held (or comprise a part of a much larger reporting company), the Committee evaluates potential peers in industries that resemble the Company’s cyclicality, business model and financial performance.
Our current compensation peer group was created in 2016 and includes companies that are influenced by the housing market and share traits of our other business units.
During 2019, the Committee reviewed our peer group and, upon advice from its independent compensation consultant, determined that it continues to provide a reasonable view of the market in which Realogy competes for executive talent.
In terms of size, compared to our peer group, based upon data as of and for the year ended December 31, 2019, Realogy’s revenues were at the 31st percentile and its market capitalization was lowest of the peers.
Although the firms in our peer group employ executives with a skill set comparable to those of the Company, they generally operate in businesses with very different business cycles from residential real estate. Accordingly, the Committee has not relied on our compensation peer group when constructing the RTSR metric for PSU awards and recognizes the need to look beyond that peer group, to other more broad-ranging survey data when setting executive compensation. However, the Committee considers only aggregated survey data, not the identity of the individual survey data companies.
Our peer group was utilized by the Committee in connection with its 2017 through 2020 executive compensation decisions.
In preparation for the establishment of 2019 executive compensation, in November 2018, the Committee’s independent compensation consultant delivered a detailed and comprehensive analysis of peer group information and general industry survey data designed to educate the Committee on current compensation ranges by executive position together with plan design and component weighting information.

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The Committee considered the analysis presented at its November 2018 meeting as well as an evaluation of executive performance in early 2019 in setting NEO compensation for 2019.

Realogy Peer Group as of December 31, 2019
Company(1)	Revenue ($)(2) (in millions)	Market Cap ($)(2) (in millions)	Primary Comparable Category
Arthur J. Gallagher	$7,195	$17,763	Brokerage business model
Avis Budget Group, Inc.	9,172	2,380	Franchisor
CBRE Group, Inc.	23,894	20,077	Real estate services provider
First American Financial Corporation	6,202	6,551	Insurance company with title segment
Fortune Brands Home & Security, Inc.	5,765	9,092	Influenced by housing market
Hertz Global Holdings, Inc.	9,779	2,238	Franchisor
Hyatt Hotels Corporation	5,020	9,217	Franchisor
KB Home	4,553	3,029	Influenced by housing market
Jones Lang LaSalle Incorporated	17,983	8,972	Real estate services provider
Leggett & Platt Incorporated	4,753	6,689	Influenced by housing market
PulteGroup, Inc.	10,213	10,515	Influenced by housing market
Toll Brothers, Inc.	7,224	5,480	Influenced by housing market
Wyndham Worldwide Corporation	4,043	4,686	Franchisor
_______________

(1)	USG Corporation was removed from the 2019 peer group due to its acquisition by Knauf KG in April 2019.

(2)	Based on publicly-available information from the S&P Capital IQ database’s definition of Total Revenue and Market Capitalization.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Realogy Holdings Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Duncan L. Niederauer (Chair)
Fiona P. Dias
Matthew J. Espe
Michael J. Williams

58

2019 Summary Compensation Table
The table below sets forth the compensation we provided in 2019, 2018 and 2017 to our named executive officers.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)(4)(5)(6)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compen-sation ($)(7)	Change in Pension Value / Non-qualified Deferred Comp Earnings ($)(8)	All Other Compen-sation ($)(9)	Total ($)
Ryan M. Schneider Chief Executive Officer and President	2019	1,000,000	—	5,058,634	1,500,000	1,050,000	—	189,876	8,798,510
	2018	1,000,000	—	5,902,376	1,499,999	660,000	—	60,747	9,123,122
	2017	153,846	—	2,500,016	2,500,009	—	—	38,364	5,192,235
Charlotte C. Simonelli Executive Vice President, Chief Financial Officer and Treasurer	2019	475,000	—	1,764,462	219,999	332,500	—	8,704	2,800,665
John W. Peyton President and Chief Executive Officer, Realogy Franchise Group	2019	695,385	—	1,289,354	359,999	486,769	—	8,854	2,840,361
	2018	661,539	—	1,179,072	299,994	316,077	—	62,368	2,519,050
	2017	600,000	—	959,960	240,000	591,000	—	91,466	2,482,426
Marilyn J. Wasser Executive Vice President and General Counsel	2019	500,000	—	931,203	259,998	350,000	—	7,354	2,048,555
	2018	500,000	—	1,021,833	259,994	220,000	—	7,104	2,008,931
Katrina L. Helmkamp President and Chief Executive Officer, Cartus Corporation	2019	650,000	—	716,295	199,998	455,000	—	8,805	2,030,098
Timothy B. Gustavson Chief Accounting Officer, Corporate Controller and Senior Vice President (Former Interim Chief Financial Officer and Treasurer)(10)	2019	299,334	110,000	306,953	—	92,195	—	8,400	816,882
	2018	291,595	—	272,772	—	59,019	—	7,007	630,393
_______________

(1)
Each of Ms. Simonelli and Ms. Helmkamp became named executive officers of the Company for the first time in 2019 and each of Ms. Wasser and Mr. Gustavson became named executive officers of the Company for the first time in 2018. Only compensation for years in which these executives were named executive officers are included in the table. Effective March 25, 2019, Ms. Simonelli was appointed our Chief Financial Officer and Treasurer and Mr. Gustavson stepped down from his interim position for those roles.

(2)
The following are the annual base salaries payable to each of the named executive officers as of December 31, 2019: Mr. Schneider, $1,000,000; Ms. Simonelli, $650,000; Mr. Peyton, $700,000; Ms. Wasser, $500,000; Ms. Helmkamp, $650,000; and Mr. Gustavson, $300,343.

(3)
As more fully described in footnotes (4), (5) and (6), the table reflects the aggregate grant date fair value of equity awards granted in 2019 computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value of these awards are described in Note 14, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)
On February 28, 2019, the Company made grants to our named executive officers under its 2019 long-term incentive program, other than Ms. Simonelli who was granted her 2019 long-term incentive awards on March 25, 2019. Under the program, each named executive officer received two performance share unit awards (one based upon a relative total stockholder return metric and the other based upon a cumulative free cash flow metric), a restricted stock unit award and a non-qualified stock option award, except that Mr. Gustavson did not receive a non-qualified stock option award.

For all named executive officers, other than Ms. Simonelli, the performance share unit award based upon the relative total stockholder return metric has a grant date value of $7.91 per share, and the performance share unit award based upon the cumulative free cash flow metric and the restricted stock unit award both have a grant date value of $13.60 per share.

59

For all named executive officers, other than Ms. Simonelli and Mr. Gustavson, the non-qualified stock option awards have a Black Scholes value of $3.46 per share and an exercise price of $13.60 per share.
For Ms. Simonelli, the performance share unit award based upon the relative total stockholder return metric has a grant date value of $5.60 per share, the performance share unit award based upon the cumulative free cash flow metric and the restricted stock unit award both have a grant date value of $11.79 per share, and the non-qualified stock option award has a Black Scholes value of $2.80 per share and an exercise price of $11.79 per share.
The table below sets forth the allocation of the grant date fair value of the 2019 long-term incentive awards (including performance share unit awards, restricted stock unit awards and non-qualified options) granted to the named executive officers:

Name	CFCF PSUs ($)	RTSR PSUs ($)	RSUs ($)	Options ($)
Ryan M. Schneider	$2,249,998	$1,308,638	$1,499,998	$1,500,000
Charlotte C. Simonelli	329,990	104,490	329,990	219,999
John W. Peyton	539,988	209,378	539,988	359,999
Marilyn J. Wasser	389,994	151,215	389,994	259,998
Katrina Helmkamp	299,989	116,317	299,989	199,998
Timothy B. Gustavson	100,490	38,965	167,498	—
See "—Grants of Plan-Based Awards for Fiscal 2019" for additional information.

(5)
The grant date fair value of the performance share unit awards assuming achievement of the highest level of performance (175% of the target award for the PSU grant based upon the relative total stockholder return metric and 200% of the target award for the PSU grant based upon the cumulative free cash flow metric) for each of the NEOs is as follows:

Name	CFCF PSUs Maximum Payout ($)	RTSR PSUs Maximum Payout ($)	Total PSUs Maximum Payout ($)
Ryan M. Schneider	$4,499,996	$2,290,117	$6,790,113
Charlotte C. Simonelli	659,980	182,858	842,838
John W. Peyton	1,079,976	366,412	1,446,388
Marilyn J. Wasser	779,988	264,626	1,044,614
Katrina Helmkamp	599,978	203,555	803,533
Timothy B. Gustavson	200,980	68,189	269,169
See "—Grants of Plan-Based Awards for Fiscal Year 2019" for additional information.

(6)
In addition to the 2019 long-term incentive awards described in footnote (4), on March 25, 2019, Ms. Simonelli was granted an inducement restricted stock unit award in connection with her joining Realogy, which had a grant date value of $11.79 per share and a grant date fair value of $999,992. See Inducement Award to Ms. Simonelli in the Compensation Discussion and Analysis for additional information.

(7)	Amounts for 2019 represent cash awards earned under the 2019 Executive Incentive Plan or, for Mr. Gustavson, the 2019 Realogy Performance Plan.

(8)
None of our named executive officers is a participant in any defined benefit pension arrangement. None of our named executive officers received above-market or preferential earnings (as these terms are defined by the SEC) on a non-qualified deferred compensation account.

(9)
Amounts for 2019 represent for each named executive officer: 401(k) plan matching contributions and, except with respect to Mr. Gustavson, the value of insurance premiums paid by the Company for supplemental death insurance. In addition, for Mr. Schneider, the 2019 amount includes relocation expenses of $180,828, which includes an income tax gross-up amount of $19,336. Mr. Schneider received such relocation benefits in 2019 in connection with the sale of his former residence as a result of his move to New Jersey to join Realogy. We do not expect that Mr. Schneider will receive any further relocation benefits from the Company.

(10)
Mr. Gustavson was awarded two employee recognition bonuses in 2019 to recognize his exceptional leadership contributions in the role of Interim Chief Financial Officer ($100,000) and his contributions to the planned sale of our relocation business ($10,000).

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Grants of Plan-Based Awards for Fiscal Year 2019

The following table sets forth information concerning each grant of an award made in 2019 to our named executive officers under any plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(7)			All Other Stock Awards: No. of Shares of Stock or Units (#)	All Other Option Awards: No. of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Award	Grant Date	Thres-hold ($)	Target ($)	Maxi-mum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
Ryan M. Schneider	EIP(1)	02/28/19	375,000	1,500,000	3,000,000
	Option(2)	02/28/19								433,526	13.60	1,500,000
	RTSR(3)	02/28/19				66,176	165,441	289,522				1,308,638
	CFCF(4)	02/28/19				82,721	165,441	330,882				2,249,998
	RSU(5)	02/28/19							110,294			1,499,998
Charlotte C. Simonelli	EIP(1)	03/25/19	118,750	475,000	950,000
	Option(2)	03/25/19								78,571	11.79	219,999
	RTSR(3)	03/25/19				7,464	18,659	32,653				104,490
	CFCF(4)	03/25/19				13,995	27,989	55,978				329,990
	RSU(6)	03/25/19							27,989			329,990
	RSU(6)	03/25/19							84,817			999,992
John W. Peyton	EIP(1)	02/28/19	173,846	695,385	1,390,770
	Option(2)	02/28/19								104,046	13.60	359,999
	RTSR(3)	02/28/19				10,588	26,470	46,323				209,378
	CFCF(4)	02/28/19				19,853	39,705	79,410				539,988
	RSU(5)	02/28/19							39,705			539,988
Marilyn J. Wasser	EIP(1)	02/28/19	125,000	500,000	1,000,000
	Option(2)	02/28/19								75,144	13.60	259,998
	RTSR(3)	02/28/19				7,647	19,117	33,455				151,215
	CFCF(4)	02/28/19				14,338	28,676	57,352				389,994
	RSU(5)	02/28/19							28,676			389,994
Katrina L. Helmkamp	EIP(1)	02/28/19	162,500	650,000	1,300,000
	Option(2)	02/28/19								57,803	13.60	199,998
	RTSR(3)	02/28/19				5,882	14,705	25,734				116,317
	CFCF(4)	02/28/19				11,029	22,058	44,116				299,989
	RSU(5)	02/28/19							22,058			299,989
Timothy B. Gustavson	EIP(1)	02/28/19	29,934	119,734	239,468
	RTSR(3)	02/28/19				1,970	4,926	8,621				38,965
	CFCF(4)	02/28/19				3,695	7,389	14,778				100,490
	RSU(5)	02/28/19							12,316			167,498
_______________

(1)
The non-equity incentive plan awards represent grants made under the 2019 Executive Incentive Plan, or EIP, or, for Mr. Gustavson, the 2019 Realogy Performance Plan, or RPP. The performance criteria under the EIP and RPP for each named executive officer was 2019 Plan Operating EBITDA—or earnings before interest, taxes, depreciation and

61

amortization (as adjusted pursuant to the terms of the EIP and RPP). Under the pre-established Plan Operating EBITDA performance levels, each named executive officer could earn between a threshold payout of 25% and a maximum payout of 200% of the target award. Where performance levels fell between achievement percentage levels, the amount earned was determined by linear interpolation. Under their respective agreements with the Company, the target incentive award payable to our named executive officers is 100% of their respective salaries, or in the case of Mr. Schneider, 150% of his salary and, in the case of Mr. Gustavson 40% of his salary.

(2)	Consists of non-qualified options that become exercisable at the rate of 25% per year, commencing one year from the date of grant.

(3)
The relative total stockholder return performance share unit award under this column for each NEO represents the potential threshold, target and maximum number of shares that may be earned (40%, 100% and 175% of target). Vesting of the RTSR performance share unit award is contingent upon achievement of the following metric: Realogy's total stockholder return relative to the S&P MidCap 400 index ("RTSR") for the three-year performance period ending December 31, 2021. Payouts under the RTSR metric will be based upon the extent to which Realogy's total stockholder return for the three-year period performs relative to the S&P MidCap 400 index total stockholder return. The actual number of performance share units earned pursuant to this award will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goals established at the time of grant, as adjusted. Performance share units, if earned, convert to our common stock on a one-for-one basis. See —Compensation Discussion and Analysis—Long-Term Incentive—Performance Share Units—Relative Total Stockholder Return for a further discussion.

(4)
The Cumulative Free Cash Flow ("CFCF") performance share unit award under this column for each NEO represents the potential threshold, target and maximum number of shares that may be earned under a performance share unit award (50%, 100% and 200% of target). Vesting of the CFCF performance share unit award is contingent upon achievement of the following metric: the Company's Cumulative Free Cash Flow with the target award aligned with the Company's 2019-2021 strategic plan. The actual number of performance share units earned pursuant to this award will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goals established at the time of grant, as adjusted. Performance share units, if earned, convert to our common stock on a one-for-one basis. See "—Compensation Discussion and Analysis—Long-Term Incentive—Performance Share Units—Cumulative Free Cash Flow" for a further discussion.

(5)	Consists of a restricted stock unit award that vests in three equal annual installments on February 28, 2020, 2021 and 2022.

(6)	Consists of a restricted stock unit award that vests in three equal annual installments on March 25, 2020, 2021 and 2022.

(7)
The assumptions we used in determining the grant date fair value of these awards are described in Note 14, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

The 2019 performance share unit and restricted stock unit awards each carry dividend equivalent rights related to any cash dividend paid by the Company while the units are outstanding. In the event the Company pays a cash dividend on its outstanding shares following the grant of these awards, the number of outstanding units will be increased by a number of units determined by dividing (i) the amount of the cash dividend on the number of shares covered by the applicable outstanding award at the time of the related dividend record date, by (ii) the closing price of a share on the related dividend payment date. Any additional units credited as dividend equivalents will be subject to the same vesting requirements, settlement provisions, and other terms and conditions as the original award to which they relate. No dividend equivalents will be paid unless and until the underlying award is vested or settled.

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Outstanding Equity Awards at 2019 Fiscal Year-End
The following table sets forth outstanding equity awards as of December 31, 2019 held by our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)(11)		Market Value of Shares of Stock That Have Not Vested ($)(12)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(11)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(12)
Ryan M. Schneider					26,721	(2)	258,659
					41,699	(4)	403,646
					114,742	(5)	1,110,703
								46,910	(7)	454,089
								36,988	(8)	358,044
								172,113	(9)	1,666,054
								68,845	(10)	666,420
	130,617	130,617	32.80	10/23/2027
	52,668	158,006	25.35	03/01/2028
	—	433,526	13.60	02/28/2029
Charlotte C. Simonelli					28,898	(5)	279,733
					87,569	(6)	847,668
								28,898	(9)	279,733
								7,706	(10)	74,594
	—	78,571	11.79	3/25/2029
John W. Peyton					4,633	(3)	44,847
					12,509	(4)	121,087
					41,307	(5)	399,852
								9,382	(7)	90,818
								4,932	(8)	47,742
								41,307	(9)	399,852
								11,015	(10)	106,625
	8,823	2,941	24.77	10/13/2026
	15,000	15,000	27.70	02/28/2027
	10,533	31,601	25.35	03/01/2028
	—	104,046	13.60	02/28/2029
Marilyn J. Wasser					5,017	(3)	48,565
					10,842	(4)	104,951
					29,833	(5)	288,783
								8,131	(7)	78,708
								4,274	(8)	41,372
								29,833	(9)	288,783
								7,955	(10)	77,004
	1,984	—	33.50	04/15/2020
	4,500	—	137.50	11/09/2020
	10,500	—	20.75	11/09/2020
	25,000	—	17.50	04/30/2022
	72,000	—	27.00	10/10/2022
	8,082	—	47.49	02/27/2024
	13,574	—	46.47	02/26/2025
	16,407	5,470	32.63	02/26/2026
	16,250	16,250	27.70	02/28/2027
	9,129	27,387	25.35	03/01/2028
	—	75,144	13.60	02/28/2029

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)(11)		Market Value of Shares of Stock That Have Not Vested ($)(12)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(11)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(12)
Katrina L. Helmkamp					11,890	(4)	115,095
					22,948	(5)	222,137
								22,948	(9)	222,137
								6,119	(10)	59,232
	—	57,803	13.60	02/28/2029
Timothy B. Gustavson					1,545	(3)	14,956
					3,823	(4)	37,007
					12,813	(5)	124,030
								1,720	(7)	16,650
								904	(8)	8,751
								7,687	(9)	74,410
								2,050	(10)	19,844
	125	—	21.50	03/03/2021
	600	—	17.50	04/30/2022
	7,500	—	27.00	10/10/2022
_______________

(1)
Options with an expiration date of February 26, 2026, October 13, 2026, February 28, 2027, October 23, 2027, March 1, 2028, February 28, 2029 and March 25, 2029 become exercisable as to twenty-five percent (25%) of the total shares subject to the option on each of the first four anniversaries of their respective dates of grant (February 26, 2016, October 13, 2016, February 28, 2017, October 23, 2017, March 1, 2018, February 28, 2019 and March 25, 2019, respectively).

(2)
Represents the unvested shares under a restricted stock unit award, which vest at the rate of one-third of the number of shares on each of the first three anniversaries from the date of grant (October 23, 2017).

(3)
Represents the last tranche of unvested shares under a 2017 performance restricted stock unit award (or a restricted stock unit award for Mr. Gustavson), which will vest in full on the third anniversary of the date of grant (February 28, 2017 for each participating NEO). The performance metric to which the award was subject—achievement of an EBITDA target for 2017—was met.

(4)
Represents unvested shares under a 2018 restricted stock unit award, one half of which will vest on each of the second and third anniversaries of the date of grant (March 1, 2018 for each participating NEO, other than Ms. Helmkamp who has a grant date of July 9, 2018).

(5)
Represents unvested shares under a 2019 restricted stock unit award that vests at the rate of one-third of the number of shares on each of the first three anniversaries of the date of grant (February 28, 2019 for each participating NEO, other than Ms. Simonelli who has a grant date of March 25, 2019).

(6)
Represents the unvested shares under a restricted stock unit award, which vest at the rate of one-third of the number of shares on each of the first three anniversaries from the date of grant (March 25, 2019).

(7)
Represents a 2018 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2020 based upon the generation of cumulative free cash flow as measured against the pre-established performance goals. The award would have paid out below the threshold level based upon performance as of December 31, 2019 and accordingly the shares represent the threshold number of shares that may be earned (the next highest performance level—50% of target).

(8)
Represents a 2018 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2020 based upon the Realogy's total stockholder return relative to the XHB index total stockholder return. The award would have paid out below the threshold level based upon performance as of December 31, 2019 and accordingly the shares represent the threshold number of shares that may be earned (the next highest performance level—40% of target).

(9)
Represents a 2019 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2021 based upon the generation of cumulative free cash flow as measured against the pre-established performance goals. The award would have paid out above the threshold level, but below the target level based upon performance as of December 31, 2019 and accordingly the shares represent the target number of shares that may be earned (the next highest performance level—100% of target).

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(10)
Represents a 2019 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2021 based upon Realogy's total stockholder return relative to the S&P MidCap 400 index. The award would have paid out below the threshold level based upon performance as of December 31, 2019 and accordingly the shares represent the threshold number of shares that may be earned (the next highest performance level—40% of target).

(11)
The amounts reported in these columns include accrued dividend equivalents. Dividend equivalents are subject to the same vesting requirements, settlement provisions, and other terms and conditions as the original award to which they relate. No dividend equivalents will be paid unless and until the underlying award is vested or settled.

(12)	Calculated using the closing price of our common stock on the NYSE on December 31, 2019 of $9.68.

Option Exercises and Stock Vested for Fiscal Year 2019
The following table sets forth information with respect to the vesting of restricted stock units, performance restricted stock units and performance stock units for each of our named executive officers during 2019. No options were exercised by any named executive officer during 2019.

	Stock Awards(1)
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Ryan M. Schneider	46,761	516,904
Charlotte C. Simonelli	—	—
John W. Peyton	12,200	153,593
Marilyn J. Wasser	13,845	189,203
Katrina Helmkamp	5,827	37,642
Timothy B. Gustavson	4,380	59,735
_______________

(1)	The shares acquired upon vesting, and the value realized upon vesting, are as follows:

Name	Vesting Date		Number of shares acquired on Vesting Before Tax Withholding (#)(a)(b)	Closing Price Per Share ($)	Value realized on Vesting ($)(c)
Ryan M. Schneider	3/1/2019	(f)	20,039	13.38	268,121.82
	11/11/2019	(h)	26,722	9.31	248,781.82
	12/31/2019	(i)	—	9.68	—
	12/31/2019	(j)	—	9.68	—
	Total		46,761		516,904
John W. Peyton	2/28/2019	(e)	4,455	13.60	60,588
	3/1/2019	(f)	6,012	13.38	80,441
	10/11/2019	(d)	1,733	7.25	12,564
	12/31/2019	(i)	—	9.68	—
	12/31/2019	(j)	—	9.68	—
	Total		12,200		153,593
Marilyn J. Wasser	2/26/2019	(d)	3,809	14.14	53,859
	2/28/2019	(e)	4,826	13.60	65,634
	3/1/2019	(f)	5,210	13.38	69,710
	12/31/2019	(i)	—	9.68	—
	12/31/2019	(j)	—	9.68	—
	Total		13,845		189,203

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Name	Vesting Date		Number of shares acquired on Vesting Before Tax Withholding (#)(a)(b)	Closing Price Per Share ($)	Value realized on Vesting ($)(c)
Katrina Helmkamp	7/9/2019	(g)	5,827	6.46	37,642
	Total		5,827		37,642
Timothy B. Gustavson	2/26/2019	(d)	1,058	14.14	14,960
	2/28/2019	(e)	1,485	13.60	20,196
	3/1/2019	(f)	1,837	13.38	24,579
	12/31/2018	(i)	—	9.68	—
	12/31/2018	(j)	—	9.68	—
	Total		4,380		59,735
_______________

(a)
A portion of the shares that vested were withheld by the Company to pay minimum withholding taxes dues upon issuance. Accordingly, the named executive officers actually received fewer shares than the amounts set forth in the above table.

(b)
The amounts reported include dividend equivalents accrued and earned on restricted stock units, performance restricted stock units and performance share units. The shares that vested were withheld by the Company to pay minimum withholding taxes due upon issuance.

(c)	Calculated based upon the closing price per share on the vesting date multiplied by the number of shares acquired on vesting before tax withholding.

(d)
Shares received upon the third annual vesting of the performance restricted stock unit award (or the restricted stock unit award for Mr. Gustavson) granted in February 2016 for Ms. Wasser and Mr. Gustavson, and granted in October 2016 for Mr. Peyton.

(e)	Shares received upon the second annual vesting of the performance restricted stock unit award (or the restricted stock unit award for Mr. Gustavson) granted in February 2017.

(f)	Shares received upon the first annual vesting of the restricted stock unit award granted in March 2018.

(g)	Shares received upon the first annual vesting of the restricted stock unit award granted in July 2018.

(h)	Shares received upon the second annual vesting of the restricted stock unit award granted in October 2017.

(i)	No payout was earned under the 2017 performance stock unit grant that was based upon achievement of a Cumulative Free Cash Flow metric over the three-year period ended December 31, 2019.

(j)	No payout was earned under the 2017 performance stock unit grant that was based upon achievement of a Relative Total Stockholder Return metric over the three-year period ended December 31, 2019.

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Non-Qualified Deferred Compensation at 2019 Fiscal Year End
On December 15, 2017, the Compensation Committee froze participation in the Amended and Restated Realogy Group LLC Executive Deferred Compensation Plan (the "DCP"). As a result of the Compensation Committee's action, only DCP accounts existing on or prior to January 1, 2017 were permitted to continue, but no further compensation deferrals were allowed under the DCP.
The DCP, originally approved by the Board of Managers of Realogy Group on April 9, 2013, amended and restated the Realogy Corporation Officer Deferred Compensation Plan, as previously amended, participation in which had been frozen since January 1, 2009 and also unfroze participation in the DCP.
The DCP was for the benefit of certain of our key employees selected by our Compensation Committee from time to time. Under the DCP, participants were permitted to defer both cash and equity-based compensation on such terms as our Compensation Committee determined from time to time.
For equity deferrals, the vesting terms of deferred awards remained unchanged, though the distribution of shares issuable upon vesting of the applicable award was deferred pursuant to the NEO's deferral election. Deferred equity awards were exchanged for deferred stock units on a one-for-one basis. Dividend equivalent units accrue on deferred stock units if the underlying award agreement provided for the accrual of dividend equivalent units.
For cash deferrals, we utilize a "rabbi trust" for the purpose of holding assets to be used for the payment of benefits under the DCP. Accounts are established in a participant's name and the participant allocated his or her cash deferrals to one or more deemed investments under the DCP.
Generally, a participant's deferral will be paid on a fixed date elected by the participant or, if earlier, on the first anniversary following a participant's separation from service for elections made prior to December 11, 2014 or on the last business day of the quarter following a participant's separation of service for elections made on or after December 11, 2014. A participant in the DCP could elect to defer to a single lump-sum payment of his or her account or elect payments over time.
Ms. Wasser is the only NEO who had a DCP account in 2019. Ms. Wasser's account is comprised of deferred stock units related to deferred restricted stock unit and performance stock unit awards as well as deferred cash.
The following table sets forth certain information with respect to Ms. Wasser's DCP account for 2019:

	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Marilyn Wasser(1)	—	—	9,266	—	484,497
_______________

(1)	None of the amounts reported in the table for Ms. Wasser were previously reported as compensation in the Summary Compensation Table.

(2)
The amount reported reflects gains on cash deferrals, offset by the depreciation in value of deferred stock units (which includes dividend equivalent units credited to qualified deferred stock units in 2019).

(3)
The amount reported is the sum of (i) the market value of deferred stock units in Ms. Wasser's DCP account based upon the closing price of our common stock on December 31, 2019 and (ii) the value of cash in her DCP account on December 31, 2019.

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Agreements with Named Executive Officers
The following summarizes our employment agreement with Mr. Schneider and the executive severance arrangements in place as of December 31, 2019 with each of our other NEOs.
Employment & Severance Arrangements. On October 23, 2017, the Board entered into an employment agreement with Mr. Schneider (the "2017 CEO Agreement"). In accordance with the succession plan developed by the Board and pursuant to the CEO Employment Agreement, Mr. Schneider was named CEO of Realogy on December 31, 2017, following a transition period of service as our Chief Operating Officer and President. Mr. Schneider was also appointed as a member of the Board in October 2017 in accordance with the CEO Employment Agreement.
Each of Ms. Simonelli, Mr. Peyton and Ms. Wasser were participants in Realogy's Executive Severance Plan and Executive Change in Control Plan (together, the "Plans") as of December 31, 2019 and have a separate letter agreement with the Company concerning material terms of their employment.
On March 11, 2020, the Company and Mr. Schneider entered into a new employment agreement, which replaced and superseded the 2017 CEO Agreement (the 2020 CEO Agreement). The terms of the 2020 CEO Agreement are substantially similar to the 2017 CEO Agreement, but have been updated to be generally consistent with the executive severance and change in control provisions reflected in the Plans.
Ms. Helmkamp will become a participant in the Plans upon the expiration of her individual executive severance agreement in October 2020 (the "Helmkamp Agreement"), unless she voluntarily elects to join the Plans prior to such time.
Except where specified, the provisions of the 2017 and 2020 CEO Agreement and Helmkamp Agreement are materially consistent with the terms of the Plans and individual letter agreements. We refer to these agreements and plans, collectively, in this section as the "NEO Agreements."
The material terms and conditions of the NEO Agreements are summarized below.
Term. Under the NEO Agreements, each NEO's employment with us is at will, including that of the CEO, and may be terminated at any time in accordance with the terms of the respective agreement.

However, the Company's severance obligations (described below) under the 2017 and 2020 CEO Agreement and Helmkamp Agreement survive for three years following the execution of the applicable agreement or, if following a change in control of the Company (as defined in such agreement) the second anniversary of the change in control or the original termination date, if later.
The Committee, as Plan Administrator of the Plans, may terminate, amend or modify that Plans at any time, provided that, except as required by law, the Plans may not be amended or terminated within six months prior to a change in control (as defined in the Plans) or on or within two years immediately following a change in control in a manner that would adversely affect the rights of a participant without the express written consent of the participant so affected.
Annual Compensation. Each NEO’s annual base salary and target annual incentive award under the Executive Incentive Plan or, for Mr. Gustavson, the Realogy Performance Plan as of December 31, 2019 is set forth in the CD&A.
Each NEO may be eligible for long-term incentive awards as determined by the Compensation Committee in its sole discretion.
The NEO Agreements may provide for an equity grant upon hire, as was the case for Mr. Schneider (in 2017), Ms. Helmkamp (in 2018) and Ms. Simonelli (in 2019). These new hire equity awards including any proceeds, gains or other economic benefit in respect of the awards, are subject to the terms and conditions of the Company’s Clawback Policy, which allows the Board to recoup incentive compensation in the event of a material restatement or adjustment of our financial statements, misconduct, or breach of the NEO's restrictive covenants with us, including those related to non-competition and non-solicitation.
Non-Change-in-Control Severance. If the NEO experiences a “qualifying termination” (as described below), we will provide such NEO with the following severance payments and benefits, subject to continued compliance with their restrictive covenants and the execution and non-revocation of a release of claims:

▪
an amount equal to 1.0 times (or with respect to Mr. Schneider, 2.0 times) the sum of the NEO's annual base salary and annual incentive award at target, payable in twenty-four equal monthly installments;

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▪	the continuation of medical and dental benefits on terms no less favorable to the NEO than those terms in effect immediately prior to the termination of employment for a period of up to 18 months; and

▪	outplacement services for a period of up to twelve months, the value of such services not to exceed $50,000.
Change-in-Control Severance. If the NEO experiences a "qualifying termination" within 24 months following a change in control of the Company, we will provide such NEO with the same benefits described in the prior section (Non-Change-in-Control Severance), subject to continued compliance with their restrictive covenants and the execution and non-revocation of a release of claims, except that each NEO will be entitled to a severance amount equal to 2.0 times the sum of their base salary and annual incentive award at target, payable in lump sum.
The Plans (and the 2020 CEO Agreement) also provide that if an NEO experiences a qualifying termination prior to a change in control (but, only if a change in control occurs) and such termination is determined to be in connection with or in anticipation of a change in control or is at the request or direction of a person who has entered into an agreement with the Company, the consummation of which would constitute a change in control, the Company will provide the NEO with change in control severance payments (i.e., 2.0 times base salary and target incentive award) rather than standard severance benefits (i.e., 1.0 base salary and target incentive award). This provision is not included in the 2017 CEO Agreement or Helmkamp Agreement.
Pro-Rata Annual Incentive Award. Upon a qualifying termination, the NEOs will also receive a pro-rata bonus in respect of the fiscal year in which their termination of employment occurs, determined based on the Company’s actual performance and payable at such time such bonuses are payable to other employees of the Company.
Qualifying Termination. A “qualifying termination” means the NEO's employment is terminated by the Company without cause or the executive resigns with good reason.
Payments and Benefits Upon a Termination due to Death, Disability or Retirement. Under the NEO Agreements, upon a termination of employment due to death or disability or retirement, the NEO will be eligible to receive accrued compensation and a pro-rated annual incentive award. In the case of death, the NEO will also be eligible to receive a supplemental death insurance benefit in the amount of 2.5 times their annual base salary on the date of death up to $2 million (inclusive of any Company provided life insurance to the NEO), provided that such NEO has qualified for such benefit. There is no severance payable upon any death or disability or retirement nor is there severance payable upon a termination at or after the expiration of the term of the NEO Agreements.
Section 280G. The NEO Agreements provide that if payments and benefits provided to the NEO would constitute an “excess parachute payment” for purposes of Section 280G of the tax code, the NEO will either have their payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of their payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the tax code and any applicable federal, state and local taxes.
Restrictive Covenants and Clawback.  Under the NEO Agreements, each NEO is subject to a non-compete period which is three years for Mr. Schneider (under both the 2017 and 2020 CEO Agreements) and two years for each other NEO and a non-solicitation period of three years following the NEO's termination of employment for any reason. The Company’s Clawback Policy applies in the event the NEO breaches his or her restrictive covenants under the NEO Agreement.
Definitions under the NEO Agreements.
Cause. Cause is defined in the NEO Agreements as (i) the NEO's willful failure to substantially perform his or her duties as an employee of the Company or any subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), (ii) any act of fraud, misappropriation, embezzlement, material or similar conduct against the Company or any subsidiary, (iii) the NEO's conviction of, or plea of guilty or nolo contendere to a charge of commission of, a felony or crime involving moral turpitude, (iv) the NEO's indictment for a charge of commission of a felony or any crime involving moral turpitude, (provided, in the 2017 CEO and Helmkamp Agreements, that the Board determines in good faith that such indictment would result in a material adverse impact to the business or reputation of the Company), (v) the NEO's gross negligence in the performance of his or her duties, (vi) the NEO purposefully or negligently makes (or has been found to have made) a false certification to the Company pertaining to its financial statements, (vii) the habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Board’s good faith determination materially interferes with the

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performance of the NEO's duties, (viii) a breach of fiduciary duty and/or (ix) a material breach by the NEO of any of the terms and conditions of the NEO Agreement or a material breach of any of the NEO's representations in the NEO Agreement. A termination will not be for “Cause” pursuant to clause (i), (ii), (v) or (ix), to the extent such conduct is curable, unless the Company shall have notified the NEO in writing describing such conduct and the NEO has failed to cure such conduct within ten business days after his receipt of such written notice.
Good Reason. Good Reason is defined in the 2017 CEO Agreement as voluntary resignation after any of the following actions taken by the Company or any of its subsidiaries without the CEO's consent: (i) his removal from, or failure to be nominated or re-elected to, the Board; (ii) a material reduction of his duties and responsibilities to the Company or his title or position or reporting (other than any such failure resulting from incapacity due to physical or mental illness), (iii) a reduction in base salary or target bonus opportunity (not including any diminution in base salary permitted under the CEO Agreement); or (iv) a material breach by the Company of a material provision of the CEO Agreement.
The definition of Good Reason under the Plan, the 2020 CEO Agreement, and the Helmkamp Agreement is substantially similar to that under the 2017 CEO Agreement except for the following material differences:

▪
clause (i) of the definition of Good Reason under both the 2017 and 2020 CEO Employment Agreements regarding Director service is not contained in the definition of Good Reason in either of the Plan or the Helmkamp Agreement;

▪
the definition of Good Reason under the Plans and the 2020 CEO Agreement (but not the Helmkamp Agreement), includes the relocation of the NEO's primary office to a location more than a pre-established distance from the prior location following a change in control of the Company if the NEO's commute increases as a result of such relocation; and

▪	the definition of Good Reason under the Plans (but not the Helmkamp Agreement or 2017 or 2020 CEO Agreement), excludes a reduction in an NEO's EIP target as giving rise to a "good reason" termination.

Retirement. Retirement is any separation of service of an executive who is retirement eligible other than a termination for Cause. Retirement eligibility is defined under the NEO Agreements as 65 years of age or older, or 55 years of age or older plus at least ten years of tenure with the Company.
Severance Arrangements with Mr. Gustavson. As Mr. Gustavson is not a member of the Executive Committee, he does not have an executive severance agreement with us and is not eligible to participate in the Executive Severance Plan or Executive Change in Control Plan.
Pursuant to Mr. Gustavson's severance arrangements with the Company, he would be entitled to one year of his base salary if his job is eliminated or he is terminated without cause or upon his "good reason" resignation due to a material reduction in his base salary.
The severance is payable to Mr. Gustavson over a one-year period and is subject to his continued compliance with his restrictive covenants, including a two-year non-solicitation period and a one-year non-competition period, and the execution and non-revocation of a release of claims.

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Summary of Post-Termination Grant Vesting/Exercise Rules by Type of Award to NEOs
The following table sets forth the consequences of a NEO's termination of employment on outstanding equity awards. Any post-termination vesting and post-termination right to exercise options are subject to the NEO's compliance with any applicable restrictive covenants.

Termination Reason (1)	Performance Share Units (2)	RSUs or PRSUs	Options
Voluntary other than for the reasons listed below	Immediate forfeiture	Immediate forfeiture of unvested RSUs and PRSUs	60 days to exercise options that had vested as of date of termination; Immediate forfeiture of unvested shares
For Cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs and PRSUs	Immediate forfeiture of all options, vested or unvested
Death or Disability	Performance Share Units will vest according to actual performance pro-rated for time worked during three-year performance period; payment made following end of three-year performance period	Immediate vesting of unvested RSUs and PRSUs (whether or not earned) upon termination date	Immediate vesting of unvested options and options may be exercised until the earlier of the grant expiration date or 180 days post-termination
Retirement
If holder remains employed or provides service to the Company for at least one year after the start of the performance period, Performance Share Units will vest according to actual performance; payment made following end of three-year performance period

If holder remains employed or provides service to the Company for at least one year following the date of grant, shares underlying the RSUs and earned shares underlying the PRSUs will continue be issued following retirement in accordance with schedule set forth in the Notice of Grant

If optionee remains employed or provides service to the Company for at least one year following the date of grant, options will continue to vest following retirement in accordance with schedule set forth in the Notice of Grant and optionee will be able to exercise options post-termination to the date that is three years after the final vesting date, but in no event after the grant expiration date

By the Company without Cause or by employee for Good Reason	Performance Share Units will vest according to actual performance pro-rated for time worked during performance period; payment made following end of three-year performance period	Immediate forfeiture of unvested RSUs and PRSUs	90 days to exercise options that had vested as of termination; Immediate forfeiture of unvested options
Change in Control with Shares Assumed
Performance Share Units converted at target value into time vested units at date of Change in Control. Units will vest in full if employment or service is terminated during the balance of the performance (vesting) period if terminated by Company without Cause or if employment is terminated by holder for Good Reason, due to retirement or if employment is terminated on account of death or disability.

RSUs and earned PRSUs will vest in full if employment or service is terminated within 24 months by Company without Cause or if employment is terminated by holder for Good Reason. If the Change in Control occurs within a performance period, the shares underlying the PRSU will be deemed to have been earned.
Options will vest in full if employment or service is terminated within 24 months by Company without Cause or if employment is terminated by optionee for Good Reason
Change in Control with Shares not Assumed	Performance Share Units vest in full at target value and are paid in cash upon Change in Control
RSUs and earned PRSUs will vest in full; holder receives cash value of shares. If the Change in Control occurs within a performance period, the shares underlying the PRSU will be deemed to have been earned.
Option will vest in full; optionee receives spread value
_______________

(1)	Capitalized terms are defined in the NEO equity award agreements, the Amended and Restated 2012 Long-Term Incentive Plan, as amended, and the 2018 Long-Term Incentive Plan.

(2)	Rules apply to terminations prior to end of performance period.

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Potential Payments Upon Termination or Change-in-Control
The payments that may be made to our named executive officers are described in the section of this proxy statement captioned Agreements with Named Executive Officers.
The following table sets forth information regarding the value of potential termination payments and benefits our named executive officers would have become entitled to receive upon a change of control and/or termination of employment on December 31, 2019:

Name	Benefit(1)(2)	Termination without Cause or for Good Reason in connection with a Change of Control ($)(3)		Other Termination without Cause or for Good Reason ($)(4)	Death ($)(5)	Disability ($)(5)	Retirement ($)(6)
Ryan M. Schneider	Severance Pay	5,000,000		5,000,000	—	—	—
	Death and Dismemberment Insurance Benefits	—		—	1,000,000	—	—
	Health Care	18,206	18,206	18,206	—	—	—
	Equity Acceleration/Vesting	6,908,403		1,318,913	3,091,921	3,091,921	—
	Total	11,926,609		6,337,119	4,091,921	3,091,921	—
Charlotte C. Simonelli	Severance Pay	2,600,000		1,300,000	—	—	—
	Death and Dismemberment Insurance Benefits	—		—	625,000	—	—
	Health Care	16,287		16,287	—	—	—
	Equity Acceleration/Vesting	1,593,618		118,106	1,245,506	1,245,506	—
	Total	4,209,905		1,434,393	1,870,506	1,245,506	—
John W. Peyton	Severance Pay	2,800,000		1,400,000	—	—	—
	Death and Dismemberment Insurance Benefits	—		—	700,000	—	—
	Health Care	26,737		26,737	—	—	—
	Equity Acceleration/Vesting	1,533,196		261,195	826,982	826,982	—
	Total	4,359,933		1,687,932	1,526,982	826,982	—
Marilyn J. Wasser	Severance Pay	2,000,000		1,000,000	—	—	—
	Death and Dismemberment Insurance Benefits	—		—	250,000	—	—
	Health Care	9,388		9,388	—	—	—
	Equity Acceleration/Vesting	1,184,445		639,383	928,167	928,167	639,383
	Total	3,193,833		1,648,771	1,178,167	928,167	639,383
Katrina Helmkamp	Severance Pay	2,600,000		1,300,000	—	—	—
	Death and Dismemberment Insurance Benefits	—		—	625,000	—	—
	Health Care	18,206		18,206	—	—	—
	Equity Acceleration/Vesting	707,453		93,790	431,021	431,021	—
	Total	3,325,659		1,411,996	1,056,021	431,021	—
Timothy B. Gustavson	Severance Pay	300,343		300,343	—	—	—
	Death and Dismemberment Insurance Benefits	—		—	—	—	—
	Health Care	—		—	—	—	—
	Equity Acceleration/Vesting	355,188		48,352	224,344	224,344	—
	Total	655,531		348,695	224,344	224,344	—

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_______________

(1)
Each NEO is entitled to payment of accrued but unpaid salary to the date of termination and payment of the 2019 EIP (or, for Mr. Gustavson, the 2019 RPP), to the extent earned. See —Summary Compensation Table for amounts earned by the NEOs under the 2019 EIP or 2019 RPP. The amounts set forth in the table do not include accrued but unpaid salary or any earned compensation under the 2019 EIP arising from a termination of employment as of December 31, 2019. The amounts shown also do not include deferred compensation payable following the termination of Ms. Wasser, who participates in the now frozen Amended and Restated Executive Deferred Compensation Plan.

(2)	The value ascribed to equity acceleration/vesting of awards in this table is based upon the closing price of our common stock as of December 31, 2019 ($9.68 per share).

(3)
PSUs assumed by an acquiror in a change of control transaction are converted into time-vesting restricted stock units. The vesting of options, restricted stock units and performance restricted stock units (including any time-vesting restricted stock units into which PSUs have been converted upon a change of control) accelerate in the event the individual terminates his or her employment for "Good Reason" or his or her employment is terminated for other than "Cause" within 24 months of a change of control.

(4)
Ms. Wasser was "retirement eligible" at December 31, 2019 and the amount shown under this column for "Equity Acceleration/Vesting" is the amount she is entitled to under the "Retirement" column as the retirement eligible provisions of her awards provide greater benefits. See footnote (6) below.

For other NEOs, the amount shown under this column for "Equity Acceleration/Vesting" is the sum of the pro rata shares that would be payable, if earned, under outstanding PSU awards at the end of the three-year performance period based upon the actual results, utilizing the assumptions set forth in footnotes (7) to (10) to the Outstanding Equity Awards at 2019 Fiscal Year End table.

(5)
Amounts shown under this column for "Equity Acceleration/Vesting" for Ms. Wasser (as a retirement eligible grantee) is the sum of (1) the amount set forth under the "Retirement" column; (2) the value of her unvested 2019 restricted stock unit award; and (3) the aggregate value of the accelerated vesting of options, calculated by multiplying the difference between the closing price of our common stock on December 31, 2019 ($9.68) and the option exercise price by the number of stock options subject to accelerated vesting. As the exercise price of each unvested option held by Ms. Wasser was above the closing price of our common stock on December 31, 2019, no value has been included for the third component of this calculation.

For other NEOs, the amount shown under this column for "Equity Acceleration/Vesting" is the sum of (1) the pro rata shares that would be payable, if earned, under outstanding PSU awards at the end of the three-year performance period based upon the actual results, utilizing the assumptions set forth in footnotes (7) to (10) to the Outstanding Equity Awards at 2019 Fiscal Year End table; (2) the value of unvested performance restricted stock unit and restricted stock unit awards; and (3) the aggregate value of the accelerated vesting of options, calculated by multiplying the difference between the closing price of our common stock on December 31, 2019 ($9.68) and the option exercise price by the number of stock options subject to accelerated vesting. As the exercise price of each unvested option held by each of these NEOs was above the closing price of our common stock on December 31, 2019, no value has been included for the third component of this calculation.
All salaried employees are entitled to death insurance benefits of up to $1.0 million. The amounts reported under the column for Death and Dismemberment Insurance Benefits are the proceeds (over this $1.0 million) that are payable to NEOs that have qualified for supplemental coverage under a death and dismemberment insurance policy available to the NEOs (other than Mr. Gustavson), the premiums of which are paid by the Company. The death and dismemberment insurance benefit is an amount up to 2.5 times the NEO's annual base salary at the time of death, rounded up to the nearest $1,000 (which is inclusive of any standard Company-provided life insurance policy applicable to the NEO), subject to a further cap of $2 million.

(6)
For Ms. Wasser (as a retirement eligible grantee): (1) options, restricted stock units and performance restricted stock units will continue to vest provided she has been employed or provided services to the Company for one year following the date of grant and (2) performance stock units will continue to vest provided she has been employed or provided service to the Company for the first year of the three-year performance cycle.

The amounts shown under this column for "Equity Acceleration/Vesting" for Ms. Wasser is the sum of (1) the amount that would be payable under her 2018 and 2019 PSU awards utilizing the assumptions set forth in footnotes (7) to (10) to the Outstanding Equity Awards at 2019 Fiscal Year End table, (2) the value of her unvested 2017 performance restricted stock unit award (as the one-year service requirement had been satisfied for that grant) and (3) the value of her unvested 2018 restricted stock unit award (as the one-year service requirement had been satisfied for that grant).
No value is included for options granted in 2015 through 2018 (even though she had been employed one year following the date of grant), as their exercise prices were above the closing price of our common stock on December 31, 2019 ($9.68).

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Pay Ratio Calculation
At the direction of the Compensation Committee and in accordance with SEC rules, the Company has calculated:

▪	the estimated median of the annual total compensation of all employees, except our CEO (our "non-CEO median employee");

▪	the annual total compensation of our CEO; and

▪	the estimated ratio of the annual total compensation of our non-CEO median employee to our CEO (the "pay ratio").
In identifying the non-CEO median employee, we considered 11,382 employees, which included all of our (and our consolidated subsidiaries) full- and part-time, seasonal and temporary employees, including employees on a leave of absence as of December 31, 2017 in the United States and the United Kingdom, other than our CEO. These employees represented over 96% of our total employee base of 11,812 at December 31, 2017. As of December 31, 2019, we had 10,150 employees.
As of December 31, 2019, we had 388 employees in jurisdictions other than the U.S. and the U.K., who in the aggregate represented 3.83% of our total employee base at December 31, 2019 and were excluded from calculating our non-CEO median employee as permitted by SEC rules.
These employees were located as follows as of December 31, 2019:

Country	Employees (#)	Employee Base (%)
Brazil	7	0.07%
Canada	31	0.31%
China	50	0.49%
France	24	0.24%
Germany	11	0.11%
Hong Kong	39	0.38%
India	32	0.32%
Netherlands	15	0.15%
Singapore	177	1.74%
Switzerland	2	0.02%
Total	388	3.82%

The consistently applied compensation measure used to identify our non-CEO median employee was the sum of:

▪	salary (or, for non-salaried employees, wages plus overtime) for fiscal year 2019;

▪	cash incentive bonus earned for 2019 performance under our annual cash incentive plan and other cash-based incentive and commission plan payments made in 2019;

▪	the grant date fair value of equity awards; and

▪	Company contributions to 401(k) plans (or, in the United Kingdom, pension plans).
We did not make cost-of-living adjustments to these amounts, but, in determining the compensation of employees located in the U.K., we converted the aggregate value of each employee's compensation from British pounds to U.S. dollars using the conversion rate of 1.3513, as in effect as of the last day of 2017. As our prior median employee was no longer employed with the Company at December 31, 2018, we selected a new median employee whose compensation is substantially similar to the original median employee based on the consistently applied compensation measure described above used to select the original median employee. This employee also served as our non-CEO median employee for the year ended December 31, 2019.
Based on the above, our non-CEO median employee is a full-time employee located in the United States with annual total compensation of $59,273 in fiscal year 2019. This amount includes a base salary of $57,574 and $1,699 in Company contributions to the Company's 401(k) plan. The non-CEO median employee did not participate in the Company's annual cash incentive plan, did not receive any other cash bonus or equity award in fiscal year 2019 and did not participate in the Realogy Pension Plan or Realogy Executive Deferred Compensation Plan.
Mr. Schneider's total compensation for fiscal year 2019 was $8,798,510 as set forth in the Summary Compensation Table.
Based on these amounts, the estimated pay ratio of Mr. Schneider's annual total compensation to that of our non-CEO median employee for fiscal year 2019 is 1:148.

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PROPOSAL 2: ADVISORY VOTE ON REALOGY HOLDINGS EXECUTIVE COMPENSATION
We are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our NEOs in 2019 described in the Compensation Discussion and Analysis and other compensation disclosure regarding NEO compensation, which we refer to as a "Say-on-Pay Vote."
We hold an advisory vote on the compensation of our NEOs on an annual basis in accordance with the preference expressed by our stockholders at our 2019 annual meeting regarding the frequency of the Say-on-Pay Vote.
Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. However, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.
Executive Compensation Program
Realizable Compensation Tracks Performance. Our rigorous performance-based program is designed so that CEO and other NEO realizable target direct compensation declines during periods of stockholder loss, including, in 2019:

▪	Realized value was 0% of target for the 2017-2019 performance share unit awards.

▪	No payouts for awards tied to Relative Total Stockholder Return

▪	No payouts for awards tied to Cumulative Free Cash Flow

▪	Below target payouts under the 2019 annual Executive Incentive Plan.

▪	No payouts projected for the 2018-2020 performance share unit awards and no or below target payouts forecasted for the 2019-2021 performance share unit awards (in each case, as of December 31, 2019).

Responsive to Investor Feedback. Our Compensation Committee incorporated investor feedback from the Board's Investor Outreach Program into the design of our 2019 executive compensation program.
Program Highlights. Highlights of our 2019 executive compensation program include the following:

▪
2019 executive compensation is tied principally to the achievement of an annual Operating EBITDA target as well as the generation of strong cumulative Free Cash Flow and stock price performance relative to the S&P MidCap 400 index over the three-year period ending December 31, 2021.

▪
Our Compensation Committee allocated at least 50% of target long-term incentive compensation in the form of performance share units that require achievement of robust Company goals over a three-year period.

Compensation Strategy.  As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to:

▪	support a high-performance environment by linking compensation with performance;

▪	attract, motivate and retain key executives who are crucial to our long-term success;

▪	reinforce ethical behavior and practices and discourage excessive risk-taking; and

▪	align executive compensation with stockholder interests in both short-term performance and long-term value creation.
Strong Commitment to Best Compensation Practices. The Compensation Committee has established many "best practices" in the Company's executive compensation programs, as described elsewhere in this proxy statement.
We encourage you to read the Compensation Discussion and Analysis and the tables and narratives for the details on the 2019 compensation of our NEOs.

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Recommendation for Approval
For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers described in the

Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this proxy statement pursuant to the compensation disclosure rules of the SEC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for fiscal year 2020.
PwC served as our independent registered public accounting firm for 2019 for both Realogy Holdings and Realogy Group and has served as our independent registered public accounting firm since May 2009.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee annually reviews PwC's independence and performance in deciding whether to retain PwC as the Company's independent registered public accounting firm.
As part of its determination to retain PwC as the Company's independent registered public accounting firm for fiscal year 2020, the Audit Committee took into account multiple factors, including:

▪
Depth of Institutional and Industry Knowledge. PwC possesses significant institutional knowledge of the Company, including its segments, business and operations, accounting policies and practices, and internal control over financial reporting. Likewise, PwC has substantial experience auditing other companies providing real estate services and business processing services.

▪
Quality of Services. The quality of PwC's historical and recent performance on the Company's audits has demonstrated the capability and expertise of its audit team in handling the breadth and complexity of our operations. The Audit Committee also considered available external data relating to audit quality, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and related industry information.

▪
Appropriateness of Fee Structure. PwC's fees have been considered appropriate, taking into account both the size and complexity of the Company's business in particular and generally as compared to other firms.

▪
Potential for Business Disruption. The Audit Committee took into account the potential disruption of operational efficiencies and diversion of management time that could result in the engagement of a new independent registered public accounting firm that was not as knowledgeable about our business.

The Audit Committee also considered the Company's auditor independence controls, including the Audit Committee's pre-approval policy of all audit and non-audit services by PwC, the Audit Committee's frequent meetings with PwC in executive session and PwC's own independence process.
As an additional independence safeguard, PwC rotates its lead audit engagement partner every five years. The Audit Committee oversees the selection process for each new lead engagement partner, which was last done in 2015 and effective for PwC's audit of the Company's consolidated financial statements for fiscal year 2016.
The next lead audit engagement partner rotation is expected to commence in connection with an engagement of PwC in 2021. In anticipation of this rotation, the Audit Committee began planning discussions in 2019 with the Company’s current lead audit engagement partner and, in early 2020, the Audit Committee commenced consideration of potential candidates to act as lead partner in connection with a future engagement of PwC for the Company's 2021 audit.
The Audit Committee's process includes a review of candidate qualifications, candidate interviews and discussions with management.
The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of PwC as our independent registered public accounting firm for 2020.

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Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.
In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Your proxy will be voted FOR the ratification of PwC as our independent registered public accounting firm for 2020 unless you indicate otherwise when you vote.
Representatives of PwC will be present at the 2020 Annual Meeting and available to respond to questions and will have the opportunity to make a statement if such representatives desire to do so.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Disclosure About Fees
In addition to being retained as independent auditors to audit our consolidated financial statements, PwC provided various other services to us during 2019 and 2018.
The aggregate fees billed for professional services by PwC in 2019 and 2018 were as follows:

	2019	2018
Audit Fees(1)	$4,815,000	$4,864,500
Audit-Related Fees(2)	—	150,000
Tax Fees(3)	4,000	4,000
Other(4)	5,000	5,000
Total	$4,824,000	$5,023,500
_______________

(1)
Represents fees for the audit of our consolidated financial statements, the audit of internal controls, the review of interim financial statements included in Form 10-Qs and other attest services primarily related to financial accounting consultations, comfort letters and SEC consents, regulatory and statutory audits and Franchise Disclosure Document filings in various states.

(2)	Represents fees related to accounting consultations for the implementation of a new audit standard.

(3)	Represents fees related to tax compliance services.

(4)	Software license fee.

Pre-Approval of Audit and Non-Audit Services
The Audit Committee (which for purposes of this section includes the Audit Committee of Realogy Group, whose members and purpose are identical to those of the Audit Committee of Realogy Holdings) is responsible for approving the terms of the independent auditor's services. The Audit Committee regularly reviews and pre-approves the nature and amount of non-audit services to be provided by the independent auditor, including when determining its independence.
All services performed by our independent auditors in 2019 and 2018 were pre-approved in accordance with the pre-approval policy and procedures adopted by our Audit Committee (as described below).
The pre-approval policy describes the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the nature and amount of services (the "Service List") anticipated to be performed by the independent auditor in each of the Disclosure Categories in the ensuing fiscal year be presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted (subject to the limited de minimis provision described below). Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval

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between meetings, as necessary, has been delegated to the Chair of the Audit Committee, provided the aggregate fees in the particular Designated Category to which a specific pre-approval relates do not exceed the pre-approved amount. The Chair updates the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.
On at least a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the Service List.
The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by PwC during 2019 or 2018 under such provision.
As an additional internal control measure intended to protect auditor independence, the Audit Committee also maintains a policy that prohibits the Company from hiring the independent auditor's personnel, if such person is being hired in a "financial reporting oversight role" as defined by the PCAOB and such person also participated in the current annual audit, or the immediately preceding annual audit of our financial statements.

Audit Committee Report
The Board has the ultimate authority for effective corporate governance, including oversight of the management of Realogy. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Realogy, the audits of Realogy's consolidated financial statements and internal controls over financial reporting, and the performance of Realogy's internal audit function.
The Audit Committee is comprised of four Directors, each of whom meets the independence standards of the NYSE and the SEC. Three members of the Audit Committee have been designated by the Board as "audit committee financial experts" and one of these three, Michael J. Williams, has extensive industry-related experience. The fourth member, Enrique Silva, has extensive executive leadership experience in franchise operations.
Specific responsibilities of the Audit Committee are set forth in its Charter adopted by the Board. The Audit Committee reviews the Charter annually and recommends changes, as appropriate, to the Board to reflect the evolving role of the Audit Committee. The Charter is available on the Governance page of our website at www.realogy.com.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Realogy's independent registered public accounting firm and approves in advance all services to be performed by Realogy's independent registered public accounting firm in accordance with SEC rules.
As part of its engagement of Realogy's independent registered public accounting firm, the Audit Committee evaluates the independent registered public accounting firm's performance, taking into consideration multiple factors, including institutional knowledge of the Company's business and operations, industry knowledge and global reach as it relates to where the Company conducts business, management's and the Audit Committee's evaluation of expertise and the quality of past performance, and data relating to appropriateness of fees and auditor independence. The Audit Committee, with the assistance of Realogy management, also is responsible for the selection of the lead partner of the independent registered public accounting firm, evaluates the performance of the lead partner and the other key personnel on the engagement, and ensures that partner rotation practices are in compliance with all applicable SEC rules and other related laws and regulations.
The Audit Committee has discussed with PricewaterhouseCoopers LLP matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures required by applicable standards and rules of the PCAOB and the SEC regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP. The Audit Committee has considered whether the permissible non-audit services provided by PricewaterhouseCoopers LLP to Realogy are compatible with PricewaterhouseCoopers LLP maintaining its independence. Less than 1% of the fees incurred by the Company for services provided by PricewaterhouseCoopers LLP in fiscal year 2019 were for services that were not related to PricewaterhouseCoopers LLP's audit of the Company's consolidated financial statements.
The Audit Committee has satisfied itself as to the independence of PricewaterhouseCoopers LLP.
The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditors in carrying out its oversight responsibilities. Management is responsible for Realogy's financial reporting process, including its

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system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles and applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Realogy's internal control over financial reporting. PricewaterhouseCoopers LLP, Realogy's independent registered public accounting firm, is responsible for performing an independent audit of Realogy's consolidated financial statements and expressing an opinion on such financial statements as well as on the effectiveness of Realogy's internal control over financial reporting. The Audit Committee has reviewed and discussed Realogy's 2019 Annual Report on Form 10-K, including the audited consolidated financial statements of Realogy for the year ended December 31, 2019, with management and with representatives of PricewaterhouseCoopers LLP. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.
During 2019, the Audit Committee actively fulfilled its duties and responsibilities as outlined in its Charter. Specifically, the Audit Committee, among other actions:

▪	approved in advance all services to be performed by PricewaterhouseCoopers LLP in accordance with SEC rules;

▪	reviewed and discussed with management and PricewaterhouseCoopers LLP Realogy's quarterly earnings, press releases, consolidated financial statements and related periodic reports filed with the SEC;

▪
reviewed with the CEO, the CFO and other members of management, the processes that management has in place with respect to evaluating the accuracy and fair presentation of its financial statements and the effectiveness of Realogy's disclosure controls and procedures and internal controls over financial reporting;

▪	reviewed with management and PricewaterhouseCoopers LLP the Company's use of non-GAAP financial measures in its filings with the SEC as well as its other investor communications;

▪
reviewed with management and PricewaterhouseCoopers LLP management's assessment of the effectiveness of Realogy's internal control over financial reporting and PricewaterhouseCoopers LLP's opinion about the effectiveness of Realogy's internal controls over financial reporting;

▪	considered and discussed with management, the internal auditor and PricewaterhouseCoopers LLP, as appropriate, the audit scopes and plans of both PricewaterhouseCoopers LLP and the internal auditor;

▪	in coordination with the full Board, provided oversight on capital allocation and liquidity matters;

▪
received reports on the Company's information security environment, including with respect to data privacy and information technology initiatives as well as the internal and external cyber threat environment;

▪	regularly discussed with management and the internal auditor the Company’s risk assessment and risk management policies and practices;

▪
approved the Company's annual ethics and compliance program and received quarterly updates on the progress of the program from the Company's Chief Ethics & Compliance Officer, who has a dotted-line reporting relationship to the Audit Committee;

▪	conferred regularly with the General Counsel on legal matters;

▪	continued to review, in accordance with its governance schedule, those policies and procedures overseen by the Audit Committee;

▪	received a report from the CFO on finance team talent;

▪	promoted a culture of high respect for the Company's audit and finance functions; and

▪
met in periodic executive sessions with management (including, individually, with the Company's Chief Financial Officer and Chief Ethics & Compliance Officer), the internal auditors and PricewaterhouseCoopers LLP.

Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management's report on internal control over financial reporting be included in Realogy's Annual Report on Form 10-K for the year ended December 31, 2019.
AUDIT COMMITTEE
V. Ann Hailey (Chair)
Michael J. Williams
Enrique Silva
Sherry M. Smith

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
Director Nominations for Inclusion in Proxy Materials (Proxy Access)
Our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of 2 nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in our Bylaws.
Eligible stockholders who wish to have a director nominee included in our proxy statement relating to the annual meeting of stockholders to be held in 2021 must deliver a written notice, containing the information specified in our Bylaws regarding the stockholder(s) and the proposed nominee(s), to us by November 17, 2020, but not before October 18, 2020, which is not less than 120 days nor more than 150 days prior to March 17, 2021, the first anniversary of the date that we first distributed our proxy statement to stockholders for the 2020 Annual Meeting.
The requirements for a stockholder nomination using proxy access are more fully set forth in Section 2.12 of our Bylaws, and the foregoing summary is qualified by reference to the applicable sections of our Bylaws.
Our Bylaws have been filed as an exhibit to our Annual Report on Form 10-K filed on February 26, 2019. A stockholder may also obtain a copy of our Bylaws by writing to our Corporate Secretary.
Other Stockholder Proposals to be Included in the 2021 Proxy Statement
Stockholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2021 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in next year's proxy statement, stockholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on November 17, 2020.

Stockholder Proposals and Director Nominations to be Brought Before the 2021 Annual Meeting (not Included in the 2021 Proxy Statement)
In addition, our Bylaws establish an advance notice procedure for stockholder proposals (including nominations to the Board) to be considered at next year's annual meeting, but not included in the proxy statement. Such proposals must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 6, 2021 and not later than February 5, 2021.
However, if the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after May 6, 2021, then a stockholder will be able to submit a proposal for consideration at the annual meeting not earlier than the close of business on the 120th day prior to the date of the 2021 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of the 2021 Annual Meeting is less than 100 days prior to the date of such meeting, not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made.
Any notification to bring any proposal before the 2021 Annual Meeting must comply with the requirements of our Bylaws, including information specified therein concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock.
Stockholder Recommendations for Potential Director Candidates
Our Nominating and Corporate Governance Committee will also consider written stockholder recommendations for potential candidates to the Board sent to the Committee c/o the Corporate Secretary. See "Proposal 1: Election of Directors—Process for Nominating Directors" for additional information on the submission of candidate recommendations to the Nominating and Corporate Governance Committee. In order to submit a nomination or a recommendation, a stockholder must comply with provisions of applicable law and our Bylaws.

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ANNEX A
NON-GAAP DEFINITIONS & RECONCILIATIONS
Adjusted Net Income is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the (gain) loss on the early extinguishment of debt, impairments and the tax effect of the foregoing adjustments and net income (loss) from discontinued operations. The gross amounts for these items as well as the adjustment for income taxes are presented. Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
We present Adjusted Net Income because we believe this measure is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net, income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:

•	this measure does not reflect changes in, or cash required for, our working capital needs;

•
this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	this measure does not reflect our income tax expense or the cash requirements to pay our taxes;

•	this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and

•	other companies may calculate this measure differently so they may not be comparable.
Operating EBITDA including discontinued operations is defined by us as Operating EBITDA, as defined above, plus the Operating EBITDA contribution from discontinued operations on the same basis.

A-1

Free Cash Flow is defined by us as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt and working capital adjustments.
Free Cash Flow including discontinued operations includes Free Cash Flow, as defined above plus the Free Cash Flow contribution from discontinued operations on the same basis.
We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities.
Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.
We present Operating EBITDA including discontinued operations and Free Cash Flow including discontinued operations to facilitate period over period results, however, these non-GAAP terms are subject to the same limitations noted above for Operating EBITDA and Free Cash Flow and, in addition, include the add-back of earnings and cash from discontinued operations, which is not indicative of the results of our continuing operations.
Reconciliation of Net (loss) income to Adjusted net income for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
Net (loss) income attributable to Realogy Holdings	$(188)	$137
Addback:
Mark-to-market interest rate swap losses	39	4
Former parent legacy cost, net	1	4
Restructuring costs, net	42	47
Impairments (a)	249	—
(Gain) loss on the early extinguishment of debt	(5)	7
Adjustments for tax effect (b)	(88)	(19)
Net loss from discontinued operations	67	6
Adjusted net income attributable to Realogy Holdings	$117	$186
_______________

(a)
Impairments for the year ended December 31, 2019 include a goodwill impairment charge of $237 million which reduced the net carrying value of Realogy Brokerage Group by $180 million after accounting for the related income tax benefit of $57 million.

(b)	Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

A-2

Reconciliation of Net (loss) income to Operating EBITDA and Operating EBITDA including discontinued operations for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
Net (loss) income attributable to Realogy Holdings	$(188)	$137
Less: Net loss from discontinued operations	(67)	(6)
Add: Income tax (benefit) expense from continuing operations	(22)	67
(Loss) income from continuing operations before income taxes	(143)	210
Add: Depreciation and amortization (a)	169	166
Interest expense, net	249	189
Restructuring costs, net (b)	42	47
Impairments (c)	249	—
Former parent legacy cost (benefit), net (d)	1	4
(Gain) loss on the early extinguishment of debt (d)	(5)	7
Operating EBITDA	562	623
Contribution from discontinued operations	28	35
Operating EBITDA including discontinued operations	$590	$658
_______________

(a)
Depreciation and amortization for the year ended December 31, 2018 includes $2 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in (earnings) losses of unconsolidated entities" line on the Consolidated Statement of Operations.

(b)
Restructuring charges incurred for the year ended December 31, 2019 include $2 million at Realogy Franchise Group, $25 million at Realogy Brokerage Group, $3 million at Realogy Title Group, $2 million at Realogy Leads Group and $10 million at Corporate and Other. Restructuring charges incurred for the year ended December 31, 2018 include $3 million at Realogy Franchise Group, $37 million at Realogy Brokerage Group, $4 million at Realogy Title Group and $3 million at Corporate and Other.

(c)
Impairments for the year ended December 31, 2019 includes a goodwill impairment charge of $237 million offset by an income tax benefit of $57 million resulting in a net reduction in the carrying value of Realogy Brokerage Group of $180 million (see Note 20 to the Annual Report on Form 10-K for the year ended December 31, 2019, "Selected Quarterly Financial Data" for additional information). In addition, there were $12 million of other impairment charges primarily related to lease asset impairments.

(d)
Former parent legacy items and (Gain) loss on the early extinguishment of debt are recorded in Corporate and Other. During the year ended December 31, 2019, the Company recorded a gain on the early extinguishment of debt of $5 million which consisted of a $10 million gain as a result of the repurchase of Senior Notes completed in the third quarter of 2019, partially offset by a $5 million loss as a result of the refinancing transactions in the first quarter of 2019.

A-3

Reconciliation of Net (loss) income to Free Cash Flow and Free Cash Flow including discontinued operations for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
Net (loss) income attributable to Realogy Holdings	$(188)	$137
Less: Net loss from discontinued operations	(67)	(6)
Net (loss) income from continuing operations attributable to Realogy Holdings	(121)	143
Income tax (benefit) expense, net of payments	(19)	61
Interest expense, net	249	189
Cash interest payments	(201)	(176)
Depreciation and amortization	169	164
Capital expenditures	(108)	(92)
Restructuring costs and former parent legacy items, net of payments	2	33
Impairments	249	—
(Gain) loss on the early extinguishment of debt	(5)	7
Working capital adjustments	(7)	(23)
Free Cash Flow	$208	$306
Contribution from discontinued operations	$18	$19
Free Cash Flow including discontinued operations	$226	$325

Reconciliation of net cash provided by operating activities to Free Cash Flow and Free Cash Flow including discontinued operations for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
Net cash provided by operating activities	$371	$394
Less: Net cash provided by (used in) operating activities from discontinued operations	55	(6)
Net cash provided by operating activities from continuing operations	316	400
Property and equipment additions	(108)	(92)
Effect of exchange rates on cash and cash equivalents	—	(2)
Free Cash Flow	$208	$306
Contribution from discontinued operations	18	19
Free Cash Flow including discontinued operations	226	325

Net cash used in investing activities	$(128)	$(91)
Net cash used in financing activities	$(215)	$(297)

A-4

ANNEX B
CALCULATIONS OF CERTAIN COMPENSATION MEASURES
Plan Operating EBITDA Definition and Calculation under the 2019 Executive Incentive Plan and Realogy Performance Plan
Plan Operating EBITDA for fiscal year 2019 is defined by us as Operating EBITDA adjusted for the impact of foreign exchange movements, pension expense that differs from the 2019 Budget, the impact of natural disasters (net of insurance reimbursements), and other items determined in the discretion of the Compensation Committee, including, but not limited to, unusual, non-recurring or extraordinary corporate transactions events or developments, unanticipated legal or regulatory developments, or changes in accounting principles provided that any adjustment due to changes in accounting principles would be made to both the Plan Operating EBITDA target goal and the calculation of Plan Operating EBITDA.
Set forth in the table below is the calculation of Plan Operating EBITDA under the 2019 EIP and RPP:

Year Ended
December 31, 2019
Operating EBITDA(1)	$562
Adjustment for contribution from discontinued operations	28
Adjustment for impact of foreign exchange movements	(3)
Adjustment for pension realignment	$2
2019 Plan Operating EBITDA	$589
_______________

(1)	See Annex A for the definition and calculation of Operating EBITDA.

B-1

Cumulative Free Cash Flow Definition and Calculation under the 2017 Performance Share Unit Award
Cumulative Free Cash Flow means during the net income (loss) attributable to the Company for the three-year period ended December 31, 2019 (the "Performance Period"), adjusted for: income tax (benefit) expense, net of payments; interest expense, net of payments; depreciation and amortization; restructuring costs and former parent legacy costs (benefits), net of payments; loss on the early extinguishment of debt; working capital changes; and relocation assets, net of changes in securitization obligations. The foregoing adjustments to net income (loss) attributable to the Company shall be made in a manner consistent with the presentation of Free Cash Flow in Table 7 to the Company’s press release dated February 24, 2017 with the exception that capital expenditures shall not be deducted from net income (loss). In addition, Cumulative Free Cash Flow for the 2017 PSU awards was permitted to be adjusted for unusual, non-recurring or extraordinary corporate transactions, events or developments or changes in accounting principles and could be increased or decreased, as appropriate, for certain items, such as those that differed from the cash amounts assumed in the forecast underlying the target, including the items reported in the table below.
Set forth in the table below is the calculation of Cumulative Free Cash Flow under the 2017 Performance Share Units:

(in millions)	$ Amount
Reported 2017-2019 Cumulative Free Cash Flow (1)	$1,092
Adjustments Pursuant to the Plan:
Contribution from discontinued operations	18
Reduction to actual results to reflect lower tax payments than were originally forecasted	(219)
Reduction to actual results to reflect lower former parent legacy payments than were originally forecasted	(13)
Reduction to actual results to reflect securitization variances that were lower than originally forecasted	(37)
Increase to actual results to reflect cash payments for restructuring to extent over $2M that were not forecasted	67
Add back for capital expenditures	323
Working Capital Adjustments Permitted Under the Plan:
Cash gain related to PHH and the removal of benefit realized from the PHHHL JV wind-down, net of GRA JV start-up costs, that was not contemplated in the original forecast	(28)
Credit for negative cash earnings impact from 2017 severe hurricanes that was not in the original forecast	8
Sub-total adjustments	119
Adjusted 2017-2019 Cumulative Free Cash Flow	$1,211
_______________

(1)
Free Cash Flow calculations for each year ended December 31, 2018 and 2019 are presented in Annex A and for the year ended December 31, 2017 are presented in the earnings release filed by the Company for that year.

B-2

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A Proposals — The Board of Directors recommends you vote FOR all of the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors for a one-year term expiring in 2021 and until their successors are duly elected and qualified.

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2020 Annual Meeting of
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Proxy — Realogy Holdings Corp.

This proxy is solicited on behalf of the Board of Directors of Realogy Holdings Corp. for the Annual Meeting of Stockholders to be held May 6, 2020.

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